SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                  ____________________________________

                             FORM S-11/A
                       REGISTRATION STATEMENT
                              Under
                         The Securities Act of 1933
                  ____________________________________

                               NETREIT
    (Exact name of registrant as specified in governing
    instruments)
                  ____________________________________

                  11545 West Bernardo Court, Suite 100
                        San Diego, California 92127
                (Address of principal executive offices)
                  ____________________________________

                      Jack K. Heilbron, Chairman
                  11545 West Bernardo Court, Suite 100
                        San Diego, California 92127
                (Name and address of agent for service)
                  ____________________________________

                            Copies to:
                        Bruce J. Rushall, Esq.
                          Rushall & McGeever
                     1903 Wrigth Place, Suite 250
                      Carlsbad, California 92008
                          (760) 438-6855
                   _________________________________



Approximate date of commencement of proposed sale to public:
As soon as practicable after the Registration Statement becomes effective.

             CALCULATION OF REGISTRATION FEE
_________________________________________________________________________

                                             Proposed          Proposed
                                 Amount       Maximum          Maximum        Amount of
Title of Each Class of             Being     Offering Price   Aggregate       Registration
Securities Being Registered      Registered    Per Share      Offering Price  Fee(5)

Common Stock, no par value       1,000,000    $    10.00     $ 10,000,000     $  2,950

Common Stock, $.01 par value(1)    100,000    $    12.00     $  1,200,000     $    420

Common Stock, $.01 par value(2)    150,000    $     9.50     $  1,425,000     $    354

Dealer Manager Warrants(3)         100,000    $      .00     $         10     $    -0-

TOTAL FEE                                                                     $  3,724

(1) Represents Shares which are issuable upon exercise of warrants issuable to PIM Financial Services, Inc. or its assignees pursuant to the Dealer Manager Warrant Purchase Agreement dated ________,2000.

(2)  Represents Shares issuable pursuant to Registrant's Dividend
Reinvestment Program.

(3)  Represents warrants issuable to the Dealer Manager to purchase
200,000 Shares pursuant to the Dealer Manager Purchase Agreement dated _________,2000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a).




                     SUBJECT TO COMPLETION April__, 2000

PROSPECTUS
                       1,150,000 Shares of Common Stock

                                   NetREIT

                      Minimum Offering: 10,000 Shares
  Minimum Initial Purchase - 300 Shares (100 Shares for Tax-Exempt
  Entities)*

                             $10.00 Per Share

Of the 1,150,000 shares of common stock that we have registered and which are covered by this Prospectus, we are offering 1,000,000 shares to investors who meet our suitability standards and 150,000 shares only to participants in our dividend reinvestment plan (DRP).

Your investment in our Shares involves significant risks. See "Risk Factors" beginning on page ___ for a discussion of the risks which you should consider before you purchase shares.

                                                Minimum      Total Maximum
                               Per Share        Offering       Offering
Public Offering Price            $10.00         $100,000     $11,425,000

Selling COmmissions               $0.95           $9,500        $978,500

Proceeds to Company               $9.05          $90,500     $10,446,500


The price per share, the minimum initial purchase requirements and the minimum financialsuitability standards may be different in certain circumstances. The Dealer Manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares. The Dealer Manager, PIM Financial Services, Inc. is an affiliate of our Property Manager.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE MERITS OF THIS OFFERING HAVE NOT BEEN PASSED UPON OR ENDORSED BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No one is authorized to make any statements about the Offering different from those that appear in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offering or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this Prospectus. You should also be aware that the description of the Company contained in this Prospectus was accurate on the date below, but may no longer be accurate. We will amend or supplement this Prospectus if there is a material change in the affairs of the Company. This Offering will end no later than the second anniversary date of this Prospectus.


                                     Table of Contents
	                                                                   Page

PROSPECTUS SUMMARY                                                       -5-

RISK FACTORS                                                             -16-
Risks Associated with the Company's Properties                           -17-
Real Estate Investment Risk                                              -17-
Risks Associated with This Offering	                                     -24-
Corporate Investment Risks                                               -26-
Federal Income Tax Risks                                                 -28-

SUITABILITY STANDARDS AND HOW TO INVEST                                  -29-
Suitability Standards                                                    -29-
How to Purchase Shares                                                   -30-

ESTIMATED USE OF PROCEEDS                                                -31-

AFFILIATE COMPENSATION                                                   -33-

CONFLICTS OF INTEREST                                                    -35-
Affiliations of our Executive Officers and Certain Directors             -35-
Formation Transaction                                                    -35-
Non-Arm's-Length Agreements                                              -36-
The Company and the Property Manager Have the Same Legal Counsel.        -37-
Possible Acquisition of the Property Manager's Business                  -37-

DIVIDEND REINVESTMENT PLAN                                               -39-
General                                                                  -39-
Purchases of Shares Under the Plan                                       -39-
Investment of Dividends                                                  -40-
Participant Accounts, Fees, and Allocation of Shares                     -41-
Reports to Participants	                                                 -41-
Election to Participate or Terminate Participation                       -41-
Federal Income Tax Considerations                                        -42-
Amendments and Termination                                               -42-

SHARE REPURCHASE PROGRAM                                                 -42-

THE COMPANY	                                                             -43-

CAPITALIZATION                                                           -44-

INVESTMENT OBJECTIVES AND STRATEGIES                                     -44-
General                                                                  -44-
Investment Strategies and Policies	                                     -46-
Real Estate Investment Policies                                          -47-
Mortgage Loan Investments                                                -48-
Borrowing Policies                                                       -50-
Joint Ventures with Others                                               -50-
Investment Restrictions	                                                 -51-
Other Operating and Investment Policies                                  -53-


DIVIDEND POLICY                                                          -54-
General                                                                  -54-
Dividends                                                                -54-

PROPERTIES                                                               -55-

MANAGEMENT	                                                             -57-
Directors and Executive Officers                                         -57-
Committees of Directors	                                                 -59-
Employment Contracts                                                     -60-
Compensation of Directors                                                -60-
Stock Option and Other Plans	                                           -60-
Certain Responsibilities of the Directors; Indemnification	             -61-

THE PROPERTY MANAGER AND THE PROPERTY MANAGEMENT AGREEMENT	             -61-

PRINCIPAL SHAREHOLDERS	                                                 -63-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	                         -64-

EXPERIENCE WITH PRIOR PROGRAMS                                           -65-

FEDERAL INCOME TAX CONSIDERATIONS                                        -66-
General                                                                  -66-
Requirements for Qualifications and Taxation as a REIT                   -66-
Dividend Requirements                                                    -70-
Termination or Revocation of REIT Status                                 -71-
Taxation of the Company	                                                 -71-
Taxation of Domestic Shareholders                                        -73-
Foreign Shareholders                                                     -75-
United States Reporting Requirements                                     -76-
State and Local Taxes                                                    -76-

ERISA CONSIDERATIONS                                                     -76-

SUMMARY OF SECURITIES AND ORGANIZATIONAL DOCUMENTS                       -78-
Capital Stock                                                            -78-
Transfer Agent                                                           -81-
Directors                                                                -81-
Dissolution of the Company and/or REIT Status                            -81-
Amendment of Articles of Incorporation                                   -81-
Shareholder Voting Matters                                               -82-
Limitation of Liability and Indemnification                              -83-
Inspection of Books and Records                                          -85-
Restrictions on "Roll-up" Transactions                                   -85-

SHARES ELIGIBLE FOR FUTURE SALE                                          -87-
Shares to be Outstanding Upon Exercise of Outstanding Options            -87-
Securities Act Restrictions                                              -87-
Independent Director Stock Option Plan                                   -88-
Soliciting Dealer Warrants                                               -88-
Effect of Availability of Shares on Market Price of Shares               -88-

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION                        -88-

THE OFFERING                                                             -90-
Plan of Distribution                                                     -90-
Escrow Conditions	                                                       -90-
Subscription Process                                                     -91-
Representations and Warranties in the Subscription Agreement             -91-
Determination of Investor Suitability                                    -92-
Selling Commissions and Offering Expenses	                               -93-
Certain Discounts	                                                       -94-
Transfer of Shares                                                       -94-
Indemnification of Dealer Manager                                        -95-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY'S FINANCIAL
CONDITION                                                                -95-

Results of Operations for the Period from Inception (January 28, 1999)
to September 30, 1999                                                    -96-
Liquidity and Capital Resources                                          -96-

SALES MATERIAL                                                           -96-

LEGAL MATTERS                                                            -97-

EXPERTS                                                                  -97-

GLOSSARY                                                                 -97-


INDEX TO FINANCIAL STATEMENTS	                                           F-1

EXHIBIT A - Prior Performance Tables                                     A-1

EXHIBIT B - Dividend Reinvestment Plan                                   B-1

EXHIBIT C - Subscription Agreement                                       C-1

Questions and Answers About NetREIT's Public Offering

Q:	What is NetREIT?

A:	We are a California corporation, formed in 1999 to operate as a real estate investment trust, or a REIT. We intend to acquire and operate improved real estate, primarily apartment buildings leased to tenants short-term and commercial properties which are leased on a long-term, triple-net basis. We may also provide mortgage financing loans, including secured equipment leases to our commercial tenants. We currently own one property, the Casa Grande Apartments. We intend to elect to be taxed as a REIT for our year ending December 31, 2000.

Q:     What is a REIT?

A:     In general, a REIT is a company that:

* combines the capital of many investors to acquire or provide financing for real estate,

* offers benefits of a diversified portfolio under professional management,

*      typically is not subject to "double taxation", i.e. taxation at both the
       corporate and stockholder levels.   A REIT is eligible for this tax
       treatment if it satisfies certain federal income tax requirements. This generally results from investments in a corporation, and

* must pay distributions to investors of at least 95% of its taxable income.

Q.     What kind of offering is this?

A: We are offering up to 1,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 150,000 shares of stock to investors who want to participate in our reinvestment plan.

Q:     How does a "best efforts" offering work?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this Prospectus as Exhibit C, for a certain number of shares and pay for the shares at the time you subscribe. The Offering Proceeds will be placed into escrow with Southwest Community Bank, the Escrow Agent, which will hold your funds in an interest-bearing account until such time as the Minimum Offering is competed and you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

Q:     How long will the offering last?

A: The offering will not last beyond the second anniversary date of this Prospectus.

Q:     Who can buy shares?

A: Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this Prospectus.

Q:	 Is there any minimum required investment?

A:	 Yes. Generally, individuals must invest at least $3,000 and IRA, Keogh or other qualified plans must invest at least $1,000. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this Prospectus.

Q: After I subscribe for shares, can I change my mind and withdraw my money?

A: Once your subscription for shares has been deposited with the Escrow Agent, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:     If I buy shares in the offering, how can I sell them?

A: At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares and realize a return on your investment. We plan to list the shares on a national securities exchange or over-the-counter market within five to seven years after commencement of this offering, if market conditions are favorable.

Beginning one year after you receive your shares, provided we have sufficient funds available, you may request the Company to redeem at least 50% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus.

As a result, if a public market for the shares never develops, you should be able to obtain a return of your investment through the redemption plan beginning one year from the date on which you received your stock or through the liquidation process.

Q:     What will you do with the proceeds from this offering?


A: We plan to use at least 86.5% of the proceeds to invest in real property. The remaining proceeds will pay other expenses of this offering and operating reserves. None of these funds will be used to pay fees or expenses to affiliates for their services or as reimbursement of offering and acquisition-related expenses. The payment of these fees will not reduce your Invested Capital. Your initial Invested Capital amount will be $10 per share.

Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot know how long it will be before we will be able to fully invest the proceeds in real estate.

Assuming 1,150,000 shares are sold in this offering, approximately 8,850,000 is expected to be invested in multi-unit residential and commercial properties (and possibly, mortgage loans).

Q:     What types of commercial properties will you invest in?

A: We intend to purchase multi-unit residential properties and commercial properties.

Q:     What are the terms of your leases?

A: Our apartment buildings will have month-to-month rental agreements and possibly short-term leases (terms of less than one year). We expect our commercial properties to have long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not the Company, is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our leases, the tenant must pay us minimum, base rent on a monthly basis. In addition, our leases generally require the tenant to pay us percentage rent or provide for increases in the base rent at specified times during the term of the lease.

Q:     How well have your investments done so far?

A: We currently own one property which is performing within the parameters of our investment goals. However, our experience with this property is not necessarily indicative of its future performance or of the performance we will experience from our other investments.

Q:     What is the experience of the Company's officers and directors?

A: Our management team has extensive previous experience investing in multi-unit and commercial real estate. Our Chief Executive Officer has over 20 years of experience. Our officers, Directors and affiliates have operated several other REITs and partnerships in the past.
       The investment results from those funds are included in this Prospectus under the heading "Prior Performance Information." However, you cannot assume that the Company's investment returns will be similar to those described in the "Prior Performance Information" section.

Q:     How will you choose which investments to make?

A: Our Board of Directors will make our investment decisions. They will rely on our Chief Executive Officer and our other officers in making their decisions. We will not rely on an outside advisor.


Q:     Who will manage your properties?

A: We have engaged CHG Properties, Inc. (the " Property Manager") to manage our properties under the Property Management Agreement.

Q:     Is the Property Manager independent of the Company?

A: No. Some of our officers and our non-Independent Directors are officers and directors of the Property Manager and/or its Affiliates. The conflicts of interest between the Company and these officers and directors are discussed under the heading "Conflicts of Interest Property Manager" later in this Prospectus.

Q:     If I buy shares, will I receive distributions and how often?

A: We have paid cash distributions every quarter since our operations commenced in April, 1999. We intend to continue to make quarterly cash distributions to our stockholders. The amount of distributions is determined by our Board of Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 95% of our REIT taxable income each year.

Q:	Are distributions I receive taxable?

A:	Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. However, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated. Because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:	Do you have a Reinvestment Plan where I can reinvest my distributions in additional shares?

A:	Yes. We have adopted a reinvestment plan in which an investor can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the Prospectus entitled "Summary of Reinvestment Plan."

Who Can Help Answer Your Questions?

If you have more questions about the offering, you should contact your registered representative or:


NetREIT Marketing Services
11545 West Bernardo Court, Suite 100
San Diego, California 92127
(858) 673-8536
(858) 673-1597 (FAX)
www.NetREIT.com

If you would like additional copies of this Prospectus, you should contact your registered representative or:

NetREIT Marketing Services
11545 West Bernardo Court, Suite 100
San Diego, California 92127
(858) 673-8536
(858) 673-1597 (FAX)
www.NetREIT.com


PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus. It is intended for quick reference only. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire Prospectus and its appendices carefully before you decide to invest in the Shares. Unless the context otherwise requires, all references to the "Company" in this Prospectus are to NetREIT. Capitalized terms used in this Prospectus and not fully defined in the text are defined in the "Glossary" beginning on page ____.


Our Business     We intend to operate as a REIT for federal and state income tax purposes commencing in 2000. See generally "Federal Income
                 Tax Considerations."

                 Our principal executive offices are located at 11545 West Bernardo Court, Suite 100, San Diego, California 92127, and our telephone number is 858-673-8536.




Our Investment
Objectives       Our investment objectives are to:

                 To pay regular Dividends to Stockholders which are partially free from current taxation. In order for us to maintain our REIT status, we must generally make annual distributions equal to not less than 95% of its REIT Taxable Income (which is generally defined to mean taxable income as computed for a corporation which is not a REIT, with certain adjustments applicable only to REITs). See generally "Federal Income Tax Considerations."

                 We pay distributions ("Dividends") on a quarterly basis, with quarterly record and Dividend declaration dates. However, we reserve the right, at any time, to commence paying Dividends on a different basis.

                 In general, Dividends are treated as taxable to the extent of current and accumulated earnings and profits. Dividends in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to Stockholders and are sheltered from current taxation to the extent of the Stockholder's adjusted basis in his or her Shares, and then as capital gain. However, we may designate a portion of our Dividends as capital gain distributions to the extent of our net capital gain for the year.

                  To provide shareholders with long-term capital appreciation on their investment. We intend to realize long-term appreciation on our Properties.

                 Hedge against inflation. Rental arrangements on our multi-unit residential properties will be month-to-month or short-term, thereby allowing us to constantly adjust rents to prevailing market rates. We intend to hedge against inflation by entering into long-term leases which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Dividends and capital appreciation.

                 Conserve Stockholders' capital. We intend to seek capital preservation by acquiring diversified types and well-located Properties of the type described as the Company's Primary Property Investments.

                 Provide liquidity of investment. We intend to provide Shareholders with short-term liquidity through our Share Repurchase Program and longer term liquidity by establishing a secondary market for the Shares within 5 to 7 years of the commencement of this Offering.

                 There can be no assurance we will achieve our objectives.



The Types of     We will invest in multi-unit residential properties and/or
Real Estate That single- or multi-user commercial and retail properties.  We
the Company      intend to lease our commercial properties to creditworthy
Intends to       tenants who will be responsible for the base rent and all
Acquire and      costs and expenses in connection with and related to property
Manage           taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease Basis"). However, we may lease some properties where we are responsible for some or all of these costs (a "Gross Lease Basis"). Our properties will be single-tenant or multi-tenant properties. We refer to our real properties and improvements thereon as a "Property" and all of such properties are collectively referred to as the "Properties." See "Real Property
                 Investments" for more detailed information on the diversified types of Properties that we intend to acquire and manage and for information regarding the Property we currently own
                 ("Primary Property Investment").




Primary          We will acquire properties primarily in the western and
Investment       southwestern United States (our "Primary Investment Area").
Area             However we may, under certain circumstances, acquire a
                 property anywhere within the United States.



Current Property We currently own one property, the Casa Grande Aparments, a
Investments      39-unit complex, including related improvements, on
                 approximately 1.2 acres, located in the City of Cheyenne, Wyoming.



Our REIT Status  We will elect to be taxed as a REIT under the Code for our
                 2000 tax year. REITs are subject to numerous organizational and operational requirements, all of which must be met during our year ending December 31, 2001. These requirements include a requirement that we distribute at least 95% of our taxable income, calculated annually. If we fail to qualify for taxation as a REIT in any one year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year or for the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state or local taxes on our income and property and to federal income and excise taxes on our undistributed income.




Our Management   There are conflicts of interest between the Company and
and Conflicts    certain Affiliates of our management.  Our management includes
of Interest      our executive officers and directors who are Affiliates of our executive officers. See "Conflicts of Interest," commencing on page ___, for a fuller description of these and other conflicts of interest.
                 Conflicts of interest include:

                 Competition for the time and services of personnel of the Property Manager.

                 Receipt by the Property Manager of substantial compensation from the Company for its various services which may not be on market terms and is payable, in most cases, whether or not you receive Dividends.

                 Possible business relationships with entities that have pre-existing relationships with the Property Manager or its Affiliates which may result in a conflict between the ongoing business relationship between the Property Manager or its Affiliates and our business.

                 Possible conflicts of interest in connection with the potential sale or refinancing of Properties or the enforcement of certain agreements.

                 The Property Manager is owned principally by persons who are Affiliates of our Management. We have the option to cause the business conducted by the Property Manager to be acquired by or consolidated into the Company at any time after three years from the date of this Prospectus for Shares in an amount determined in accordance with a prescribed formula.

                 In the future, conflicts of interest may arise between the Company and management in connection with matters involving employment, compensation, issuances of security, purchases and/or sales of property, goods or services. While any such transactions will be made on a fully disclosed basis and must be found fair and reasonable to the Company by the directors, including a majority of the Independent Directors, there is no assurance that such procedures will resolve any such conflicts of interest. We are self-administered, which means our investment, acquisition and management decisions are made by our Board and implemented by our officers. The duty of overseeing our affairs is vested in our Board of Directors (the "Board"). Subject to the Board's supervision, our officers will implement our investment objectives and strategies. We do not utilize outside advisors or managers except our engagement of the Property Manager to manage our Properties.



Property Manager CHG Properties, Inc. manages our properties under the
                 Property Management Agreement. Certain of our executive officers and our Non-Independent Directors also serve as directors, officers and/or own securities of the Property Manager and/or its Affiliates.




Risk Factors     Investment in Shares of our common stock (the "Shares")
                 involves various risks which are described in the "Risk
                 Factors" section of the Prospectus, which begins on page
                 ___. The following is a summary of the risks which we believe are the most relevant to an investment in the Shares.

                 Investment Risks:

                 There is currently no public trading market for the Shares. Therefore, you should consider the Shares as an illiquid investment which are suitable only as a long- term investment.


                The offering price of the Shares was determined by our Board of Directors (the "Board") without reference to any single or group of objective factors. The price may not be indicative of the price at which the Shares may trade if they were listed on an exchange or traded in over-the-counter markets. Also, the price may not be indicative of the proceeds that you may receive if we were liquidated or dissolved.

                There is no assurance that the Shares will ever be listed on a national stock exchange or included for quotation on a national market system. The Share Repurchase Plan can provide investors only limited liquidity. Until there is a public market for the Shares, there will not be a ready way for you to sell your Shares. Also, the lack of a public market could have an adverse affect on the value of the Shares and the likelihood of takeover offers, and will affect the liquidity of the Shares.

                Except for the Initial Properties, we have not identified any additional Properties for acquisition. You must therefore rely on our ability to locate and acquire suitable Properties and you will be unable to evaluate the manner in which the net proceeds of the offering are invested or the economic merit of particular Properties prior to their acquisition. We cannot assure you that the net proceeds of the offering will be sufficient to acquire more than one additional property.

                If only the Minimum Offering is sold, we would acquire only one additional Property. We would not have any diversification of our investments, if we only owned two properties. The lack of diversification will increase the potential adverse effect on us from a Property's nonperforming tenants and from adverse economic conditions affecting the area of the Property's location.

                Our ability to acquire, lease and dispose of Properties is
                subject to adverse economic conditions.   Adverse economic
                affects would include inhibiting our tenants' ability to make lease payments. Collection of lease payments would affect our results of operations and financial condition, including our ability to make cash distributions to our Stockholders with respect to their Shares ("Dividends").

                There are limitations on ownership of Shares and certain other provisions in our Charter Documents. Our Charter Documents are our Articles of Incorporation, as amended (the "Articles"), and our Bylaws, as amended (the "Bylaws"). Our Charter Documents include provisions which may discourage, impede or prevent certain mergers, tender offers or proxy contests, even if such an event would be favorable to your interests. In addition, certain of such limitations and provisions may (i) compel you or your transferee, as of the date any of these limitations is violated, to involuntarily dispose of your Shares in excess of such limitations and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation; or (ii) discourage other investors from acquiring Shares.

                We will compete for the acquisition of Properties with many other entities engaged in real estate investment activities. This could result in our being unable to acquire Properties that we desire. This may also have an adverse impact on the Company's business.

                We will be subject to real estate financing risks. Risks of borrowing or leverage include the potential of our inability to pay or refinance mortgage indebtedness upon its maturity, or if we are unable to pay the mortgage payments defaults on secured indebtedness, the lender may foreclose on our assets, which could result in our losing our investment in the Properties securing such indebtedness.

                We may borrow funds to maintain operations of one or more of our Properties or to enable us to maintain our REIT status. Borrowings will increase our leverage and the risks associated therewith.

                Our proposed working capital reserve of 1% of the Gross Proceeds may be insufficient in some circumstances. If our reserve is insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources. Additional financing would increase our leverage and the financing risks associated therewith.

                Our Bylaws include a provision limiting the amount of aggregate borrowing in relation to our assets that we may incur. Such limitation could have adverse consequences such as
                (i) freezing our ability to purchase additional Properties and diversify, (ii) causing us to lose our REIT status if borrowing was necessary to pay the required minimum amount of cash Dividends to Stockholders to qualify as a REIT,
                (iii) causing operational problems if there are cash flow shortfalls for working capital purposes, or (iv) resulting in the loss of a Property if, for example, financing was necessary to cure a default on a mortgage. As Stockholder approval is required to change this limitation, there will be a delay before such approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the funding when it is needed.

               We may authorize the issuance of Shares or other securities (e.g., additional Preferred Stock) in addition to Shares issued pursuant to this Offering. Issuances of additional securities would dilute your interest. You do not have preemptive rights. Also, depending upon its preferences, powers and rights, the issuance of our preferred stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

Company Risks:

               Our ability to achieve our goals will depend, to a large extent, on the quality of management provided by our officers and directors and by CHG Properties. Affiliates of CHG Properties have sponsored two prior REITs, and 6 private real estate equity programs. Certain of these programs have experienced setbacks, such as depressed rental markets, unstable interest rates and inability to timely refinance or replace mortgage indebtedness. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. Some tax-shelter private partnerships programs that invested primarily in apartments had to work out reduced or restructured debt with unaffiliated lenders resulting from the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s, and tax-deferred property exchanges were utilized to mitigate those adverse effects. See "Prior Performance of the Company's Affiliates" and Appendix A-"Prior Performance Tables."

Risks of Real Estate Ownership:

               *All equity real estate investments are subject to some degree of general economic risks. These risks include lease defaults, which could adversely affect our results of operations and financial condition, including our ability to pay you dividends.

               Adverse trends for the types of Properties in which we will invest include adverse economic developments in general or within the Primary Investment Area in particular. This could have an adverse effect on our results of operations and financial condition, including our ability to pay you dividends.

Tax Risks:

               Our qualification as a REIT depends upon its ability to meet numerous requirements through actual operations. We cannot assure you that we will be able to satisfy these requirements. If we fail to qualify as a REIT, we would be unable to deduct our Dividends for income tax purposes. This would require us to pay corporate income tax and substantially reduce the funds available to pay Dividends. In addition, the actions and transactions we will undertake to maintain our REIT status may not produce the highest economic profit.

               Our special counsel has rendered its opinion (as described in this Prospectus) as to certain federal income tax matters is based on various assumptions and factual representations we made to Special Counsel. However, Special Counsel, Rushall & McGeever, APC, will not review compliance with the requirements for qualification as a REIT on a continuing basis after the initial effective date of the registration statement for this offering (the "Registration Statement") (of which this Prospectus is a part) filed with the United States Securities and Exchange Commission (the "Commission" or "SEC"). An opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof), any of which could be applied retroactively. See "Risk Factors-Tax Risks-Risks Regarding REIT Qualifications and Consequences of the Failure to so Qualify--Limitations on Opinion of Counsel," "Federal Income Tax Considerations" and "ERISA Considerations."

               Our failure to manage the impact of the foregoing risks effectively may impair our ability to meet our investment objectives and may reduce or entirely eliminate, the benefits to you as a Stockholder from your investment in the Shares. See "Risk Factors," "Prior Performance of the Company's Affiliates," and Appendix A-"Prior Performance Tables."

               Compensation The Dealer Manager, the Property Manager, and their Affiliates to be Paid to will be paid substantial amounts from placing the Offering, for the Property managing our Properties and possibly for providing us with Manager and other services in the future. The most significant items of its compensation are:

Affiliates

              Offering Stage: Except for certain sales for Shares sold on a best efforts basis, we will generally pay to the Dealer Manager cash Selling Commissions of 9%, comprised of a Dealer Manager Fee of 7% and a fee of 2% (the "Marketing Fee"). In addition, we will pay the Dealer Manager an allowance of up to 0.5 % for bona fide due diligence expenses of the Gross Offering Proceeds (the "Due Diligence Expense Reimbursement"). In connection with Shares sold under our Dividend Reinvestment Plan, the Dealer Manager Fee will be 2.0% The Selling Commissions and/or Due Diligence Expense Reimbursement may be retained by the Dealer Manager or reallowed to Soliciting Dealers.

              We will generally issue to the Dealer Manager one Soliciting Dealer Warrant for each 10 Shares sold during the Offering, some or all of which may be reallowed to the Soliciting Dealers who sold such Shares. See "Description of Securities-Soliciting Dealer Warrants."

              Generally, no portion of the Marketing Fee or the Soliciting Dealer Warrant will be reallowed to Soliciting Dealers unless they reach prescribed minimum annual sales volumes.

Acquisition
Stage: Management and its Affiliates will be reimbursed by the Company for actual out-of-pocket Acquisition Expenses which are estimated to be equal to 0.5% of the aggregate of the (i) Gross Offering Proceeds from the sale of 1,150,000 Shares (including 150,000 Shares under the DRP), and (ii) gross proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

Operational
Stage: We have employment contracts with Mr. Heilbron and Mr. Elsberry which provide for salaries and compensatory stock options. See "MANAGEMENT." Neither employee is obligated to devote 100% of his time to the affairs of the Company.


              The Property Manager will receive a fee for management of our Properties (the "Property Management Fee") equal to 5.0% of the gross revenues of each of our Properties, payable monthly.

              The Property Manager and its Affiliates may receive a number of other incidental fees for services, or expense reimbursement during our operational stage. For an explanation of such other fees and expense reimbursements and a fuller discussion of the above fees, see generally, "Compensation Table," "Management-Other Services" and "Plan of Distribution--Compensation
              Payable by the Company for the Sale of the Shares." The Company's Primary Business Objective and Strategies.

Liquidation
Stage:        None



Shares        There are 81,128 Shares outstanding as of the date of this
Outstanding   Prospectus.

Before the
Offering      11,636 Shares are owned by our directors and officers.

Shares to     Assuming only the Minimum Offering is sold, we will have 91,128
be            Shares outstanding, and assuming the sale of all Shares offered
Outstanding   on a best efforts basis, we will have 1,231,128 Shares
Upon          outstanding, not taking into account issuance of Shares, if any
Completion    (i) under our DRP, (ii) upon exercise of the Soliciting Dealer
of the        Warrants to be issued and sold to the Dealer Manager, (iii) upon
Offering      exercise of options granted and which may be granted under
              Independent Director Stock Option Plan, or (iv) upon the exercise of the options owned by certain of our officers. Each holder of one or more Shares is hereinafter referred to as a "Stockholder."

Terms of the  We are offering a minimum of 10,000 Shares ($100,000) and a
Offering maximum of 1,150,000 Shares, of which 1,000,000 are being offered on a best efforts basis through the Dealer Manager at $10.00 per Share, subject to discounts in certain cases; and
              (ii) up to 150,000 Shares will be issued for $9.50 per Share to purchasers of Shares who elect to participate in the Company's DRP. In addition, we will issue up to 100,000 Shares at a price of $12.00 per Share upon the exercise of the up to 100,000 Soliciting Dealer Warrants that may be issued to the Dealer Manager in the Offering. Pending completion of the Minimum Offering of 10,000 Shares, Subscription Proceeds will be deposited for the exclusive benefit of the subscribers in an interest-bearing escrow account with Southwest Community Bank. If the Minimum Offering of 10,000 Shares is not completed by _______, 2000, the Offering will terminate, no Shares will be sold, and all subscription funds will be promptly returned to the subscribers, together with any interest thereon. Please refer to "Plan of Distribution" for an explanation of the Minimum Offering terms of the escrow of the proceeds therefrom, for further information on such escrow and, generally, for a fuller description of the terms of the Offering.

              An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

Our Invest-   Our primary business strategy is to acquire properties at
ment          prices which will provide an attractive yield on our
Strategies    investment and enhance the performance and value of our
              Properties through management strategies designed to address the needs of an evolving retail marketplace. Our key operating strategies and policies are:

Acquisitions:

              *We will selectively acquire diversified types and well-located Properties within the scope of our Primary Investment Area.

              *We will endeavor to initially acquire Properties using 70% or less mortgage financing, but we may use up to 95% or more mortgage financing if we believe it is in our best interest.

Operations:

              *Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, and accounting activities.

              *Improve rental income and cash flow by aggressively marketing rentable space.

              *Emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

              *In general, limit mortgage indebtedness to an aggregate amount not to exceed 65% of the combined fair market value of all of our Properties, and aggregate borrowings to 300% of the Company's Net Assets (which is defined to mean generally the Company's total assets (other than intangibles) at cost, before deducting depreciation and other non-cash reserves, less total liabilities, calculated at least quarterly). The proceeds from any such borrowings will be used primarily to allow us to acquire additional Properties.

              *To the extent possible, we will seek to avoid fluctuations in Dividends which might result if Dividends were based on actual cash received during the Dividend period. To do this, we may use income earned during prior periods, or income earned subsequent to the Dividend declaration date but prior to the payment date, in order to distribute annualized Dividends consistent with the Dividend level established from time to time by the Board. Our ability to utilize this policy is dependent upon the availability of cash flow from operations (its "Cash Flow") and the REIT Requirements (the requirements for qualifying as a REIT under the Code). In addition, the accumulation of income for distribution in a later period may increase the federal taxes we must pay, even if it does not affect the status of us as a REIT.

              *Subject to the applicable REIT Requirements (including requirements regarding Dividends), to reinvest any proceeds from our sale, financing, refinancing or other disposition of our Properties in additional Properties.

              *To from time to time refinance our Properties and use the proceeds to acquire additional Properties. We may also incur indebtedness to finance improvements to our Properties.

              *For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Buildings, structural components and improvements thereto generally will be depreciated over 40 years. Certain improvements to land are depreciated over 15 years.



Estimated Use of
Proceeds

               At least 86.5% along with mortgage debt to acquire one or more additional Properties.

               12.5% to pay selling commissions and other offering expenses, some or all of which will be paid as compensation and reimbursements to the Dealer Manager and its Affiliates.

               1.0% for working capital reserves.


Formation Transaction

On April 1, 1999, we acquired the Casa Grande property and certain cash assets of Wyoming Casa Grande, a California limited partnership (the "Partnership"). CHG Properties, Inc. was the sole general partner of the Partnership. The acquisition was approved by the limited partners holding a majority of the Partnership's outstanding limited partner interests. We acquired the Casa Grande Apartments in exchange for 36,830 Shares of our common stock and 39,852 Shares of our Series A Preferred Stock. As provided in the Partnership Agreement, CHG Properties, Inc. received 8,141 of these Shares. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


Dividend Policy

We intend to continue to pay quarterly Dividends.


Dividend Reinvestment and Share Repurchase Programs

                We provide the following programs to facilitate investment in Shares and to provide limited liquidity for Stockholders:

                *The Dividend Reinvestment Program (the "DRP") allows Stockholders who purchase Shares in this Offering to automatically reinvest Dividends by purchasing additional Shares from us, subject to the limitations on Share ownership contained in the Articles. These purchases may be made at a 5% discount of the price at which we are offering Shares for sale to the public (initially purchases under the DRP may be made at $9.50 per Share), reflecting lower costs associated with the issuances of these Shares. See "Dividend Reinvestment and Share Repurchase Programs--Dividend Reinvestment Program."

                *The Share Repurchase Program (the "SRP") allows, subject to certain restrictions, Stockholders to sell Shares back to us, initially at a price equal to $9.05 per Share (a reduction of $0.95 from the $10.00 initial Offering price per share, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). We repurchase Shares under the SRP on a first come, first served basis, subject to certain limits. See "Dividend Reinvestment and Share Repurchase Programs--Share Repurchase Program."



Annual Valuations

                Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if our assets were sold as of the close of our fiscal year and if such proceeds (without reduction for selling expenses) and all of our other funds were distributed in liquidation; provided, however, the Net Asset Value of each Share will be deemed to be $10.00 per Share for the first three annual statements of value following the termination of the Offering. See "Risk Factors-ERISA Risks" and "ERISA Considerations."

Suitability Standards

                *Net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; OR

                *Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

        Note: Suitability standards may vary from state to state.
        Please see the "Suitability Standards and How to Subscribe" section, which begins on page 21.)


RISK FACTORS

The Company and its securities are subject to a number of risks. Set forth below is a description of the more material of these risks.


Risks Associated with the Company's Properties

Properties currently owned or acquired in the future by the Company may not be fully leased. In such cases, we may require several months to lease such properties. Also, we may not be able to rent such properties until certain repairs and renovations are completed. Thus, it may be several months before rents from such properties are sufficient to cover our debt service payments and operating expenses for such property. Moreover, there is no assurance that we will timely find tenants for a property at the rental rates projected. Also, rent-up and full occupancy may be achievable only at rental rates less than those anticipated by management. For example, if operating expenses increase, we may be unable to effect a corresponding increase in rents, at least without a decrease in occupancy rate, because of local rental market conditions. Our failure to rent the number of units necessary to cover the debt service on the mortgage loan and its operating expenses will deplete our operating reserves and could result in the need for additional capital.

Our Properties are subject to competition from other properties. Our Properties will generally be located in close proximity of other, newer, larger properties which will compete against the Company's properties for tenants. Moreover, many of these competing properties may be better located and/or appointed than our Properties, giving these properties a competitive advantage over our Properties. Many of the owners of these competing properties may have substantially greater resources and experience than us in attracting and keeping desirable tenants.

Real Estate Investment Risk

We face various general risks of real estate ownership.

We face two categories of general risks in connection with our investments in the real property - (1) the risk that the property will not generate revenues sufficient to meet our expenses and (2) the risk that the property will not maintain its value or will not appreciate in value. If income from our property is less than debt service and other Company expenses, our Properties could be lost through loan foreclosure. If a Property fails to maintain its value, there is the risk that the Shareholders could lose some or all of their investment.

Certain risks are inherent in the ownership of rental property, such as adverse changes to property values, occupancy rates, operating expenses and rent schedules. Adverse changes in these factors could result from, among other things, general or local economic conditions, the supply of and demand for property similar to our Properties, zoning laws, federal and local rent controls or other regulations, real property tax rates or the availability and cost of financing. Certain of our fixed costs, including mortgage principal payments and real estate taxes would not be decreased by events adversely affecting our income from or the value of our Properties. Thus, the cost of operating our Properties could exceed our rental income earned therefrom, in which case we would need funds from outside sources in order to protect our investments.

There is no assurance that, if needed, funds will be available for this purpose. If they are not, we could face foreclosure loss of a property or a sale of the property on disadvantageous terms, resulting in a loss of some or all of our investment and the possibility of adverse income tax consequences to the Shareholders.


There is no assurance that our anticipated rental rates or occupancy levels of our Properties will be achieved.

Our operating revenues may be affected by competition from other properties in the same market area or from other social and economic factors outside of our control. Our Properties may face competition from newer and better appointed properties and may, in the future, face additional competition from properties not yet constructed or even planned. The success of a property's operations may be jeopardized by unfavorable trends in the economy, changes in interest rates, unfavorable changes in real estate taxes, increased levels of construction activity, decreased demand for facilities, unanticipated increases in operating expenses, increased government regulations and the lack of available opportunities for disposition of real estate investments. A property may experience operating and maintenance costs in excess of anticipated levels, or be faced with the need for unforeseen repairs. In particular, latent physical defects and retroactive changes to building codes could lead to significant unexpected expenses. We might also experience unexpected increases in property taxes, insurance or other operating costs without being able to obtain corresponding increases in revenues. Moreover, operating costs do not necessarily decrease with decreased revenues from operations.

Our success directly depends upon our ability to successfully operate our Properties at or near projected rental and occupancy levels. Achieving these levels will depend upon the property management skills of the Property Manager as well as on factors beyond our control, such as increased competition for tenants, changes in the local economy, the financial responsibility of the tenants of a property, inability to attract a sufficient number of tenants, and competition from other housing properties.

Substantially all of our income will be derived from rents.

Our ability to repay our debt and to make distributions to the Shareholders will be adversely affected if a significant portion of our Properties are unrented for any extended period of time or if we are unable to rent our Properties on economically favorable terms.

Our tenants may not pay their rent.

We intend to rent only to tenants that management judges to be creditworthy. Nevertheless, in order to timely lease units, we may determine it necessary to rent to tenants who do not meet our normal standards. We intend to terminate rentals to delinquent or otherwise defaulting tenants as soon as practicable after their default. Defaulting tenants who do not voluntarily vacate will require us to recover possession through legal action. Legal action is costly, both in regard to legal fees and expenses and to lost revenues during the time necessary to remove defaulting tenants.

We will use substantial leverage to acquire our Properties.


We intend to typically use mortgage financing of up to 70% or more to purchase our Properties, but may in certain instances use as much as 95% or more. On an aggregate basis, our goal is to limit our aggregate mortgage financing equal to 65% or less of the fair market value of our Properties, once our acquisition stage is completed (i.e., our portfolio is stabilized). However, until such time, our aggregate mortgage debt may exceed this level from time to time. The use of mortgage financing in the purchase of properties is referred to as "leverage."

The use of leverage will allow us to acquire a greater number of properties with the funds we have available for investment thereby increasing our potential for gain and the aggregate amount of depreciation available to us. On the one hand, leverage will increase our risk of loss. Also, while higher leverage should enable us to acquire a greater number of investments, we would need to utilize greater funds to make debt service payments resulting from such higher leverage, which could result in less funds available for distributions to the Shareholders. To the extent that we use leverage or increased amounts of leverage in the purchase of our properties, the potential for gain and risk of loss will be increased accordingly. If we default on secured indebtedness, the lender may foreclose and we could lose our investment in the property. Mortgage debt will generally be nonrecourse, meaning that will not be liable for any deficiency between the proceeds of foreclosure and the amount of the debt. Mortgage market conditions and the policies of the Federal Reserve Board may make it difficult to obtain mortgages on favorable terms.

Some of our mortgage loans may have "due on sale" provisions.

In purchasing properties subject to financing, we may obtain financing with "due-on-sale" and/or "due-on-encumbrance" clauses which, upon future refinancing or sale of the properties, may cause the maturity date of such Mortgage Loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a Property. It is unknown whether the holders of mortgages encumbering our Properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Some of our mortgage loans may require balloon payments.

We will seek to acquire properties which are subject to mortgage loans which have a term of not less than five (5) years, which provide for the amortization of the entire loan principal (or a substantial portion thereof) prior to maturity, or which do not require a balloon payment (i.e., a substantial lump sum principal payment) to be paid within the anticipated holding period for the property. Nevertheless, we may incur borrowings not meeting the foregoing standards if the Board deems it to be in our best interests. Such mortgages involve greater risks than mortgages whose principal amount is amortized over the term of the loan, since our ability to repay the outstanding principal amount at maturity may be dependent upon our ability to obtain adequate refinancing or to sell the property, which will in turn be dependent upon economic conditions in general and the value of the underlying properties in particular. There is no assurance that we will be able to refinance any such balloon payment mortgages at maturity. Further, a significant shrinkage in the value of the underlying property could result in our loss of the Property through foreclosure.


The lender may be able to recover against our other Properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other Properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest.

Some of our mortgage loans may bear interest on which interest increases based on certain interest index rates, such as the prime rate. Future increases in interest rates would generally result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Interest rates would affect any trading price for the Shares.

In the event a public market is established for the Shares, one of the factors that may influence the price of our Shares in public markets will be the annual yield on the price paid for Shares from distributions we pay. Thus, an increase in market interest rates may lead purchasers of Shares to expect a higher annual yield, which could adversely affect the market price of the Shares.

We may not make a profit if we sell a Property.

The prices that we can obtain when we determine to sell a Property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. In addition, in the event it becomes necessary for a lender to foreclose on a property, the Shareholders' investment will decline depending on the property size to the total portfolio and may incur tax liability without receiving proceeds from the Company. Accordingly, the ability of a Shareholder to recover all or any portion of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

There is no assurance we will acquire profitable Properties or operate at a profit.

While it is our policy to acquire income-producing properties at a price (inclusive of acquisition fees) below the appraised value of such properties and below the replacement cost of similar structures, there is no assurance that any properties acquired by us will operate at a profit, will appreciate in value or will ever be sold at a profit, or that we will continue to pay dividends. The marketability and value of any such properties will depend upon many factors beyond our control. Among these factors are the possibility of changes in the federal income tax laws or the lengthening of the depreciation period for real estate, either of which could adversely affect the market values of real estate (although the currently proposed lengthened depreciation periods should not materially affect the tax consequences of an investment in the Company).

There are risks of investing in special purpose/single tenant properties.

We may acquire properties which are specifically suited to the needs of particular tenants, such as single tenant buildings. The value of these properties would be adversely affected by the failure of the specific tenant for which they are suited to renew or honor its lease. Such properties would typically require extensive renovations to adapt them for new uses by new tenants. It may be difficult for us to sell special purpose properties to persons other than the tenant. Also, we may acquire a commercial property that may be leased to a single tenant. In leases with single tenants, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, we would incur a reduction in cash flow from the property and the value of the property would be decreased. Also, where two or more properties have the same tenant, or related tenants, the continued viability of each property would depend directly on the financial viability of the tenant. To help mitigate these risks, we will consider the creditworthiness and financial strength of the tenants of our roperties at the time they are acquired.

We may make or invest in mortgage loans.

We do not anticipate that we will invest a significant portion of our assets in mortgage loans. Nevertheless, we may make one or more mortgage loans from time to time in the course of our business. Further, we might structure an investment as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or would be otherwise inappropriate for us. All loans are subject to risk, including the risk of a default by the borrower and the requirement of increased expenditure by us of foreclosing or taking other action to protect its investment. Moreover, situations may exist where we may not be able to foreclose on a property securing a loan and therefore look to the property for payment of the loan. A borrower's ability to make loan payments and the amount we may realize after a default will depend on the risks generally associated with mortgage lending, including general economic conditions, interest rates, local real estate tax rates, fixed and variable Offering expenses, the condition of the local real estate market, the ability of the borrower to successfully operate the property, local zoning laws, rent control laws and other government rules and fiscal policies, as well as acts of God. Also, our ability to collect defaulted loan amounts from loan obligors or guarantors may be delayed and/or diminished by applicable state and federal laws relating to the protection of debtors, including federal bankruptcy laws.

We may make mortgage loans requiring a "balloon" payment, that is, the repayment of the principal amount in whole or in part in a single lump sum. A borrower's ability to make balloon payments will often be dependent on its ability to obtain replacement financing. We may also make participating loans, that is, loans which require in addition to the stated fixed interest, payments based on rental increases and/or the appreciation of the property securing the loan. In making participating loans, we may in some cases accept a lower fixed interest rate than it might for a comparable nonparticipating loan in order to obtain the desired participation feature. The value of any participation component of the loan will depend on the future increases in either the revenues or the value of the subject property, which in turn will depend on the factors inherent in any real estate investment, as described above. Thus, there can be no assurance that we will realize any amounts as a result of such participation features.


The interest we may charge on any loan may be limited by state usury laws. In general, such laws impose penalties on the making of loans with excessive interest rates, including providing that the debt may be unenforceable. While we do not intend to make usurious loans, uncertainties may exist in determining the legality of the interest rates charged.

We will be subject to city, environmental and regulatory requirements.

We may acquire a Property with the intent to renovate it in order to increase its income producing potential. Typically, we will not be able to have proposed repairs and improvements to the property reviewed and approved by the city or county before the property is acquired. There is no assurance that approvals, if required, can be obtained. If required approvals are not timely obtained, some of the planned improvements may need to be revised or modified at our additional expense. Also, a property may be adversely affected by legislative, regulatory, administrative and enforcement action at the local, state and national levels in the areas, among others, of housing and environmental controls. In addition to possible increasingly restrictive zoning regulations and related land use controls, such restrictions may relate to air and water quality standards, noise pollution and indirect environmental impacts such as increased motor vehicle activity.

We will be subject to environmental liabilities.

Under various federal, state and local laws, ordinances and regulations, the owner of real estate generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. Further, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent our properties or to borrow funds using our properties as collateral. Also, secured lenders will, in general, require us to comply with applicable laws and regulations concerning hazardous or toxic substances. These laws require the removal or encapsulation of asbestos for containing material in poor condition in the event of remodeling or renovation. Noncompliance with these or other environmental, health or safety requirements may result in the need to cease or alter operations of a property. Also, certain environmental laws impose liability on a previous owner of property to the extent that hazardous or toxic substances were present during the prior ownership period. Transfer ofthe property will not relieve a prior owner of this liability. Thus, we couldhave liability with respect to its properties after they are sold.

In general, we do not intend to obtain our own environmental inspection of a property but will rely on previous inspections (generally obtained by or for a lender) and on representations of the seller. Therein, the respective inspector found no evidence of dangerous levels of hazardous waste or toxic substances, either in the ground underlying the property or in the structure of the apartment complex, and found no threatening levels of asbestos present on the property. Nevertheless, there is no assurance or guarantee that hazardous or toxic substances will not later be found on a Property or that a Property will not subsequently be found in violation of any federal, state or local environmental law or regulation. We could find it difficult or impossible to sell a property prior to or following any such cleanup. If such substances are discovered after we sell such a property, we could be liable to the purchaser thereof if management or its agents knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

We may invest through joint ventures.

We may participate in joint ventures. See "Joint Ventures With Others." Investments in joint ventures may involve risks which may not otherwise be present where we alone own a Property. These risks include those associated with the ability of our joint venture partner to perform, risks that the joint venture partner may from time to time have economic or business interests or goals which are inconsistent with or adverse to ours and risks where the joint venture partner may take actions contrary to our requests or contrary to our objectives or policies. For instance, actions by one joint venturer may result in the property being subjected to liabilities in excess of those contemplated by the terms of the joint venture agreement, thereby exposing us to liabilities of the joint venture in excess of its proportionate share of such liabilities or may have other adverse consequences to us. Moreover, there are additional risks that the joint venturers may not be able to agree on matters relating to the property they jointly own.

Where the form of joint ownership involves direct co-ownership of the property in co-tenancy, each co-tenant normally has the right to seek partition of the property if an unresolvable dispute arises. That is, the right to ask a court to sell the property on a co-tenant's behalf and distribute the proceeds. The result of such a sale by partition is typically a sales price substantially lower than that which would result had a voluntary orderly sale occurred.

We may provide financing to purchasers of our Properties.

We may provide financing to purchasers in order to induce their purchase of a Property. This financing would result in a delay of our receipt of the proceeds from the sale of the property and in essence would result in our investing in a loan to such person. We may provide such financing in circumstances where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the property than it would without such financing. See "Risks Related to Making Loans" above for a discussion of the risks associated generally with making loans.

We may experience energy shortages and allocations.

There may be shortages or increased costs of fuel, natural gas, water, electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where we purchase properties, in which event the operation of our Properties may be adversely affected. We will endeavor, where feasible, to provide for the pass-through of any such increases to tenants of our Properties through lease provisions to that effect.

We will face severe competition for investments.


Our successful operation depends upon the availability of suitable Properties, which in turn depends to a large extent on the type of Property involved, the condition of the money market, the nature and geographical location of the property, competition and other factors, none of which can be predicted with certainty. We will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment companies and limited partnerships which have investment objectives similar to ours. Many of these competitors have greater resources than ours and are under the direction of management which has greater experience than ours.

We have the risk of uninsured losses.

We intend to obtain comprehensive insurance, including fire, liability and extended coverage on all investment properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, in addition to punitive damages. Also, because of economic trends and recent catastrophic events occurring in California and certain of the western states, a number of insurance companies no longer provide insurance covering certain risks or do so only on a restrictive and/or costly basis. If a disaster occurs and is not covered by insurance, we might suffer a loss of capital invested and any profits which might be anticipated from the property. We intend to obtain earthquake and flood insurance for our Properties to the extent that it is economically available.

We may have some investments in non-real estate assets.

We will invest working capital in permitted temporary investments pending investment of such proceeds in real estate assets. In general, the return on permitted temporary investments is sensitive to interest rates and the value of such investments will generally decrease as market interest rates increase. Accordingly, if we sell such an investment when interest rates are higher than at the time when the investment was initially made, we could receive less in such a sale than the amount we initially paid. Conversely, if market interest rates decline, these investments may be prepaid and we might not be able to reinvest the proceeds in investments bearing comparable rates of return due to lower prevailing interest rates.

Risks Associated with This Offering

There is no assurance the Offering Price is not greater than the value of the Shares.

The Board has set the Price of the Shares based on a number of subjective and objective factors. The Offering Price does not bear a direct relationship to any single objective factor or group of objective factors, such as our financial condition, the cost, current value or potential appreciation of our assets or our current financial condition. Accordingly, there is no assurance that the Offering Price reflects the actual current value of the Shares.

We will pay substantial compensation to our management and Affiliates.

We will pay various types of compensation to members of management and/or their Affiliates, including salaries and other cash compensation, options and other noncash compensation. Also, CHG Properties, an Affiliate of management, will receive compensation under the Property Management Agreement and other Affiliates may from time to time provide services to us if and as approved by the disinterested directors. In general, this compensation would not be dependent on our success or profitability. Also, these payments are payable before the payment of dividends to the Shareholders and none of these payments are subordinated to a specified return to the Shareholders. There is no assurance that we could not obtain such goods and services from unrelated persons at a lesser price.

We are subject to potential conflicts of interest resulting from our relationships with members of management and their Affiliates.

These conflicts of interest may arise in each aspect of operations, including property acquisition, disposition and management. In order to protect the interests of the Shareholders from these conflicts of interest, we will require that transactions between the Company and such persons be approved or ratified by a majority of the noninterested directors, including a majority of the Independent Directors, who must find such transaction fair and reasonable to the Company. However, there is no assurance that this procedure will resolve all such conflicts of interest.

Our preferred stock has the first right to dividends.

The right of the Shares to Dividends is secondary in right to dividends of our Series A Preferred Stock. Of course, our ability to pay any Dividends is subject to our ability to operate successfully.

The preferred stock has certain rights.

In the event we fail or are unable to declare and pay three quarterly dividends on the Series A Preferred Stock, the holders of the Series A Preferred Stock will have the right to elect a majority of the Board.

We are obligated to redeem the Preferred Stock by December 31, 2003.

We intend to redeem the Series A Preferred Stock as soon as practicable and must redeem all of the Series A Preferred Stock by December 31, 2003. Consequently, because the Series A Preferred Stock has a prior right to Dividends, our ability to pay dividends on the Common Stock may be hindered and restricted until the Series A Preferred Stock is redeemed.

We may not be able to diversify our Property investments.

Currently, our potential profitability and our ability to diversify our acquisitions and investments both geographically and by number and type of investments purchased will be in large part determined by the amount of funds at our disposal. There is no assurance that the Offering will be successful. We would rely on proceeds from the Offering to diversify our Property portfolio.

Our only Property is in Cheyenne, Wyoming. If we continue to concentrate our investments in a single general geographical area, the risks to us of any adverse change in the economic conditions and real estate markets within such area will substantially increase. Adverse trends in these economic factors could adversely affect rental income and appreciation in value of our Properties, which in turn would materially affect our viability and profit potential. Although we will seek investments only in areas we believe have potential for future economic growth and stability, there is no assurance that such areas will achieve the results intended. While we intend to diversify our investments by acquisitions in one or more distinct geographical areas, there is no assurance that we will be able to do so.


You will not be able to review our Properties before you invest.

None of the properties in which the proceeds of this Offering will be invested have been identified. Therefore, a prospective investor may have no information as to the identification or location of specific properties, financing terms or other relevant economic and financial data affecting the properties we actually acquired, which information, if possessed by him, would assist him in evaluating us. However, this Prospectus will be amended or supplemented at any time a reasonable probability exists that a specific property will be acquired by us.
See "INVESTMENT OBJECTIVES AND STRATEGIES."

Corporate Investment Risks

You must rely on our management for the success of your investment.

The Shareholders do not have any active participation in our management or in our investments and, therefore, you must rely on management and acquisition expertise provided by our executive officers and Directors.

We may need additional capital in the future.

There is no assurance that we will have sufficient working capital. A deficiency in working capital may be caused by a decrease in revenues, an increase in expenses, an uninsured casualty to a property, or other unanticipated events. During times of insufficient working capital, there is no assurance that we could borrow funds or receive additional capital through the sale of our equity or debt securities. Further, loan covenants and other restrictions included in any of our financing agreements relating to our acquisition of Properties or otherwise, could restrict our ability to borrow for such purposes or our ability to draw funds from working capital reserves.

Our organizational documents require super majority approval for certain measures.

Under the Organizational Documents, Shareholders voting specified percentages of the common shares may take certain actions, including amending the Articles and the Bylaws or causing the dissolution and liquidation of the Company. Certain provisions designed to preserve our status as a REIT cannot be amended without a "super majority" vote of 66-2/3% of the Shares entitled to vote. Certain of these provisions may discourage or make it more difficult for a person to acquire control of the Company or to effect a change in the operation of the Company. All actions approved by the requisite number of Shares would be binding on all of the Shareholders, whether or not they voted their Shares for such action, including votes to sell all or substantially all of our assets, to dissolve and liquidate the Company, or to merge or reorganize the Company. In certain mergers and reorganizations, dissenting Shareholders may not have appraisal rights with respect to their Shares under applicable California state law.

We may issue additional stock without a Shareholder vote.

The Board has the power to cause the issuance of additional Shares without obtaining Shareholder approval.


We are an "open-end" REIT. The Board intends to, from time to time, borrow or raise capital through the issuance of additional shares, notes, debentures, or other obligations which may be convertible into Shares or accompanied by warrants or rights to purchase Shares. Our issuance of debt securities or additional equity interests by the Company will be made at such times and under such terms as the Board determines to be in our best interests. It is possible, however, that any such issuance may result in dilution of the equity of the Shareholders. We will not, however, issue any debt securities or additional mortgage debt which would increase our leverage above specified limits and, in any event, we will not issue such securities unless our historical or substantiated future cash flow or our Properties, excluding extraordinary items, are sufficient to cover the interest on the debt securities. Risks of Acquiring Properties for Shares.

The Company may, in the future, acquire Properties in whole or in part for the issuance of its Shares. While we and the seller may agree on the value of the Shares in such transactions, we might negotiate a different price for the Property than the price which would be negotiated where the seller received only cash in payment for the Property. Accordingly, the price for which may acquire properties in exchange in whole or in part for Shares might be different than that for which we might acquire the property had it paid cash.

Our organizational documents limit the liability of directors, officers and other agents.

The directors are directors of a California business corporation and as such are required to perform their duties with respect to our business in good faith, in a manner believed by the directors to be in our best interests and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. A director who performs his duties in accordance with the foregoing standards shall not be liable to the Company or any other person for failure to discharge his obligations as a director. Notwithstanding the additional responsibilities of the Independent Directors, an Independent Director will not have any greater liability than that of a director who is not independent; although, like the non-Independent Directors, these persons will not have any different or greater level of fiduciary duty and responsibility than do directors of any California business corporation.

Our officers, employees and agents are also required to act in good faith and in a manner believed by them to be in our best interests in handling our affairs. An officer, employee or agent who performs his duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his obligations as an officer, employee or agent. The directors may in the future obtain insurance at our expense in reasonable amounts against losses arising from tort claims or other claims which may be made against our directors, officers, employees or other agents.

We may indemnify our directors, officers and agents against loss.


Under the Bylaws, we will, under specified conditions, indemnify our directors, officers, employees and other agents against all liabilities incurred in connection with their serving in such capacities. These provisions in the Bylaws may entitle any director, officer, employee, agent or Shareholder to be indemnified against liabilities beyond the extent permitted under state law and, therefore, may be unenforceable to that extent. Shareholders may be entitled to more limited rights of action than they would otherwise have absent the limitations on directors' liability set forth in the Bylaws.

We have fixed expenses which must be paid irrespective of our income.

Interest and required amortization payments on our outstanding debt as well as certain of our operating expenses must be paid without regard to our profitability. In the event we do not operate profitably and exhaust our reserves, we may be required to liquidate certain of our investments to pay our fixed expenses, which could have an adverse effect on our operation and result in adverse treatment under the federal income tax laws.

We may have to redeem certain Shares.

The Articles authorize the Board to redeem Shares sought to be transferred if, in its sole discretion, the Board determines such transfer would result in the loss of status as a REIT. Pursuant to this authority, the Board has adopted as its policy to redeem Shares sought to be transferred to the extent such transfer would result in the transferee holding more than 9.8% of the outstanding Shares.

We could be subject to the Investment Company Act of 1940.

The Board intends to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. We may therefore have to forego certain investments which could produce a more favorable return. Should we fail to qualify for an exemption from registration under the Investment Company Act of 1940, we would be subject to numerous restrictions under this Act. A failure to qualify for an exemption under this Act could have a material adverse affect on the Shareholders.

Federal Income Tax Risks

We may fail to qualify as a REIT.

We intend to operate so as to qualify for taxation as a REIT. As a REIT, we will be allowed a deduction for dividends paid to our Shareholders in computing our taxable income. Should we fail to qualify as a REIT for any tax year, our previous election to be taxed as a Real Estate Investment Trust would terminate and we would generally not be able to elect to be taxed as a REIT until the fifth year after the beginning of the first year of such disqualification. Without REIT qualification we would be taxed as a regular corporation and we could not deduct distributions we pay to the Shareholders. Our payment of any tax resulting from our failure to qualify as a REIT would reduce our funds available for distribution to Shareholders or for investment and, if Shareholder distributions had been made in anticipation of our qualifying for taxation as a REIT, could force us to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax.

We would be subject to excise tax and/or penalties.


A violation of the REIT Provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on the Company of substantial excise taxes, such as where we engage in a prohibited transaction or where we are determined to be a dealer in real property. Because the question of whether such a violation occurs may be a factual one and may depend on the facts and circumstances underlying a given transaction, it is possible that such violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the directors intend to rely on the advice of legal counsel in situations where they perceive the REIT Rules to be inconclusive or ambiguous.

Future changes in the income tax laws could adversely affect our profitability. Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or Regulations, including the REIT Rules, that change or modify these provisions could result in treatment under the Federal Income Tax laws for us and/or the Shareholders that differs materially and adversely from that described in this Prospectus; both for taxable years arising before and after such event. There is no assurance that future legislation, administrative interpretations or court decisions will not be retroactive in effect.

SUITABILITY STANDARDS AND HOW TO INVEST

Suitability Standards

An investment in Shares involves certain risks and is suitable only as a long-term investment for Persons (which is defined to mean any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity) of adequate financial means who have no immediate need for liquidity in their investment and who can bear the loss of their investment. The investor must buy a minimum of 300 Shares ($3,000) except an investor who is a tax-exempt entity may purchase a minimum of 100 Shares ($1,000). A "tax exempt entity" is defined to mean generally any investor that is exempt from federal income taxation, including a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (collectively the "Code"), an endowment fund or a charitable, religious, scientific or education organization; and each such plan which is so qualified under Section 401 of the Code is defined as a "Qualified Plan".

In addition, we have established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a minimum net worth (determined with the foregoing exclusions) of $150,000. If you live in certain states, there may be higher or different financial suitability standards. For example, if the investor is a resident of Ohio or Pennsylvania, the investment also may not exceed 10% of the investor's liquid net worth.


In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor. By acceptance of the confirmation of the purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards. Investors must meet all of the applicable requirements set forth in the Subscription Agreement relating to the Shares (the "Subscription Agreement"). A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is contained in Appendix C to this Prospectus. Under the laws of certain states, an investor may transfer his or her Shares only to Persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities-Restrictions on Ownership and Transfer."

The Subscription Agreement contains representations and warranties which are explained under "Plan of Dividend-Representations and Warranties in the Subscription Agreement." In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA') or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and under applicable law. See "Federal Income Tax Considerations-Taxation of Stockholders-Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the Subscription Agreement, by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that it, he or she satisfies any applicable suitability standards. In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the subscriber, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber.

In addition to the foregoing, we will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein. See "Plan of Dividend--Volume Discounts" and "--Other Discounts" for information regarding discounts available to certain investors. See "How to Subscribe" and the Subscription Agreement contained in Appendix C to this Prospectus for instructions regarding how to subscribe for Shares.

How to Purchase Shares

You may purchase Shares if you meet the suitability standards described above under "Who May Invest" and "Plan of Dividend-Determination of Investor Suitability" by proceeding as follows:

1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Appendix B.

3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "SCB/Escrow Agent for NetREIT" along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, you attest that you meet the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

A sale of the Shares may not be completed until at least five business days after receipt by the subscriber of the Prospectus. Within 10 days (and generally within 24 hours) of our receipt of each completed Subscription Agreement, we will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within three days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within 10 days after receipt.

Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

     ESTIMATED USE OF PROCEEDS

Our estimated expenditure of the Proceeds from the Minimum Offering and the Maximum Offering are set forth in the table below. The amounts set forth are estimates, and the funds available and the items of expenditure stated therein may differ in one or more respects from the amounts actually received or expended by the Company for the purposes stated. See "RISK FACTORS" and notes to the table.


                          Minimum Offering    Maximum Offering
                          10,000 Shares(1)    (1,000,000 Shares)(1)(2)


                        Amount     Percent    Amount         Percent

Gross Proceeds(2)      $100,000     100.0%   $10,000,000      100.0%

Less Selling
Commissions(3)           9,000        9.0%       900,000        9.0%

Less Offering Expenses(4)3,500        3.5%       150,000        1.5%

Proceeds Available for
Investment             $87,500       87.5%    $8,950,000       89.5%

Investment in
Property(ies)
(5),(6),(7)            $86,500       86.5%    $8,850,000       88.5%

Reserves                 1,000        1.0%       100,000        1.0%

Total Proceeds Expended
on Investments         $87,500       87.5%    $8,950,000       89.5%

Total Organization and
Offering Expense        12,500       12.5%     1,050,000       10.5%

Total Proceeds
Expended              $100,000      100.0%   $10,000,000      100.0%
__________________________

(1)  Excludes 150,000 Shares that may be sold under the Dividend
Reinvestment Plan.

(2) Gross Proceeds of the Offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions") or the Shares sold under the DRP. See "The Offering - Plan of Dividend" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for certain volume purchases and purchases by registered representatives or principals of the Dealer Manager or Soliciting Dealers, certain Directors and officers and certain investment advisors. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through PIM Financial Services, Inc., which will receive Selling Commissions on all sales of Shares and will act as Dealer Manager. The Dealer Manager is an Affiliate of the Property Manager. Other broker-dealers may be engaged as Soliciting Dealers to sell shares and be reallowed Selling Commissions of up to 7% with respect to Shares which they sell. Inaddition, all or a portion of the marketing fee and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from, and in the sole discretion of, the Dealer
Manager. See "The Offering - Plan of Dividend" for a more complete description of this fee.

(3) Selling Commissions consist of the Dealer Manager fee of 7.0%, and a Marketing fee of 2.0%. See "TERMS OF THE OFFERING."

(4) Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, other expenses of the offering of the Shares, but exclude Selling Commissions, and a due diligence expense allowance of 0.5%. The Property Manager will pay all Offering Expenses which exceed 3.5% of Gross Proceeds. The Offering Expenses paid by the Company, together with the Selling Commissions, will not exceed twelve and one-half percent (12.5%) of the proceeds raised in connection with this Offering.

(5) Offering proceeds designated for investment in Properties temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, in our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemption of Shares. See "Redemption of Shares."

(6) Includes all Acquisition Fees and commissions we pay to any person or entity in connection with the selection or acquisition of any Property. No such fees will be paid by any person to the Property Manager or its Affiliates in connection with our acquisition of Properties.

(7) Includes Acquisition Expenses that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses we incur in connection with the selection or acquisition of any Property, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but excluding Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

AFFILIATE COMPENSATION

The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions we will pay directly or indirectly to the Property Manager, Dealer Manager and their Affiliates, exclusive of salaries and other compensation paid to our directors and officers who are such Affiliates and any dividends such persons may be entitled to by reason of their purchase and ownership of Shares. See "The Property Manager and the Property Management Agreement." For information concerning compensation paid to the Property Manager, the Dealer Manager and their Affiliates since our inception, see "Certain Transactions." For information concerning compensation to our Directors and Officers, see "Management."

The following arrangements for compensation and fees to the Property Manager, the Dealer Manager and their Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest."

Compensation and                                                    Maximum
Recipient                                                           Amount

                             Organizational Stage



Dealer Manager Fee  Selling Commissions consisting of a Dealer    $928,500
and Marketing Fee   Manager fee of 7.0% per Share and a           all 1,150,000
to Managing Dealer  Marketing fee of 2.0% on all Shares sold on   Shares are
and Soliciting      a best efforts basis, subject to reduction    sold.
Dealers             under certain circumstances as described in
                    "The Offering - Plan of Dividend."  For
                    Shares sold pursuant to the DRP, the Dealer
                    Manager Fee is 2.0%. The Marketing Fee is in lieu of reimbursement of specific expenses associated with marketing the Offering.
                    Soliciting Dealers may be reallowed Selling
                    Commissions of up to 7% with respect to Shares they sell, 2% in the case of shares purchased under DRP.


Due diligence       Due Diligence Reimbursement Fee of 0.5% of    $50,000 if
expense             Gross Proceeds to the Managing Dealer, all    all 1,150,000
reimbursement       or a portion of which may be reallowed to     Shares are
fee to Managing     Soliciting dealers whith prior written        sold.
Dealer and          approval from, and in the sole discretion
Soliciting          of, the Managing Dealer.  The Managing
Dealers             Dealer will pay all sums attributable to
                    bona fide due diligence expenses from
                    this fee, in the Managing Dealer's sole
                    discretion.


Reimbursement       Actual expenses incurred, except that the    Estimated not
to the Property     Property Manager or its Affiliates will      to exceed
Manager and its     pay all such expenses, including the Due     $100,000 if all
Affiliates for      Diligence Reimbursement Fee, in excess of    1,150,000
Offering            3.5% of Gross Proceeds.  The Offering        shares are
Expenses            Expenses we pay, together with the Selling   sold.
                    Commissions of 9.0% will not exceed twelve and one-half percent (12.5%) of the proceeds raised in connection with this Offering.


Compensation and                                                    Maximum
Recipient                                                           Amount


                               Acquisition Stage

Acquisition Fees    We will no pay Acquisition Fee to the          None
to the Property     Property Manager or any of its
Manager and its     Affiliates.
Affiliates


                              Operational Stage

Property            Property Management fee in an amount          Amount is
Management Fee      equal to five percent (5.0%) per              not
to the Advisor      annum of our gross property revenues.         determinable
                    This fee is payable monthly.                  at this time.



                           Method of Computation

Reimbursement       We may reimburse the Property                 Amount is
to the Property     Manager or its Affiliates for                 not
Manager and its     administrative services they may              determinable
Affiliates for      provide to us.  To the extent                 at this time.
operating           operating expenses that are payable or
expenses.           reimbursable in any four consecutive
                    fiscal quarters (the ("Expense Year")
                    exceed the greater of 2% of Average
                    Invested Assets or 25% of Net Income
                    (the "2%/25% Guidelines"), the Property
                    Manager or Affiliate must reimburse the
                    Company within 60 days after the end of
                    the Expense Year the amount by which the Total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.
                    "Average Invested Assets" means, for a
                    specified period, the average of the
                    aggregate book value of our Properties,
                    Mortgage Loans, and other tangible assets
                    (collectively, the "Assets") invested,
                    directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. "Net
                    Income" means for any period, the total
                    revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable
                    Operating Expenses shall exclude the gain from the sale of the Company's Assets.

Liquidation Stage

Real estate         None.                                             None.
commissions or
other
compensation

CONFLICTS OF INTEREST

Our operations will involve various conflicts of interest between the Company, management, and their Affiliates.

Conflicts of interest may arise in our operations because of the relationships described below. Our directors have a fiduciary obligation to act on our behalf and on behalf of the Shareholders. In general, our directors have the authority to determine our course of action in circumstances where a conflict of interest arises between the Company, management, and one or more Shareholders or their respective Affiliates. Under the Bylaws and applicable corporation law, at least a majority of the Company's Independent Directors must determine if, and under the terms by which, we will participate in transactions with our management or its Affiliates.

Affiliations of our Executive Officers and Certain Directors

Mr. Heilbron, our Chairman of the Board and Chief Executive Officer,
Ms. Limoges, our secretary and a director, and Mr. Elsberry, our Chief Financial Officer, also are or have been officers and/or directors of CHG Properties, PIM Financial, Inc., and their parent, C.I.
Holding Group and/ or their Affiliates. Mr. Heilbron and Ms. Limoges are also principal shareholders of C. I. Holding. Also, each has at various times over the past fifteen years been engaged in the acquisition, financing and/or management of real estate properties for various corporate and private entities. To the extent these persons are required to devote time to such projects, a conflict of interest may arise as to the time necessary to manage the affairs of the Company.

Formation Transaction

CHG Properties, was the sole general partner of Wyoming Casa Grande.
CHG Properties and/or its Affiliates received 8,141 of the shares issued in our acquisition of the Casa Grande Apartments. The amount of shares issued to the general partner in the transaction was based on the value of the general partner's interest as determined by the independent appraisal of the Casa Grande Apartments on the same basis as the valuation of the Limited Partner interests. The amount of shares issued to each partner equals the number of shares he or she could purchase with his or her share of the net proceeds from the sale of the property and the liquidation of the partnership, assuming (i) the property was sold at its appraised value, (ii) third-party real estate commissions of 3% and closing and transactional costs of 1% of the sales price were incurred, and (iii) the General Partner invests its Asset Disposition Fee received in connection with the sale and liquidation of the Partnership in shares at a price of $9.10 per share. The calculation of the number of shares to be issued to the limited partners and the general partner are based on the foregoing as set forth below.

In the future, our principal officers and non-Independent Directors are prohibited from acquiring an interest in properties or develop or manage properties which meet our investment parameters without the consent of the Board. The consent of the Board requires the vote of a majority of the Directors who are not affiliated with officers and are not otherwise interested in the matter, and is generally required for the approval of all actions taken by the Board involving members of management and/or their Affiliates; Members of the Board having conflicting interests will be required to dispose of such interests or refrain from participating in any decisions regarding such interests.

In the future, we may purchase goods, materials or services from Affiliates of management, but only if such transactions are determined by the Board to be fair and reasonable to us and on terms and conditions which are no less beneficial to the Company than those of transactions between unrelated parties for similar goods or services in the same vicinity. See "MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Property Management Services Are Being Rendered by an Entity Owned Principally by Individuals Who Are Affiliates of the Company. Our executive officers and directors, who are not Independent Directors, also serve as officers and/or directors of the Property Manager. The Property Manager provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. The Property Manager believes that it has sufficient personnel and other required resources to discharge all responsibilities to the Company.Pursuant to the Property Management Agreement between the Company and the Property Manager the Companypays the Property Manager a monthly management fee of 5.0% of gross income for the month for which the payment is made. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Agreement will be subject to three successive three-year renewals unless, 30 days prior to the expiration of the initial or renewed term of the agreement, the Property Manager notifies the Company in writing that it elects to terminate the agreement. Our right to terminate will be limited so that the Property Management Agreement will be terminable by us only in the event of gross negligence, willful misconduct or deliberate malfeasance on the part of the Property Manager. Such termination by us would become effective 30 days following delivery of proper notice thereof. See "The Property Manager and the Property Management Agreement."

Non-Arm's-Length Agreements

The agreements and arrangements, including those relating to compensation, between the Company and the Property Manager or any of its Affiliates are not the result of arm's- length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

While the Company does not make loans to the Property Manager or its Affiliates, the Company may borrow money from the Property Manager or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. Any money borrowed from an Affiliate is expected to be repaid within 90 days.


The Property Manager and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Property Manager or its Affiliates, nor may the Property Manager or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Property Management Agreement.

The Company and the Property Manager Have the Same Legal Counsel.

Rushall & McGeever ("Counsel") serves as General Legal Counsel to the Company, as well as to the Property Manager. Rushall & McGeever is not acting as legal counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Rules of Professional Responsibility of the legal profession in effect in California, Counsel may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Property Manager or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests.

Relationship With the Dealer Manager

The Dealer Manager, PIM Financial Services, Inc., is an Affiliate of the Property Manager and the Company's executive officers and its non-Independent Directors are also officers, directors and/or registered principals of the Dealer Manager. These relationships may create conflicts in connection with the fulfillment of the Dealer Manager's due diligence obligations under applicable federal and state securities laws. Although the Dealer Manager will examine the information in the Prospectus for accuracy and completeness, the Dealer Manager, because of these affiliations, will not make an independent review of the Company or the Offering. Prospective investors will therefore not have the benefit of a review of the Company and the Offering by an independent underwriter. Certain of the soliciting dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of the securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings by non-public real estate programs sponsored by one or more of its affiliates.

Possible Acquisition of the Property Manager's Business


During the term of the Property Management Agreement, we have the option to cause the business conducted by the Property Manager, including its assets, to be acquired by or consolidated into the Company, without any consent of the Property Manager or its board or shareholders. We may elect to exercise this right at any time after December 31, 2002. The Board's decision to exercise this right will be determined by a majority vote of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). In the event this acquisition is consummated, the Property Manager and/or its shareholders will receive consideration for the transfer of the Property Manager's business and the cancellation of any contractual relationships between the Company and the Property Manager, the release and waiver of all future fees payable under the provisions of those contractual arrangements, and shares of the Company's common stock, as determined below. If the transaction is consummated, we will be obligated to pay any fees accrued under the contractual arrangements for services rendered through the closing date of the transaction.

In the event the acquisition is structured as a purchase of assets by the Company or a share exchange in which the Company is acquiring the Property Manager's corporate entity, the Articles and the California General Corporation Law ("CGCL") permit the Company to enter into and to consummate the transaction without obtaining approval of the shareholders. The Company does not presently intend to seek shareholder approval if it is not then required by the CGCL or the Articles.

The number of shares the Company would issue for the acquisition of the Property Manager's business will be determined as follows. We will first send notice to the Property Manager of the Board's election to proceed with the acquisition (the "Acquisition Notice"). Next, an independent auditor will determine the net income of the Property Manager for the 6-month period immediately preceding the month in which the Acquisition Notice is delivered as determined in accordance with generally accepted auditing standards. The net income so determined will then be annualized. The Property Manager will bear the cost of the audit. The annualized net income will then be multiplied by 90% and divided by the Company's Funds >From Operations per Weighted Average Share ("FFO Per Share") which shall equal the annualized Funds From Operations for the Company's quarter ended immediately preceding the date the Acquisition Notice is delivered per Weighted Average Share of the Company outstanding during such quarter, as annualized. The FFO Per Share will be based on the quarterly report filed by the Company and delivered to shareholders for such quarter.
The resulting quotient will constitute the number of shares to be issued by the Company to the Property Manager and/or its shareholder, as the case may be, upon closing of the acquisition, which must occur within 90 days of the delivery of the Acquisition Notice. FFO means generally net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of Properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated joint ventures and partnerships.

Under certain circumstances, our acquisition of the Property Manager's business under this agreement can be entered into and consummated without seeking shareholder approval. See "Conflicts of Interest." Any acquisition of the Property Manager will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providingvaluation services to the effect that the consideration to be paid for the Property Manager's business is fair, from a financial point of view, to the shareholders. In the event the Property Management Agreement is terminated for any reason other than the Company's acquisition of the Property Manager's business, all obligations of the Property Manager will terminate.

We have agreed to indemnify the Property Manager and to pay or reimburse reasonable expenses in advance of final disposition of any proceeding with respect to acts or omissions of the Property Manager, provided that: (i) the Property Manager determines, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Property Manager was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Property Manager;
and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the shareholders.


The Company will advance amounts to persons entitled to indemnification for legal and other expenses only if: (i) the legal action relates to the acts or omissions with respect to the performance or duties or services of the indemnified party; (ii) the legal action is initiated by a third party in a court of competent jurisdiction which specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced amounts to the Company, together with the applicable legal rate of interest thereon, in the event such party is found not to be entitled to indemnification.

DIVIDEND REINVESTMENT PLAN

General

We have adopted the Dividend Reinvestment Plan ("DRP") whereby our stockholders may elect to have the full amount of their cash Dividends from the Company reinvested in additional Shares. Each prospective Shareholder who wishes to participate in the DRP should consult with his or her Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the DRP.
The following discussion summarizes the principal terms of the DRP. The DRP is attached hereto as Exhibit A.

Purchases of Shares Under the Plan


An independent agent (the "Reinvestment Agent"), which currently is PIM Financial Services, Inc., will act on behalf of the participants in the DRP
(the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the"Commission") and the state securities commission of each state in which a participant resides.At any time that the Company is engaged in an offering, including the subject offering, the Reinvestment Agent will invest all Dividends attributable to Shares owned by Participants in Shares of the Company at ninety-five percent (95%) the public offering price per Share, or based on the price of $9.50 per Share in the current offering. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly valuation updates performed by the Board based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of any outstanding mortgage loan investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of the mortgage loan. The capitalization rate used by the Board and, as a result, the price per Share paid by the Participants in the DRP prior to Listing will be determined by the Board in its sole discretion. The factors that the Board will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to theProperties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Board deems such factors appropriate, as well as any other factors that the Board deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a Sale of the Company's Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities.

All Shares available for purchase under the DRP either are registered pursuant to this prospectus, will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the DRP, or will be exempt from such registration. Until this offering has terminated, Shares will be available for purchase out of the additional 150,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 150,000 Shares at any one time) which the Company elects to register with the Commission for the DRP. The DRP may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the DRP to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participantsor to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants fromwhom the Company receives written notice of termination prior to the effective date thereof.

At any time that the Company is not engaged in an offering, the price per Share purchased pursuant to the DRP shall be the fair market value of the Shares based on quarterly valuation updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the DRP may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the DRP, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the DRP.

Investment of Dividends

Dividends will be used by the Reinvestment Agent, promptly following the payment date with respect to such Dividends, to purchase Shares on behalf of the Participants from the Company. All such Dividends shall be invested in Shares within 30 days after such payment date. Any Dividends not so invested will be returned to Participants. At this time, Participants will not have the option to make voluntary contributions to the DRPto purchase Shares in excess of the amount of Shares that can be purchased with their Dividends. The Board reserves the right, however, to amend the DRP in the future to permit voluntary contributions to the plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.


Participant Accounts, Fees, and Allocation of Shares

For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Dividends received by the Reinvestment Agent on behalf of such Participant. The Company is responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Dividends will be paid tothe Company to defray certain costs relating to the DRP. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50.The maximum annual charge is $10.00. The Reinvestment Agent will use the aggregate amount of Dividends to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Dividends to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Dividends to the Participants within 30 days after the date such Dividends are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Dividends received by the Reinvestment Agent on behalf of each Participant,as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the DRP shall be reflected on the books of the Company.

Shares purchased under the DRP will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering except the Company will pay the Dealer Manager a Dealer Manager Fee equal to 2.0% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"),all of which will be reallowed to the Participant's Soliciting Dealer. No marketing support fees or due diligence fees will be paid in connection with shares purchased under the DRP.

The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each participant a statement of account describing, as to such Participant, the Dividends reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the DRP. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above.See "General" above. Tax information for income earned on Shares under the DRP will besent to each participant by the Company or the Reinvestment Agent at least annually.

Election to Participate or Terminate Participation


Shareholders who purchase Shares in this offering may become Participants in the DRP by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the DRP and who has not previously elected to participate in the DRP may so elect at anytime by written notice to the Board of such stockholder's desire to participate in the DRP. Participation in the DRP will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the DRP will apply to all Dividends attributable to the fiscal quarter in which the stockholder made such written election to participate in the DRP and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii)upon receipt of a separate prospectus relating solely to the DRP for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the DRP at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter. A Participant who chooses to terminate participation in the DRP must terminate his or her entire participation in the DRP and will not be allowed to terminate in part. If a Participant terminates his or her Participation, the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares, and the Company record books will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the DRP. A Participant in the DRP who terminates his or her interest in the DRP will be allowed to participate in the DRP again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the DRP, by notifying the Reinvestment Agent and completing any required forms. The Board of Directors reserves the right to prohibit Qualified Plans from participating in the DRP if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

Federal Income Tax Considerations

Shareholders subject to federal taxation who elect to participate in the DRP will incur a tax liability for Dividends allocated to them even though they have elected not to receive their Dividends in cash but rather to have their Dividends held pursuant to the DRP. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the DRP. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

Amendments and Termination

The Company reserves the right to renew, extend, or amend any aspect of the DRP without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the DRP for any reason, at any time, by ten days prior written notice of termination to all Participants.

SHARE REPURCHASE PROGRAM


The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price per Share, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). In the event we change the repurchase price (which is not presently anticipated), we will send a letter to Stockholders informing them of the change, and will disclose the change in quarterly reports filed with the Commission on Form 10-Q. The repurchase price is contemplated to be changed only if we are offering Shares to the public at a price different than $10 per Share. In such event, the repurchase price would likely be set at such public offering price, less the then applicable selling commissions, marketing contribution,due diligence expense allowance or similar types of offering expenses; however, we are not guaranteeing that it will ever increase the repurchase price.

We will make repurchases under the SRP quarterly on a first-come, first-served basis,and will be limited in the following manner: (i) not more than $100,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by us from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be made at the sole discretion of the Board. in making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional Properties, or for maintenance or repair of existing Properties. Such Property-related uses are given priority over the need to allocate funds to the SRP.
To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

We cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his or her request for repurchase; or (ii) ask that we honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to us. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system.

Shares we purchase under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares we purchase through the SRP will not be reissued unless they are irst registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

	THE COMPANY

We are a California corporation which was incorporated in January 1999. We currently own one Property. We intend to acquire one or more Properties with the proceeds from this Offering. We will concentrate our investments in the Western United States, with an emphasis on Southern California, but may invest anywhere within the United States. We will invest primarily in existing and operating multi-unit apartment buildings but may acquire other income producing real estate, including retail and commercial properties. See "INVESTMENT OBJECTIVES AND STRATEGIES."

We intend to elect to be taxed as a REIT for the calendar year 2000, which is our first taxable year. In order to do so and to continue to qualify as a REIT,we will have to comply with a numberof provisions regarding REIT qualification. Some of these will not have to be satisfied during ourinitial year of election, but will have to be satisfied during the second year of our taxation as a REIT. If certain of these conditions are not satisfied, we could lose our status as a REIT. These requirements include share ownership by at least 100 persons, minimum required distributions of REIT income, and certain other requirements.See "FEDERAL INCOME TAX CONSIDERATIONS."

We are self-managed and our management is responsible for conducting our day-to-day affairs, including the identification and acquisition and disposition of our Properties. We have contracted with CHG Properties, an Affiliate of our management, for management of our Properties. Our business offices are located at 11545 West Bernardo Court, Suite 100, San Diego, California 92127, telephone
(858) 673-8536, facsimile (858) 673-1597.

CAPITALIZATION

The following table sets forth the pro forma capitalization of the Company at December 31, 1999 in the event of the Minimum Offering and the Maximum Offering.


Minimum Offering

Maximum Offering

DEBT





Mortgage Notes Payable

$781,646

$781,646

STOCKHOLDERS' EQUITY





Preferred Shares, $9.10 par value, 32,076 Shares Outstanding (1)

291,892

291,892

Common Shares, no par value, 91,128 Shares Outstanding(1),(2) in the event of the Minimum Offering, and 1,412,255 Shares in the event of the Maximum Offering.

765,154

9,627,654

Total Shareholders' Equity

1,057,046

9,919,546

Total Capitalization

1,838,692

10,701,192


(1) The Company issued 36,830 Shares of its Common Stock and 39,852 shares of Series A Preferred Stock to the Wyoming Casa Grande limited partners in the Casa Grande Acquisition.

(2) Includes 40,413 shares of common stock issued for cash at price of $10.00 per share in the Company's initial private placement offering. Does not reflect shares issuable on exercise of outstanding options or Distributor's Warrants issued in that offering or the Soliciting Dealer Warrant.


	INVESTMENT OBJECTIVES AND STRATEGIES
General

Our fundamental investment objectives are:


* To provide regular dividends to Shareholders. We intend to pay quarterly dividends to Shareholders. We commenced paying Dividends for the quarter
ended June 30, 1999.   Dividend payments may fluctuate during our life.  We
intend to pay dividends from operating cashflow but may, from time to time, pay all or a portion of dividends from capital, including the proceeds from the sale or disposition of properties. In general, we intend to reinvest any proceeds we receive from the sale or disposition of properties. To the extent we are not able to pay dividends from operating cash flow, such dividends will represent a return of money originally invested in the Company and not a return on investment.

* To provide dividends that are partially free from current taxation. In the event we qualify as and elect to be taxed as a REIT, and continue to qualify as a REIT, we will not generally be taxable to the extent taxable income is distributed to the Shareholders as dividends. Moreover, any dividends paid to Shareholders will not be currently taxable to the Shareholders to the extent the dividends exceed the Company's taxable income. The Company expects that its taxable income, because of deductions for depreciation and other non-cash expenses, will be less than the Company's cashflow. Depreciation deductions, however, will decrease the Company's tax basis in its properties and thus increase the Company's taxable income in the event of a taxable sale or other disposition of the properties. See "Federal Income Tax Considerations."

*  To provide Shareholders with long-term appreciation on their investment.
We intend to realize long-term appreciation from our Properties by seeking out and acquiring Properties which we determine as under-valued in light of current local market conditions and rental rates. We intend to buy properties at the best possible price and thereby being positioned to realize maximum appreciation in the event of future increases in real estate prices. There is no assurance that we will achieve these objectives. Moreover, because as little as 86.5% of the dollars raised from the sale of the Shares will be invested directly in real estate, we will need to realize greater appreciation of value of our real estate in order that the investors can realize the same return they might realize if they were able to invest directly in real estate.

* Hedge against inflation. We will rent our multi-unit residential properties on a month-to-month or short-term basis which will allow us to timely adjust rents to prevailing market rates. We will endeavor to include scheduled rental increases in our longer term commercial leases so as to provide for increasing rents. By so providing for market or increasing rental rates, we hope to reflect inflationary increases in our Property values.

* Conserve Shareholder capital. We will attempt to decrease the risk of loss to our Shareholders and thereby conserve Shareholder capital by investing in a diversified portfolio of quality real estate. We believe that the more properties we acquire, the less we will be affected by the poor performance of any single property. However, our ability to diversify our portfolio will depend on the funds from this Offering. Accordingly, there is no assurance that the Company will be able to achieve this objective.


* To provide liquidity of investment. We intend to provide our Shareholders with liquidity by establishing a secondary market for the Shares as soon as practicable. However, we will not be in a position to establish such a market until, among other things, we have a sufficient number of Shares outstanding held by a sufficient number of investors and sufficient size in terms of net worth and asset base. As these requirements will not be satisfied unless we can sell a sufficient number of Shares in this Offering, there is no assurance that we will be able to achieve this objective.

There can be no assurance that any of the objectives will be achieved as each, to some extent, is dependent upon factors and conditions which will be beyond the control of the Company. For example, we will endeavor to purchase properties under terms which will provide it with positive cash return ("cash flow") and will endeavor to acquire properties in areas of projected growth, our realization of positive cash flow from and appreciation of our properties will depend on a number of factors, including short-term and long-term economic trends, federal income tax laws, governmental regulations, local real estate market conditions and property operating expenses. The preservation of Shareholders' capital will largely depend upon our ability to invest in a diversified portfolio of real estate, which will in turn depend upon the amount of proceeds realized from this Offering. Liquidity to Shareholders will occur only if a regular market is established and maintained for the Shares. Our stock is not currently listed on any exchange or actively traded in any secondary market. The extent to which any public market for the Shares develops will depend largely on the number of Shares issued after this Offering.

We may not alter our fundamental investment objectives, or the restrictions discussed under "Investment Strategies and Policies - Investment Restrictions" below, without the Majority Vote of the Shareholders. Our investment strategiesare subject to certain restrictive provisions contained in our Bylaws. See "Investment Restrictions" below. In general, we intend to reinvest the proceeds from any sale or other dispositions of our Properties in additional Properties. There is no date by which the Company will terminate and liquidate. The Shareholders, by a Majority Vote, may elect to dissolve and liquidate the Company at any time.

Investment Strategies and Policies

We intend to achieve our fundamental investment objectives through the acquisition of equity interests in a diversified portfolio of income-producing real estate. We will make investments in such a manner as to comply with the REIT provisions of the Code with respect to the composition of the Company's investments and the derivation of its income. See "THE COMPANY" and "FEDERAL INCOME TAX CONSIDERATIONS." We do not intend to invest in other types of real estate or to invest or engage in Mortgage Loan activities to a significant extent, but may, from time to time, engage in one or more of such activities.

Our investments must be made in accordance with the applicable provisions of the REIT Rules in order for the Company to qualify as a REIT. With certain exceptions, equity interests in entities which do not qualify as REITs, and owning, developing or improving real property (as contrasted with direct equity interests in real property itself) are not includable in permitted classes of assets under certain requirements for qualification as a REIT under the REIT Rules. Specifically, such investments are not permitted classes of assets in applying the 75% test described in "FEDERAL INCOME TAX CONSIDERATIONS" below, nor are distributions from such investments includable in the 75% gross income test. However, investments in straight pass-through or fully-modified pass-through mortgage-backed securities guaranteed by GNMA, FNMA or FHLMC, including interest paid thereon, are includable in permitted classes of assets under such requirements.

Real Estate Investment Policies

We will abide by the following strategies in attempting to achieve the foregoing goals:

* We intend to acquire properties using mortgage financing. However, we will endeavor to limit mortgage financing, on a stabilized portfolio basis, to not more than 65% of the fair market value of our Properties.

* We will endeavor to acquire only multi-unit residential, retail, commercial and other income-producing properties with an established tenant base.

* We will endeavor to acquire properties in areas of projected growth which have established income-producing capabilities and a potential to appreciate in value.

Acquisition Strategies. We plan to acquire one or more as yet unidentified Properties. We will seek to acquire properties that have potential for occupancy increases and/or rental increases. Some properties may need renovation or expansion, and thus may require an initial expenditure for capital improvements. We may invest in properties under construction, but will do so only where: (i) construction of the property is at least eighty percent complete or otherwise satisfactorily guaranteed or assured and permanent financing has been committed (for the purposes hereof, permanent financing shall mean financing which has a term of five years or more);
and (ii) the investment otherwise meets our investment objectives and restrictions described herein. See "Investment Restrictions" below.

We will invest in multi-unit residential, retail and/or commercial properties. We will endeavor to acquire properties which have a potential to appreciate in value and have either established income-producing capabilities or are anticipated to provide positive cash flow within the initial twelve months following our acquisition thereof. We plan to acquire properties only in areas of established or projected growth as determined by management, in its sole discretion, based on its review and interpretation of local economic and statistical data and/or independent reports and surveys. We will endeavor to acquire established properties with operating histories, but may invest in newly-developed properties without operating histories, or properties under development. We will seek to acquire properties in desirable areas. The Company intends to concentrate its real property investments in the southwestern United States. There is no assurance that the Company's purchase of any proposed property acquisition will be successfully completed.

In evaluating acquisition opportunities, management will consider such factors as (i) location; (ii) construction quality, condition and design of property and the ability to increase same; (iii) terms of tenant leases, including the potential for rent increases; (iv) potential for economic growth and tax and regulatory environment of the municipality in which the property is located;
(v) the potential for renovation or expansion of the property and a projected return from such renovation or expansion; (vi) occupancy and tenant demand at the property and at other area properties; and (vii) potential for construction of additional properties of the same kind in the area.

In general, we will seek to acquire properties with potential total returns which will stabilize or increase the funds available for distribution. We will seek to control expenses by monitoring and limiting, to the extent possible, its acquisition and operational expenses and by providing regular preventive maintenance, periodic renovation and upgrading.

We will also consider acquiring Properties for cash, mortgage financing, the issuance of our common stock or other securities, or any combination of the foregoing. In issuing stock for Properties, management will attempt to value the stock at the then-perceived fair market value. However, we may issue our securities at a premium or a discount in circumstances we deem appropriate.

We intend to acquire properties at prices equal to or less than their independently appraised market value. Where we deem it necessary, we will obtain structural or engineering inspections or reports and/or surveys respecting properties we contract to acquire. In general, we will require a Phase I environmental audit prior to the purchase of a property. We will obtain a standard owner's title insurance policy insuring our title in the Property in an amount at least equal to our Purchase Price.

We may directly or indirectly pay brokerage commissions and other Acquisition Fees in connection with our acquisition of Properties; however we will not pay Acquisition Fees to our officers, non-Independent Directors or their Affiliates. The total of all Acquisition Fees we pay to all persons in connection with our acquisition of a Property will be reasonable and will in no event exceed an amount equal to six percent (6%) of the Purchase Price of the Property (or in the case of a mortgage loan, six percent (6%) of the funds advanced), unless the Board, including a majority of the Independent Directors, approve the transaction as being commercially competitive, fair and reasonable to the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Mortgage Loan Investments

We may from time to time originate or otherwise invest in loans which are substantially secured by real property (mortgage loans). We may invest in either senior mortgage loans or junior mortgage loans. The Bylaws provide that unless our first Mortgage Loan investments exceed 80% of our tangible assets, our aggregate secured and unsecured borrowings may not exceed 300% of our Adjusted Net Worth.

In no event will we make or invest in any Mortgage Loan which is subordinate to any Mortgage Loan or equity interest held by management or their respective Affiliates. We do not intend to make or otherwise invest in any loans to such persons. See "Investment Restrictions" below.

We anticipate that we will compete with other real estate investors (both domestic and foreign), including other real estate investment trusts and limited partnerships which have investment objectives similar to ours and which, in most cases, will have resources greater than ours, for both investment opportunities and in the operation of our properties.

Operating Strategies. We will manage and administer our operations internally, using our own staff and agents. We may use the staff of CHG Properties, Inc. on an actual cost reimbursement basis for certain administration and administrative functions. Until we reach a size to efficiently maintain a full-time staff, we will continue to contract with CHG Properties and/or independent third parties to provide off-site and on-site property management functions and possibly other functions.


Property Management. We have entered into a Property Management Agreement with CHG Properties, for the management of our Properties. Pursuant to this agreement, the Property Manager will be responsible for administering the leasing and maintenance of the properties, including maintenance of rental and operational records. The Property Manager will provide all services in connection with the management of the Property, with the exception of an on-site property manager who will be separately employed by us. We will engage on-site property managers for our Properties as required. In consideration for its services, the Property Manager is entitled to receive, on a monthly basis, 5% of the gross rentals from properties under management. The Property Manager is also entitled to reimbursement for certain out-of-pocket costs and expenses. The Property Management Agreement is subject to cancellation by either party upon 60 days prior written notice.

CHG Properties has managed multi-unit residential real estate for its own account and for the account of others since its reorganization in 1989. We will contract with third parties to provide maintenance and repair services on our Properties as we deem appropriate. To the extent required, such persons will be independent contractors under the REIT Rules.

Investment Exit Strategies. We intend to operate within the safe harbor requirements under the REIT Rules, whereby we will not be deemed to be a "dealer" in real property regarding the sale and disposition of our Properties. The Board will determine whether a particular property should be sold, refinanced or otherwise disposed of after considering a number of factors, including the performance of the property, prevailing real estate market conditions, the possibility for future capital appreciation, our need for cash or debt reduction and the economic benefits to the Company from such refinancingor disposition. In determining whether to dispose of a property, management will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Management may consider the disposition of the property in either a sale or like-kind exchange transaction.

We may sell Properties under terms which require payment in full by cash or pursuant to which we accept the purchaser's debt obligation (which may be secured by the property) as payment of part of the purchase price. In determining whether to finance all or a portion of the sales price of a property, we will consider a number of factors, including the rate and terms of such financing, the length of such financing, the percentage of the sales price such financing represents and the identity and credit standing of the purchaser. We do not intend to finance the sale of our Properties for a period in excess of five years, but may do so under circumstances deemed appropriate by the Board. See RISK CONSIDERATIONS above. Such financing may provide for balloon payments and/or variable interest rates in circumstances management deems appropriate.

Net Proceeds from the Sale or Disposition of a property may, in the discretion of the Board, be distributed to the Shareholders or, subject to certain conditions, invested in additional Properties, in the maintenance, repair or expansion of existing properties, or used for reserves or to finance Company operations. Also, in the discretion of the Board, we may trade our equity interest in a Property, wholly or partially, for an equity interest in one or more other properties. The foregoing notwithstanding, the Board must distribute all or a portion of such proceeds under specified circumstances.


Borrowing Policies

We intend to acquire properties through the use of debt, i.e., through the use of leverage. While the use of leverage will generally increase the number of Properties we will acquire, it will increase the fixed charges associated with our Properties (i.e. debt service , taxes, insurance and certain maintenance costs). Properties acquired with the use of financing can be expected to produce positive cash flow only if they generate sufficient rental income to pay the debt service payments and the properties' operating expenses. We may acquire Properties subject to existing indebtedness, seller financing, new financing or any combination thereof.

We expect most of our debt will be secured by mortgages on our properties, although we are permitted to borrow funds on an unsecured basis. In connection with our Property acquisitions, we will endeavor to obtain financing which has a term of not less than five years or which does not provide for either (i) the amortization of the entire loan principal amount or a substantial portion thereof prior to maturity, or (ii) the payment of a substantial portion of the entire principal amount within the anticipated holding period of the property securing the loan. Nevertheless, in circumstances we deem appropriate, we may borrow funds on terms not meeting any or all of these criteria. Also, we may, from time to time, obtain unsecured, short-term loans for working capital purposes. In obtaining financing, the Boards discretion is limited by the Bylaws, which contain certain restrictions regarding both our secured and unsecured borrowings. See "Investment Restrictions" below.

Our long-term goal is to maintain our overall leverage on a stabilized portfolio basis of 65% or less of the fair market value of our combined property portfolio and other tangible assets on an annual basis. However, in circumstances deemed appropriate, we may finance 95% or more of the Purchase Price of any Property. Our aggregate borrowings will be reviewed by the Board at least quarterly to determine the reasonableness of such borrowings in relation to our Net Assets.

We may, from time to time, finance or refinance our Properties in situations deemed appropriate by management. We may utilize the proceeds from such financing or refinancing to acquire one or more additional Properties, to maintain, repair or expand one or more of our existing Properties or for reserves or operations. The providers of such financing may be institutions, such as banks or savings and loan associations, pension plans or other entities or individuals, including the seller of the Property.

Joint Ventures with Others

We may acquire Properties alone or, for the purposes of acquiring interests in a greater number of Properties, in co-ventures (joint ventures or partnerships)with others, including, subject to certain conditions, Affiliates of management. We will invest in co-ventures with others only if: (i) our interest in the co-venture profits and losses is proportionate to our investment; (ii) our share of the co-venture operating costs, including administrative costs, is proportionate to our investment; (iii) such investment is not as a limited partner and our voice in co-venture management is proportionate to our investment; (iv) the investment is not subject to a promotional compensatory interest (subordinate or otherwise) of a promoter or sponsor; and (v) the investment in the co-venture otherwise meets our investment objectives and the restrictions contained in the Bylaws. See "Investment Restrictions" below.

When investing in co-ventures, we will have a voice in the venture's management proportionate to our investment. Accordingly, if we are not the majority investor in the co-venture, we will not control the co-venture's management. Moreover, we may indirectly incur costs and expenses for management and administration of such investments which are greater than would be incurred if we directly invested in the Property. It is also possible that compensation paid by the co-venture for management and other services could exceed that which we would pay had we alone acquired the Property.

In reviewing the potential co-venture investment, management will consider many factors, including our percentage ownership of the venture, the fees and expenses paid to promoters, other venturers and their Affiliates, past performance information of the co-venturers and our ability to influence management of the co-venture.

Investment Restrictions

Our investment strategies and policies will be consistent with the guidelines and restrictions set forth in the Bylaws.

General Restrictions.  The Bylaws prohibit the following:

* Any transaction involving our acquisition of a Property, unless its Purchase Price does not exceed its Appraised Value and unless the total compensation paid to all persons when added to Acquisition Expenses do not exceed six percent (6%) of the Purchase Price (or in the case of a Mortgage Loan, six percent (6%) of the funds advanced) unless the Board (including a majority of the Independent Directors) excluding any director who is interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to us.

* Investments in commodities, commodities futures contracts, foreign currency and bullion, with an exception for interest rate futures.

* Investments in installment sales contracts for the sale or purchase of real estate (except in connection with the disposition of a Property and where such contract is in recordable form and is appropriately recorded in the chain of title).

   Investments in Mortgage Loans, unless such lien, plus the outstanding amount of the senior debt secured by the same property, if any, does not exceed 85% of the Appraised Value of the Property securing the loan if, after giving effect thereto, the value of all Mortgage Loans secured by junior liens on real property ("Junior Mortgage Loans") would not exceed 25% of our tangible assets; or if the value of all of our investments in Junior Mortgage Loans which do not meet the foregoing criteria would not exceed 10% of our tangible assets (which are included in the aforesaid 25%) and the directors (including a majority of the Independent Directors) determine substantial justification exists because of the presence of other underwriting criteria.


* Investments in Mortgage Loans unless: (i) the mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of title is obtained; (ii) the Mortgage Loan is not subordinate to any Mortgage Loan or equity interest by a member of our management or their Affiliate; and (iii) the transaction is not with a member of our management or their Affiliate unless an Appraisal of the property securing the mortgage has been obtained from an independent qualified appraiser and the transaction is approved by a majority of the Independent Directors.

* Investments in Unimproved Real Property or in Mortgage Loans secured by liens on Unimproved Real Property, if the total of such investments exceeds 10% of the Company's Invested Assets.

Trading, as compared to investment activities (other than investments made solely for hedging purposes).

* Holding property primarily for sale to customers in the ordinary course of business.

* Engaging in the trading, underwriting or agency distribution of Securities issued by others.

* Investments in the equity securities of any nongovernmental issuer representing less than 100% ownership of such issuer, including another REIT, for a period in excess of 18 months or in the equity securities of any Affiliate of a member of management, except issuers formed by the Company to develop, own and/or operate specific properties.

* Engaging in any short sale, or borrowing on an unsecured basis, if such borrowing will result in an asset coverage of less than three hundred percent (300%), unless at least eighty percent (80%) of our tangible assets consist of First Mortgage Loans. For the purposes hereof, "asset coverage" means the ratio that the value of the aggregate book value of our assets, less all liabilities and indebtedness, except indebtedness for unsecured borrowings, bears to the aggregate of our unsecured borrowings.

* Our aggregate borrowings (secured and unsecured) must be reasonable in relation to our Net Assets and must be reviewed by the Board at least quarterly. The maximum amount of such borrowings in relation to our Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Directors and disclosed to Shareholders in our next quarterly report, along with justification for such excess.

Transactions with Management and their Affiliates. The Bylaws prohibit the following transactions between the Company and any member of our management or their Affiliates.

(2) Any loan of funds to or borrowing of funds from such person, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.


(i) Any transaction (other than through a joint venture or partnership) that involves the acquisition of a Property from, or the sale of a Property to, such person, except our acquisition of a Property where such person has acquired the Property for the sole purpose of facilitating our acquisition thereof, the total consideration we pay does not exceed the cost of the Property to such person (including holding costs) and no special benefit results to such person.

(ii) Any transaction with a business organization with which such a person, in his individual capacity, is affiliated unless that transaction is approved by the Board and a Majority Vote of the Shareholders.

(iii)	Any investment in a joint venture or partnership with such person unless a majority of the Board (including a majority of the Independent Directors), excluding any director who is interested in the transaction, approve the transaction as being fair and reasonable to the Company and substantially on the same terms and conditions as those received by other joint venturers.

(iv)	Any other transaction between us and such person, unless specifically prohibited, shall require the approval of the Board (including a majority of the Independent Directors) excluding any director interested in the transaction, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Issuances of Securities. The Bylaws also contain certain restrictions regarding the types of securities which we may issue. We are prohibited from issuing the following:

(i) Warrants, options or rights, except as part of a public offering, a financing arrangement, a ratable distribution to or purchase by the Shareholders or a stock option plan for our officers, directors and/or key employees.

(ii)	Debt securities, unless the historical debt service coverage (in the most recently-completed fiscal year), as adjusted for known changes, is sufficient to properly service that higher level of debt.

(iii)	Assessable or non-voting equity securities.

Other Operating and Investment Policies

We will, to the extent allowable under the REIT provisions of the Code, manage the operation of our affairs and Properties. We will employ the Property Manager and employ other independent contractors for some services including Affiliates of management. See CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS.

Interim Investment Strategies. Pending disbursement for investment, we may invest funds in deposits in commercial banks, certificates of deposit, government securities, money market funds and/or other liquid investments (including GNMA, FNMA, and FHLMC mortgage-backed securities) as the directors deem appropriate.


Cost Recovery of Properties. We intend to generally depreciate our Properties eligible for depreciation using a straight-line method of depreciation over a 30 to 40-year life, with certain tenant improvements amortized over a shorter period. However, subject to changes in existing federal income tax laws, we may elect a shorter life for one or more of its properties if we deem such election appropriate and advisable.

Appraisals. Our policy is to obtain an independent Appraisal as a condition to our acquisition of an equity interest in a Property. We must always do so if the property is to be acquired from a member of management or their Affiliate. The Purchase Price of a Property, which includes real estate commissions, acquisition fees and acquisition expenses we pay, may not exceed the Appraised Value of the Property. Appraisals, however, are only estimates of the value of a Property at the time they are rendered and may not necessarily correspond to the true worth or the realizable value of the property. Each Appraisal we obtain will be retained in our records for a minimum period of five years.

DIVIDEND POLICY

General

In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income. The Board, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company -- Dividend Requirements." The declaration of Dividends is within the discretion of the Board and depends upon the Companys distributable funds, current and projected cash requirements, tax considerations and other factors.

Dividends

The following table reflects total Dividends and Dividends per Share we have declared and paid for each month since the Company commenced operations.


Record Date            Total     Dividends
Quarter Ending       Dividends   Per Share

June 30, 1999        $8,497        $0.11

September 30, 1999    8,923         0.11

December 31, 1999     9,127         0.1125


In addition, on July 30, 1999 , the Board declared a stock dividend of 0.05 shares of common stock for each share of common stock outstanding on that date (representing a 5.0% stock dividend). We intend to continue to make regular Dividends to Shareholders. Dividends will be made to those Shareholders who are Shareholders as of the record date selected by the Board. Dividends will be declared quarterly during the offering period, declared quarterly during any subsequent offering, paid on a quarterly basis during an offering period, and declared and paid quarterly thereafter. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay the minimum required distributions of 95% of our real estate investment trust taxable income, we may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Dividends by increasing operating costs. To the extent that Dividends to Shareholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Dividends will not reduce Shareholders' aggregate Invested Capital. Dividends in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Board (i) advises each Shareholder of the risks associated with direct ownership of the property,
(ii) offers each Shareholder the election of receiving in-kind property distributions, and (iii) distributes in-kind property only to those Shareholders who accept the Board's offer.

On April 1, 1999 (the date we commenced operations of the Company) through December 31, 1999, approximately 2.0% of the Dividends declared and paid on the Common Stock were considered to be ordinary income and approximately 98% were considered a return of capital for federal income tax purposes.

Dividends will be made at the discretion of the Board, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and any interest income, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase Dividends in accordance with increases in net cash from operations.

PROPERTIES

We currently own one property, the Casa Grande Apartments, a 39-unit apartment complex, including related improvements, on approximately 1.2 acres. The property is located in the City of Cheyenne, which is located in the southeast corner of Wyoming. The complex contains a total of twenty (20) two-bedroom apartments, and nineteen (19) single-bedroom apartments. The enclosed living areas aggregate approximately 29,250 square feet. We own fee title to the Property.

The Property is located in Cheyenne, Wyoming. Cheyenne has a population of approximately 55,000 and is located in Laramie County in the southeast corner of the state. The Property is located in the citys downtown area in an established residential neighborhood next to Holiday Park, the citys largest public park. The neighborhood is comprised of approximately 70% single family residences, 10% multi-family housing, 15% commercial uses and 5% industrial uses.

We lease the Property to tenants on a month-to-month basis. The roof of the Property was replaced in 1996. We plan no major renovations to the Property within the next 36 months. The Property currently has a 93% occupancy. Current rental rates are $425 per single bedroom units and $480 for 2-bedroom units. The Property competes for tenants with comparable multi-unit properties and single family residences in its area. We believe the Property is comparable or superior to other multi-unit properties in the area considering its location and close proximity to Holiday Park, one of the more desirable areas of the city. We maintain casualty and liability insurance on the Property which we believe provide adequate coverage against losses by reason of casualty or personal liability.

The complex is constructed of wood frame with stucco exterior and wood facing and trim. The complex includes paved parking for approximately sixty cars (1.5 places per apartment unit). The grounds of the building contain approximately 20,000 square feet of open area, which is fully landscaped with concrete walks throughout the site. The property was constructed in 1973.

We acquired this Property and cash on April 1, 1999 from Wyoming Casa Grande, a California limited partnership ("Wyoming Casa Grande" or the "Partnership") in exchange for 36,830 Shares of our Common Stock and 39,852 Shares of our Series A Preferred Stock. The Property Manager, CHG Properties, was the sole general partner of the Partnership. Under the Partnership Agreement, CHG Properties received 8,642 shares of common stock. Our acquisition of the Property was approved by the limited partners of the Partnership holding a majority of the outstanding limited partnership interests (L.P. Shares). In the exchange, our common stock was valued at a price of $9.10 per share. The value of the Casa Grande Apartments for the transaction was $1,020,000 which was the estimated market value of the property determined by an independent appraisal report dated November 8, 1998 by Christopher S. Brown, MAI, an independent real estate appraiser.

The Board determined a price of $9.10 per share fair and reasonable primarily because it represents the $10.00 price paid by cash investors in our initial private placement offering, net of the 9% securities sales commission paid in that offering. Thus, the net price we realized for our stock in the Casa Grande Acquisition is the same, i.e., $9.10 per share as the net price we realized in our initial private placement offering. The number of shares offered to the limited partners of Wyoming Casa Grande was calculated as set forth below.

The estimated market value of the Property was determined by an independent appraisal dated November 8, 1998 by Christopher S. Brown, MAI. We agreed to the engagement of Mr. Brown for purposes of valuing the Property for the acquisition based on his experience and knowledge of commercial and retail properties in the Cheyenne area. The purpose of the appraisal was to establish an independent value for the Casa Grande Apartments for the purposes of our acquisition of this property from the seller, whose general partner was the Property Manager. The appraisal addresses the fair value of the Property on an "as is" basis. The appraisal was presented on a complete appraisal format under the USPAP standards and contain no departures from the USPAP standards.

We acquired the Property pursuant to our assumption of a note secured by a first lien on the Property (the "First Mortgage"). The First Mortgage had an unpaid balance of $330,680 when we acquired the Property. We incurred acquisition costs of less than $500.

We refinanced the First Mortgage on October 8, 1999 pursuant to a loan from Norwest Bank Wyoming N.A. in the principal amount of $787,500. The loan bears interest at the fixed rate of 8.0% per annum and is payable $6,586.97 per month until October 8, 2004 when the entire unpaid balance of principal and interest is due and payable. The loan is secured by a first mortgage on the property.

For federal income tax purposes, the Property has a depreciable basis of $__________, the cost of which we will recover on a thirty year, straight line basis. We anticipate 1999 property taxes will be approximately $7,200.

	MANAGEMENT

We operate under the direction of the Board. Our directors are accountable to the Company and its Shareholders as fiduciaries. The Board will be responsible for the management and control of our business and affairs.
Our executive officers will manage our day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. We currently have five directors. Under the Bylaws, we must have at least four and may have no more than seven directors. Under our Bylaws, a majority of the Board must be Independent Directors; that is, persons who are not employed by or otherwise affiliated with our management or sponsors. A majority of our Independent Directors must approve all decisions of the Board.

A director may resign at any time and may be removed with or without cause by the Shareholders upon the affirmative vote of the number of votes required to elect such director at a special meeting called for the purpose of such proposed removal. The notice of such meeting must state that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Charter documents.

The directors will meet quarterly or more frequently if necessary. The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our executive officers. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable.

Directors and Executive Officers

The following table sets forth information about our directors and executive officers.


Name                         Age                 Position

Jack K. Heilbron             49                  Chairman of the Board,
                                                 Chief Executive Officer

Kenneth W. Elsberry          61                  Chief Financial Officer

Mary R. Limoges              43                  Vice President, Secretary

Frank Duong                  51                  Director

Richard E. Hall              72                  Director

Mark R. Sprouse              47                  Director

Douglas Werner               48                  Director



Mr. Heilbron, Mr. Hall and Mr. Werner each serve as a director of Centurion Counsel Funds, Inc. Centurion Counsel Funds, Inc. is an investment company registered under the Investment Company Act of 1940, whose advisor, Centurion Counsel, Inc. is an affiliate of the Property Manager. None of the persons named are otherwise a director of any company reporting under the 1934 Act. Reporting Companies include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940.

Each of the directors serves for a concurrent term of one year or until his or her successor is duly elected and qualified. Set forth below is a description of the business and employment background of each director and executive officer.

JACK K. HEILBRON has served as an officer and director of the Company since its inception. Mr. Heilbron is a founding officer, director and shareholder of CI Holding Group, Inc. and of its subsidiary corporations. Mr. Heilbron also serves as Chairman of Centurion Counsel Inc., a licensed investment advisor, and as Chairman of Centurion Counsel Funds, Inc. He also currently serves as Chairman of the Board of CI Holding Group, Inc. and certain of its subsidiaries. From 1994 to the present, Mr. Heilbron served as the Chairman and/or a director of Clover Income and Growth REIT ("Clover REIT"). Mr. Heilbron presently holds a license as a registered securities principal with Centurion Institutional Investor Services, Inc., an NASD member broker-dealer. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California.

MARY R. LIMOGES has served as an officer and director of the Company since its inception. Ms. Limoges is a founding shareholder of CI Holding, and serves as President and a director of PIM Financial Services, Inc. Since 1982, Ms. Limoges also serves as an officer and/or director of CHG Properties, Centurion Counsel, Inc. and another CI Holding affiliated corporation. Prior to 1982, Ms. Limoges served in various management positions with other financial services companies including a New York Stock Exchange Firm.
Ms. Limoges holds the professional designations of Registered Representative and Registered Principal with the NASD and is a member of the International Association for Financial Planning. Ms. Limoges is the spouse of Mr. Heilbron.

FRANK DUONG has served as a director of the Company since December 1999. Since march 1997, Mr. Duong has served as Director and COO of IN2 Technologies, Inc., a privately held computer software development and marketing company. Mr. Duong has for more than the past five years, served as a financial and accounting consultant to various small businesses. He also serves as a Director and Chief Financial Officer of IN2 Technologies, Inc., a privately held computer software development company. Mr. Duong worked for Horizons Technology, Inc., San Diego, as Project Financial Manager for the Advanced Systems and Mission Support Systems Group from 1990 to 1995 and as a management consultant for Worldwide Investment Network from 1990 to 1993. Mr. Duong has an MBA degree from the United States International University, has completed graduate work in Systems Management at the University of Southern California, and has a BS degree in Accounting and Finance from San Diego State University. Mr. Duongs wife is a registered representative of PIM Financial Services, Inc.

KENNETH W. ELSBERRY has served as an officer of the Company since its inception. Mr. Elsberry has served as Chief Financial Officer and a director of CI Holding Group, Inc. and certain of its Affiliates including PIM Financial Services, Inc. Until August 31, 1999, he served as President and Chief Financial Officer of Centurion Counsel Funds, Inc., a registered investment company. From 1994 until 1998, Mr. Elsberry has served as Chief Financial Officer of Clover REIT. Since 1990, Mr. Elsberry has operated his own consulting firm, which provides financial and administrative consultation services to small to medium size companies. Prior to 1990, Mr. Elsberry served as President and Chief Executive Officer of Bekhor Securities Corp. dba First Affiliated Securities, a firm he joined in 1989. From 1975 to May 1989, Mr. Elsberry had served as an Executive Financial Officer for
First Affiliated Securities, Inc. Mr. Elsberry received his Bachelor of Science degree in accounting from Colorado State University and is a registered securities principal. He is a member of the California Society of Certified Public Accountants, American Institute of Certified Public Accountants and National Association of Accountants.

RICHARD E. HALL has served as a director of the Company since its inception. Mr. Hall is a retired financial planner and securities salesman. From 1994 until July 1998, Mr. Hall served as a director of Clover REIT. Prior to his retirement in 1989, Mr. Hall had served as registered representative with PIM Financial Services, Inc. from 1983 to 1989 and also as a director of CI Holding Group, Inc. during that period. Until July 1994, Mr. Hall owned approximately 3% of the shares of CI Holding Group, Inc. At that time he sold his shares for fair value to CI Holding. Mr. Hall also serves as a director of Centurion Counsel Funds, Inc., a registered investment company.

MARK R. SPROUSE has served as a director of the Company since its inception. Mr. Sprouse has, since 1984, owned and operated Resource Planning And Management, a financial planning and services company located in Redlands, California. From 1997 to the present, Mr. Sprouse has served as a director of Clover REIT. Mr. Sprouse is a licensed insurance agent for Connecticut General Life Insurance Company and has been a registered securities sales representative of PIM since 1989.

DOUGLAS WERNER is President and owner of Werner Graphics, a graphic design firm he founded in 1993. Since 1993, he has also served as President of Tracks Publishing, a printing company. Mr. Werner has, since 1994, served as director of Centurion Counsel Funds, Inc.

Committees of Directors

Audit Committee. The Board has established an Audit Committee which consists of Messrs. Hall and Sprouse. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees, and review the adequacy of our Company's internal auditing controls.

Executive Committee. The Board has established an Executive Committee composed of Messrs. Heilbron, Sprouse, and Hall. Subject to the Company's conflict of interest policies, the Executive Committee has the authority to oversee our day-to-day business operations, including the authority to acquire and dispose of real property and to borrow or loan funds on our behalf, in transactions not involving amounts equal to 10% or more of the Company's assets. The Executive Committee also has the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to our borrowing.

Executive Compensation Committee. The directors have established an Executive Compensation Committee composed of Messrs. Werner, Hall and Sprouse. The Executive Compensation Committee will determine the compensation of our executive officers.

Employment Contracts

We have employment agreements with Messrs. Heilbron and Elsberry. The per annum base salaries of Messrs. Heilbron and Elsberry under their respective agreements is $10,000 and $10,000, respectively. In addition, under his agreement, each employee is entitled to an annual award of stock options in an amount determined by the Board, life insurance and medical insurance coverage. Also, each employee is entitled to an annual bonus review under which the employee will be entitled to bonus compensation in at least the amount necessary to raise the employee's annual salary to the median level of salaries paid to comparable executives for comparable sized REITs as reported by the National Association of Real Estate Investment Trusts ("NAREIT") or, if NAREIT or a comparable organization fails to publish such information, such bonus compensation will be awarded as reasonably determined by the Executive Compensation Committee. The award of any bonus compensation, however, is dependent on our attaining certain minimum performance levels as determined by the Executive Compensation Committee. Each agreement is for an initial one 1-year term and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either the Board or the employee to terminate the contract by giving at least 60 days prior written notice. None of the employment contracts currently provide for severance payments. Pursuant to their respective agreements, each employee is required to devote only such time to the Company as is necessary to perform his duties and may otherwise devote the remainder of his time to his other business interests.

Compensation of Directors

We pay each director who is not also an officer $100 for each director meeting attended in person and $50 for each director meeting attended telephonically. Directors are reimbursed their actual expenses for attending meetings. Each director on January 15, 1999 was granted a stock option for 2,100 shares at a price of $10.00 per share until December 31, 2003. We do not pay director compensation to the directors who also serve as officers.

Stock Option and Other Plans

Messrs. Heilbron and Elsberry have been awarded stock options under their respective employment agreements. See "Executive Compensation" above. Also, we have awarded various stock options to its directors as described under "Compensation of Directors" above.

We intend to establish and implement in 2000 a 401(k) retirement plan covering substantially all of our officers and employees. The 401(k) plan will permit participants to defer up to a maximum of 15% of their compensation, which deferrals we will match in an amount equal to 50% of the employee's contribution (up to a maximum of 3.0%).


Also, we may, in the future, implement other employee benefit plans, such as stock option plans, appreciation right plans and share bonus plans, for the purposes of attracting and retaining directors, officers and other employees. The Board has no current plans to authorize or implement a specific plan.

Certain Responsibilities of the Directors; Indemnification

Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of California, the Directors are required to perform their duties in good faith and in a manner each Director reasonably believes to be in our best interest and that of our Stockholders, with such care as an ordinarily prudent person in a like position would use under similar circumstances. The California General Corporation Law ("CGCL') and the Articles provide that a person who performs his or her duties in accordance with such standards has no liability by reason of being or having been a Director. In addition, the Independent Directors must review at least annually the relationship of the Company with the Property Managers performance of its duties under the Property Management Agreement, and must determine that the compensation paid to the Property Manager is reasonable in relation to the nature and quality of the services performed. The Property Manager also has a fiduciary duty to the Company and the Stockholders.

The Articles provide that the Property Manager and the Directors are deemed to be in a fiduciary relationship to the Company and the Stockholders and that the Directors have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Property Manager.

THE PROPERTY MANAGER AND THE PROPERTY MANAGEMENT AGREEMENT

The Property Manager is a California corporation which is a wholly owned subsidiary of CI Holding Group, Inc., a California corporation. The Companys executive officers and its non-Independent Directors serve as officers and/or directors of CI Holding Group, Inc., the Property Manager and their Affiliates. Also, certain of such persons as a group are a principal shareholder of CI Holding Group, Inc.

The Property Manager conducts his activities at offices at the same address as the Company. The Property Managers staff may also be made available, on a cost reimbursement basis, to the Company for certain administrative functions until such time as the Board, in its discretion, determines that the Companys level of operation is sufficient for the staff to engage its own employees, office equipment and facilities.

We currently rent our office facilities on a cost reimbursement basis from CI Holding Group, Inc. We will continue to do so until such time as the Board determines, in its discretion, that our needs warrant separate accommodations.

Pursuant to the Property Management Agreement, the Property Manager will be responsible for collection and bank deposit of rents, day-to-day maintenance of the Properties, leasing and tenant relations, and will submit approved vendor invoices to the Company for payment. The Property Manager will also review and pay approved vendor invoices, monitor the payment of rents by tenants, and monitor the collection of reimbursements from tenants, where applicable, for common area maintenance, property taxes and insurance.
Data relating to collections, payments and other operations of the Properties will be entered and maintained on a computer data bank located in the Property Managers offices. The Property Manager will be responsible for monitoring and supervising any management employees on the Properties, including on-site apartment building managers.

The Property Manager provides property management services to the Company pursuant to the terms of the Property Management Agreement. Without limiting the generality of the following description, the Property Manager has agreed to provide services in connection with the rental, leasing, operation and management of our Properties in consideration for a monthly management fee in the amount of 5% of Gross Rental Income, as defined in the Property Management Agreement, from all properties managed for the month for which the payment is made. In addition, we are required to compensate the Property Manager in the event it provides services other than those specified in the Management Agreement and to reimburse the Property Manager for its costs, other than its general, administrative and overhead costs, in providing services under the Agreement. We will maintain a separate Property Management Agreement for each Property, each of which will have an initial term ending December 31, in the year in which the Property is acquired. Each Property Management Agreement will be subject to three successive 3-year renewals, unless either the Company or the Property Manager notifies the other in writing of its intent to terminate the Property Management
Agreement 30 days prior to the expiration of the initial renewal term.
Our right to terminate will be limited so that the Property Management Agreement will be terminable by us only in the event of gross negligence or malfeasance on the part of the Property Manager.

We have the option to acquire the Property Managers business at any time after December 31, 2002 at an agreed upon price. Please see "Conflicts of Interest" for a discussion of this option.

Set forth below is certain information with respect to the executive officers and Directors of the Property Manager.


Name                   Age         Position and Office with Property Manager

Jack K. Heilbron       49          Chairman of the Board, Chief Executive
                                   Officer

Kenneth W. Elsberry    61          Chief Financial Officer

Mary R. Limoges        43          Vice President, Secretary, Director

Walter Eugene Basehore 70          Director

Donald H. Seinturier   50          Director

The backgrounds of Mr. Heilbron, Mr. Elsberry and Ms. Limoges are described under "Management - Directors and Executive Officers." The backgrounds of the Property Managers other directors are set forth below.

WALTER EUGENE BASHORE has served as a Director of the Property Manager since 1997. Mr. Bashore is president and owner of Equity Concepts, Inc., an insurance and financial services company located in Phoenix, Arizona, which he founded in 1981. Mr. Bashore is a principal of PIM Financial Services, Inc. Mr. Bashore has been involved in the securities and insurance industries for over 30 years.


DONALD H. SEINTURIER has served as a Director of the Property Manager since 1994. Since 1982, Mr. Seinturier has been involved in the financial services industry and has provided tax preparation services, insurance, securities and real estate sales services. Mr. Seinturier has served as a registered representative of PIM since 1982.

	PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of the date of this Memorandum, by each person or entity who is known to us to be the beneficial owner of more than 5% of our Common Stock, the beneficial ownership by each director and the beneficial ownership of all directors and officers as a group at December 31, 1999 in the event of the Minimum Offering and the Maximum Offering.



                                Percentage Owned(1)

                                   Maximum       At
                                  Beneficial  December 31, Minimum  Maximum
Name                              Ownership      1999     Offering  Offering

Jack K. Heilbron                     14,925(2)   17.19%     15.42%    1.21%
11545 West Bernardo Court, Suite 100
San Diego, California 92127

Kenneth W. Elsberry                   3,927(3)    4.72%      4.21%    0.32%
11545 West Bernardo Court, Suite 100
San Diego, California 92127


Mary R. Limoges                      14,925(4)   17.19%     15.42%    1.21%
11545 West Bernardo Court, Suite 100
San Diego, California 92127


Frank Duong                           2,100(5)    2.52%      2.25%    0.02%
11545 West Bernardo Court, Suite 100
San Diego, California 92127


Richard E. Hall                       2,677(6)    3.22%      2.87%    0.22%
10 Carson Drive
Grants Pass, Oregon 97526


Mark R. Sprouse                       3,460(7)    4.09%      3.66%    0.28%
11545 West Bernardo Court, Suite 100
San Diego, California 92127


Douglas Werner                        2,100(5)    2.52%      2.25%    0.02%
11545 West Bernardo Court, Suite 100
San Diego, California 92127

All Officers and directors as a Group29,441(8)   29.76%     27.03%    2.36%
(seven)


Other five percent beneficial owners


CI Holding Group, Inc.               10,725(9)   12.98%     11.58%    0.09%
11545 West Bernardo Court, Suite 100
San Diego, California 92127


See notes to the table below.

(2) Based on 81,128 shares outstanding as of December 31, 1999. The table assumes 91,128 Shares outstanding in the event of the Minimum Offering and 1,231,128 Shares outstanding in the event of the Maximum Offering.

(3) Includes options held of record for the purchase of 2,100 shares at $10.00 per share which expire on December 31, 2003, 9,232 Shares held of record by CI Holding Group, Inc. ("CI Holding"), options held of record by Ms. Limoges for the purchase of 2,100 Shares at a price of $10.00 per Share which expire on December 31, 2003, and warrants of record for the purchase of 1,493 Shares at a price of $10.00 per Share which expire on December
31, 2003 held by PIM Financial Services, Inc.

(4) Includes 1,827 Shares held of record and options held of record for the purchase of 2,100 Shares at a price of $10.00 per Share which expire on December 31, 2003 and warrants held of record for the purchase of 252 Shares at a price of $10.00 per Share which expire on December 31, 2003

(5) Includes options held of record for the purchase of 2,100 shares at $10.00 per share which expire on December 31, 2003, 9,232 Shares held of record by CI Holding Group, Inc. ("CI Holding"), options held of record by Mr. Heilbron to purchase 2,100 Shares at a price of $10.00 per Share which expire on December 31, 2003 and warrants for the purchase of 1,493
Shares at a price of $10.00 per Share which expire on December 31, 2003 held of record by PIM Financial Services, Inc.

(6) Includes options held of record for the purchase of 2,100 Shares at a price of $10.00 per share which expire on December 31, 2003.

(7) Includes 577 Shares held of record and options held of record for the purchase of 2,100 Shares at a price of $10.00 per Share which expire on December 31, 2003.

(8) Includes options held of record for the purchase of 2,100 Shares at a price of $10.00 per Share which expire on December 31, 2003 and warrants held of record for the purchase of 1,360 shares at a price of $10.00 per Share which expire on December 31, 2003.

(9) Includes a total of 11,636 Shares beneficially held of record by the seven directors and officers, options which expire on December 31, 2003 to purchase 14,700 Shares at a price of $10.00 per Share and warrants which expire on December 31, 1999 to purchase 3,105 Shares at $10.00 per Share.

(10) Includes 9,232 Shares held of record and warrants to purchase 1493
Shares at a price of $10.00 per Share which expire on December 31, 2003 held of record by PIM Financial Services, Inc.


	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 15, 1999, we issued 150 Shares to C.I. Holding at a price of
$10.00 per Share.

As discussed under PROPERTIES, we acquired the Casa Grande Apartments and cash from Wyoming Casa Grande, a limited partnership for which CHG
Properties acts as sole general partner.  In the transaction, we issued
36,830 shares of Common Stock and 39,852 shares of the Series A Preferred
Stock in the transaction. In accordance with their rights under the Wyoming Casa Grande Partnership Agreement, CHG Properties and other
Affiliates received 8,642 of the common shares we issued in the transaction.
For the purposes of the transaction, both the common shares and the Preferred Shares have been valued at $9.10 per Share.

On April 1, 1999, we entered into a Property Management Agreement with CHG
Properties, Inc. for the management of our properties.

Until we achieve a size sufficient to allow its engagement of sufficient administrative staff, we will continue to contract with CI Holding Group, Inc. and/or certain other Affiliates of management for administrative services, including secretarial and accounting services. Under these arrangements, we reimburse these providers for these services at their costs. The method of computation of these reimbursement costs is not the result of arm's length negotiations and there is no assurance that we could not obtain these services at a lower cost from other providers.

On January 29, 1999, we granted options to each of our directors and to our Chief Financial Officer, Mr. Elsberry, to purchase 2,100 shares of our
Common Stock at a price of $10.00 per share. In addition, we granted our controller, Dawn McDaniel, an option for the purchase of 1,050 Shares at a price of $10.00 per share. Each of the options is exercisable upon issuance until December 31, 2003.

     EXPERIENCE WITH PRIOR PROGRAMS

Mr. Heilbron and Ms. Limoges, through their respective Affiliates, have had substantial prior experience in organizing real estate investment programs.

Mr. Heilbron and Ms. Limoges are founders, officers, directors and significant shareholders of CI Holding Group, Inc. and its Affiliates (the
"Centurion Companies"). During the period from 1982 through 1986, the Centurion Companies sponsored four private real estate investment partnerships which acquired a total of eight apartment complexes in Tucson, Arizona (the "Arizona Partnerships") as well as Wyoming Casa Grande. During
1988 and 1989, due to deteriorating rental markets and real estate values, the Arizona Partnerships experienced operating cash flow deficiencies. These conditions were exacerbated by the high interest rates on the financing on these properties which was obtained in the early 1980s. These partnerships sought to renegotiate these loans but were unable when the financial institutions holding this financing failed and were seized by the Resolution
Trust Corporation. As a result, the Arizona Partnerships were placed in bankruptcy in 1989.

In 1986, the Centurion Companies sponsored the formation of The Investors
Realty Trust, a California incorporated real estate investment trust.  In
1989, the Centurion Companies sold their interest in this REIT to Excel
Interfinancial Corporation.  This REIT subsequently became Excel Realty
Trust, Inc. and then New Plan Excel Realty Trust, Inc., and its shares are currently traded on the New York Stock Exchange.

Track record information for these programs is not included as each such program was formed before January 1, 1991 and none of these programs has terminated since January 1, 1991.

>From 1994 until the present, Messrs. Heilbron and Elsberry and Ms. Limoges were officers, directors and/or Affiliates of Clover REIT, a private REIT with over 100 shareholders. In late 1998, the Clover shareholders voted to sell its properties and dissolve. Each of Clover's two properties have been sold at a profit and Clover is currently in dissolution.


FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes the material provisions of the federal income tax treatment applicable to us and to the Shareholders in connection with their ownership of securities. Rushall & McGeever, APC, has acted as special counsel in connection with the preparation of this Prospectus. The discussion relates only to our federal income tax treatment and our Shareholders and is generally directed to the federal income tax treatment of an individual who is a United States resident and subject to regular federal income tax. The following discussion does not include the possible application of the federal income tax law to individual Shareholders. The discussion does not address all aspects of federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to investors who are subject to special treatment under federal income tax laws.

We intend to conduct our operations in a manner that will permit us to qualify to be treated as a REIT for federal income tax purposes. We have not requested a ruling from the IRS as to our qualification as a REIT.
There is, therefore, no assurance that the conclusions expressed below would be sustained by a court if contested, or that future legislative or administrative changes or court decisions may not significantly modify the statements and opinions expressed herein. Any such future changes could be retroactive with respect to any transactions effective prior to the time they are made.

The Code provides tax treatment for organizations that principally invest in real estate or real estate assets (including mortgages secured by real property) which meet certain conditions imposed by Code Sections 856 through 860 and elect to be taxed as a REIT. In general, a REIT will not be taxed at the corporate level on its net income which is currently distributed to its Shareholders. Thus, taxation as a REIT will substantially eliminate the "double taxation" (tax at both the corporate and shareholder levels) typically associated with corporations. If we fail to continue to qualify as a REIT in any year, we would likely be taxed as a domestic corporation and would not receive a deduction for dividends paid to the Shareholders. In such event, the Shareholders would be taxed in the same manner as shareholders of ordinary domestic corporations, and we may be subject to significant tax liabilities, which would reduce the amount of cash available for dividends to the Shareholders.

Requirements for Qualifications and Taxation as a REIT

To qualify as a REIT, we must operate in accordance with the method of operation described herein, including the representations of the directors that they intend to continue to comply with the requirements of Code Sections
856-860, as amended. Under these provisions, we must meet each of the requirements discussed below.


Ownership of Shares. A REITs Shares must be held by a minimum of 100 persons for at least 335 days in each of its 12-month taxable years. At all times during the last half of each of its taxable years, no more than 50% in value of the Shares may be owned, directly or indirectly, actually or constructively, by five or fewer individuals. To aid in meeting these requirements, we are given the power in our Bylaws to prohibit a transfer of Shares which would produce a violation of these requirements. In determining Share ownership, the attribution rules provided in the Code will, in general, apply. In applying the attribution rules to determine indirect ownership of a REITs Shares, attribution to an individual of Shares owned by or for the individuals partner is ignored.

Nature of Assets; Diversification. We must meet two tests designed to insure that our investments are primarily in real estate assets (including mortgages secured by real estate), cash, or government securities and that our other assets are diversified. In general, at the end of each fiscal quarter, at least 75% of the value of a REIT's total assets must be real estate assets, cash and cash items (including receivables), and government securities. We generally may not own securities of any one non-governmental issuer which, in the aggregate, exceed 5% of the value of our total assets.
Also, we may not own more than 10% of the outstanding voting securities of any one issuer. For the purposes of so evaluating our assets, any of our investments in a partnership or joint venture will be deemed to be a proportionate investment in the assets of such partnership or joint venture. Stock or debt instruments purchased with new equity capital are treated as real estate assets for the purposes of the 75% Assets Test.
See the discussion under "New Equity Capital" below.

We may own up to 9% of the voting stock and 100% of the non-voting stock of a non-REIT subsidiary. We believe our pro rata share of the value of the securities of any such non-REIT subsidiary does not exceed 5% of the total value of our assets. There can be no assurance, however, that the IRS will not contend either that the value of the securities of the non-
REIT subsidiary we hold exceeds the 5% value limitation or that non-voting stock of the non-REIT subsidiary should be considered "voting stock" for this purpose.

Sources of Income. To qualify as a REIT, we must meet the two separate income tests described below. These tests are designed to ensure that a REIT's income is derived principally from passive real estate investments.
In evaluating a REITs income, investments in a partnership or joint venture will be treated as though the REIT is receiving its proportionate share of the income earned by such partnership or joint venture and, in the REITs hands, any such income will retain the character that it would have in the hands of the partnership or joint venture.

The 75% Source of Income Test. Under this requirement, at least 75% of our income must be derived from the following sources:

? Interest on monetary obligations secured by real property, including any income derived from a shared appreciation provision which is treated as gain recognized on the sale of the secured property. A "shared appreciation provision" is any interest that is in connection with an obligation that we hold and secured by an interest in real property, which provision entitles us to receive a specified portion of any gain realized on the sale or exchange of such property (or any gain that would be realized if the property were sold on a specified date). For the purpose of meeting the income requirements, we will be treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, the period during which secured property was held by the person holding such property). We do not intend to make substantial investments in such mortgages.


* Rents from real property, except for (a) rent based on the income or profits derived from the property, (b) rent paid by a person or corporation in which we own a 10% or greater interest, and (c) amounts received with respect to real or personal property if we furnish services to tenants, or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. Substantially all of the income we receive is expected to be derived from rents from real property.

* Gain from the sale or other disposition of real property (including interests in mortgages) which is not property described in Code Section
1221(1). Section 1221(1) property ("dealer property") is stock in trade, inventory, and property held primarily for sale to customers in the ordinary course of trade or business. In general, income from the sale of dealer property does not qualify under this source of income test because it is active income. We do not expect to have significant amounts of such gain.

* Dividends or other distributions on shares in other REITs (except a qualified REIT subsidiary), as well as gain from the sale of such shares.

* Abatements and refunds of real property taxes.

* Income and gain derived from "foreclosure property." "Foreclosure property" includes real property and related personal property that we elect to treat as foreclosure property under prescribed procedures.
Under this category, a REIT may receive, for a limited period, income from a property that it acquired involuntarily that otherwise would not qualify because it is active income.

* Commitment fees received in consideration for our agreement to make secured loans or purchase or lease real property.

For the purposes of the foregoing, an "independent contractor" is any person who does not own, directly or indirectly, 35% of our Shares, and, in general, which is not 35% or more owned, directly or indirectly, by any person or persons owning 35% or more Shares. Attribution rules apply for such determination so that the Shares of two or more persons may be aggregated in making the determination. The contractor must be adequately compensated for any services performed. Compensation determined by reference to an unadjusted percentage of gross rents will generally be considered to be adequate where the percentage is reasonable, taking into account the going rate of compensation for managing similar property in the same locality, the services rendered and other relevant factors. An independent contractor may not be our employee (i.e., the manner in which the contractor carries out its duties as independent contractor must not be subject to our control).


To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property, they must, in general, be provided by an independent contractor and the cost of the services must be borne by the independent contractor or a separate charge on the tenants must be made for such services. The amount of the separate charge must be received and retained by the independent contractor and the independent contractor must be adequately compensated for its services. However, REITs may perform for themselves those services that would not result in the receipt of "unrelated business income" if performed by certain tax exempted entities, without using an independent contractor. Under the 1997 Act, we are permitted to receive up to 1% of the gross income from each property from the provision of non-customary services and still treat all other amounts received from such property as "rents from real property." We believe that any services we will provide to our tenants will be considered
"usually or customarily rendered" in connection with the rental of retail space for occupancy, although there can be no assurance that the IRS will not contend otherwise.

A REIT receiving new capital and investing it in stock or bonds may treat interest, dividends or gains from the sale of such investments as income for the purpose of the 75% source of income test. "New capital" is any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or in a public offering of our debt obligations with maturities of at least five years. However, this provision is applicable only to income received for the one year period beginning on the date that we received such capital. In addition, during that period, stocks or bonds bought with new capital will be treated as "real estate assets" for the purposes of the 75% test (as explained, the 75% test requires that 75% or more of the value of a REITs total assets must be real estate assets, cash, cash items and government securities).

The 95% Source of Income Test. Under this requirement, we must derive at least 95% of our gross income from the sources listed under the 75% source of income test and from dividends from companies other than REITs, interest on obligations that are not secured by real property or gains from the sale or disposition of stock or securities (other than interest in qualified
REITs), which is not Code Section 1221(1) property ("dealer property").

For the purposes of determining whether we comply with the 75% and 95% source of income tests detailed above, "gross income" does not include gross income from prohibited transactions. The Code provides certain relief from this requirement when a REIT has certain types of income that are not accompanied by the receipt of cash. However, we must pay tax on the amounts not distributed (Code Sections 857(a) and (e)).

Should we fail to satisfy either of the 75% or the 95% source of income tests for any taxable year, we will be subject to a 100% excise tax on the greater of the amount by which it fails either test notwithstanding whether we qualify under the relief provision described below. However, we may still qualify as a REIT if (i) our failure to comply was due to reasonable cause and not to willful neglect; (ii) we report the name and amount of each item of our income included in the tests on a schedule attached to our tax return; and (iii) any incorrect information is not due to fraud with intent to evade tax.

Prohibited Transactions. A "prohibited transaction" is one involving a sale of dealer property, other than foreclosure property. The Code provides a safe harbor whereby the sale of a property is not a prohibited transaction if: (i) we held the property for not less than four years; (ii) we made no more than seven property sales (other than "foreclosure property") during such taxable year, or the adjusted basis of all such sales is not more than 10% of the adjusted basis of all of our assets as of the beginning of such year; (iii) our aggregate expenditures (or any partner or joint venture of ours) during the four-year period preceding the date of the sale which are includable in the basis of the property do not exceed 30% of the net selling price of such property; and (iv) in the case of land or improvements not acquired through foreclosure or lease termination, we held the property for at least four years for the production of rental income. Losses from prohibited transactions may not be taken into account in determining the amount of net income from prohibited transactions. However, any net loss from prohibited transactions may be taken into account in computing REIT taxable income.

In the event the IRS were successful in characterizing us as a dealer in connection with any sale of a property, we could be subject to the 100%
Excise Tax. In addition, capital gain treatment and any otherwise applicable capital gain tax rate with respect to the sale of the property could be unavailable. Under such circumstances, we could be unable to satisfy the 75% and 95% source of income tests. Likewise, there is no assurance that improvements we made to any property will not exceed 30% of the net selling price of such properties or that we will not make more than seven sales of properties in any one year.

We do not intend to hold any property primarily for sale to customers in the ordinary course of trade or business ("dealer property"). However, the determination of whether properties are held by us as "dealer property" depends on the facts and circumstances relating to the particular property at the time of sale. Also, our purposes for holding property may change during the course of our investments. Accordingly, there can be no assurance that we will avoid "dealer status" with respect to each of our properties.

Additional Requirements.  In addition to the foregoing, we must:

* Except for the application of Code Section 856-860, be taxable as a "domestic corporation";

* Use the calendar year as our annual accounting period for federal income tax purposes; and

* Conduct our affairs, with certain limitations, and manage and dispose of our properties under the continuing exclusive authority and management of our directors.

Dividend Requirements

Dividends During the Taxable Year. In addition to satisfying the requirements discussed above, in order to qualify for taxation as a REIT, the Company must distribute to the Shareholders in each taxable year an amount at least equal to the sum of:

* 95% of our REIT Taxable Income (as defined below), before the deduction for dividends paid and excluding any net capital gain; and

* 95% of the net income from foreclosure property minus the tax imposed on that income; minus

* Excess non-cash income.


"REIT Taxable Income" is defined under Code and Regulations as our taxable income computed as if we were an ordinary corporation with certain adjustments.

In some situations, we may produce taxable income in excess of the cash available for distribution. As a result, from time to time, we might have to attempt to borrow, use cash reserves or sell properties to meet the 95% distribution test.

Dividends After the Taxable Year. Under certain circumstances, we can rectify our failure to meet the 95% distribution test by paying dividends after the close of the taxable year.

Dividends Paid in the Following Year. For purposes of the 95% distribution test, we are permitted to treat as distributed in a particular taxable year, certain dividends that we pay to the Shareholders in the following taxable year. To qualify for this treatment, the dividends must be declared before the date on which our tax return filings are due (including extension periods), and the dividend must be paid within twelve months of the end of the taxable year and no later than the next regular dividend payment after the declaration.

Deficiency Dividends. Although we may meet the 95% distribution test based upon the figures reflected in our tax returns, the IRS might successfully dispute those figures. If an adjustment is made that causes the dividends paid by us to be insufficient to have met the 95% distribution test, we may pay a deficiency dividend that will be permitted as a deduction in the taxable year to which the adjustment is made, so that we will retroactively be deemed in compliance with the 95% distribution test. To qualify as a deficiency dividend, we must make this dividend within a specified period.
No deficiency dividend deduction is allowed if the deficiency is due and there exists fraud with intent to evade tax or willful failure to file a timely tax return.

Termination or Revocation of REIT Status

Our election to be treated as a REIT will be terminated automatically if we fail to meet one of the various requirements described above. We may voluntarily revoke our election within the first 90 days of any taxable year after the first taxable year for which such election is effective in the manner prescribed in the Treasury Regulations. If a termination or revocation occurs, we (and our successor) will not be eligible to elect
REIT status for any taxable year prior to the fifth taxable year that begins after the taxable year for which the termination or revocation is first effective. However, this five-year ineligibility rule will not apply in the case of terminations by failure to satisfy the qualification requirements if: (i) we do not willfully fail to timely file an income tax return for the taxable year of the termination, (ii) any incorrect information in such return is not due to fraud with intent to evade tax, and (iii) our failure to qualify as a REIT is due to reasonable cause and not due to willful neglect.

Taxation of the Company

If Qualified REIT. The following discussion generally describes the various tax rules applicable to us for years in which we qualify as a REIT.

Loss Carry Forward. We generally cannot carry our net operating or net capital losses back to prior years, but we may carry forward net operating loss for 15 years and net capital loss for 5 years.

Income Taxable if Not Distributed. We are taxed on our REIT taxable income which is not timely distributed to the Shareholders and on our undistributed capital gain, as if we were an ordinary domestic corporation. As explained above, this income is essentially our undistributed net income and, in certain circumstances, dividends paid after the end of each taxable year may also be deducted in determining the income subject to tax. However, to discourage a REIT from delaying distributions until the year after the income earned, the Code imposes a nondeductible excise tax on undistributed income of 4% of the amount by which the required distribution exceeds the amount distributed in the taxable year. The required distribution is the sum of 85% of our ordinary income, plus 95% of our capital gain net income, plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the distributed amount for such year. The
"grossed up required distribution" for the proceeding calendar year is the sum of our taxable income for that year (without regard to deductions for REIT distributions) and amounts from earlier years that are not treated as having been distributed.

If we have undistributed net capital gain for a taxable year, we must pay tax on such amounts. Currently, corporate long-term capital gains are taxed as ordinary income, but will be subject to a maximum rate of 35%. The alterative tax rate for corporate net capital gains does not apply.

Income Taxable Whether or Not Distributed. The following forms of income are subject to taxation at the corporate level, whether or not they are distributed to the Shareholders:

* Income Violating the 75% or 95% Source of Income Tests. If we fail to meet either the 75% or 95% source of income tests described above, but still qualify for taxation as a REIT under the reasonable cause exception to those tests, a 100% tax is imposed on an amount equal to the result obtained by multiplying (i) the greater of (A) the amount by which we failed to meet the 75% test or (B) the amount by which we failed to meet the 95% test, by (ii) a fraction, the numerator of which is our taxable income (with certain adjustments) and the denominator of which is our gross income (with certain adjustments).

* Net Income From Foreclosure Property. Our net income from foreclosure property would be taxed at the highest corporate rate, which is presently
35%.

* Income From Prohibited Transactions. Our net income from prohibited transactions will be taxed at a rate of 100% whether or not such income is distributed to the Shareholders.

* Minimum Tax on Items of Tax Preference. We may be subject to the corporate
Alternative Minimum Tax ("AMT"), which is similar to the individual AMT. The corporate AMT rate is 20% with a $40,000 exemption amount (phased out at the rate of $.25 on each dollar for AMT income in excess of $150,000) on items of tax preference allocable to it. The 1997 Act provides an exception to the AMT for a small corporation. A corporation qualifies as a "small corporation" if it had average gross receipts of $5,000,000 or less for its past three years.

Like Kind Dividends. Our Bylaws do not permit us to make any in-kind distributions to the Shareholders.

Qualified REIT Subsidiaries. A REIT owning a "qualified REIT subsidiary" may treat all of the assets, liabilities and items of income, deduction, and credit of the subsidiary as though they were those of the REIT. To be a qualified REIT subsidiary, 100% of the subsidiary must be owned by the REIT.

If Not Qualified as a REIT. For any taxable year in which we fail to qualify as a REIT, we will be taxed at a maximum corporate rate (currently
35%) on our taxable income, whether or not the income is distributed to the Shareholders. In any taxable year for which we qualify as a REIT, we will be taxed as an ordinary corporation only on our undistributed income, except that certain types of income will be taxable at the corporate level whether or not they are distributed to the Shareholders.

Taxation of Domestic Shareholders

For any taxable year in which we fail to qualify as a REIT, distributions to the Shareholders would be taxed as ordinary dividends to the extent of our current and accumulated earnings and profits. Such dividends would be eligible for the dividend exclusion for individuals or the 70% dividends received deduction for corporations.

Taxation of Dividends. For any taxable year in which we qualify as a REIT, the amounts we distribute to the Shareholders will be taxed as follows:

Dividends From Current and Accumulated Earnings and Profits. Dividends will be taxable to Shareholders who are not tax-exempt entities as ordinary income to the extent of our earnings and profits. Any dividend we declare in October, November, or December of any year payable to Shareholders of record on a specified date in such a month shall be deemed to have been received by each Shareholder on December 31st of such year and to have been paid by us on December 31st of such year, provided such dividend actually is paid by January 31st of the following year. Consequently, any such dividend will be taxable to a Shareholder in such Shareholders taxable year including
December 31st. (It is possible that any portion of a dividend made to a Shareholder after December 31st not from current or accumulated earnings and profits would be treated as a distribution in the year it is actually made. Accordingly, if we have sufficient earnings and profits in the year in which such dividend actually is paid, no portion of such dividend would be a return of capital distribution.) Dividends paid to such Shareholders will not constitute passive activity income (such income, therefor, will not be subject to reduction by losses from passive activities of a Shareholder who is subject to the passive activity loss rules). Such distributions, however, will be considered investment income, which may be offset by investment deductions.

Capital Gain Dividends. Dividends that are designated as capital gains dividends by us will be taxed as long-term capital gain to taxable
Shareholders to the extent that they do not exceed our actual net capital gain for the taxable year. A Shareholder that is a corporation may be required to treat up to 20% of any such capital gains dividend as ordinary income. Such distributions, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Shareholders are not permitted to deduct any of our net losses. The maximum federal income tax rate applicable to net capital gains
(the excess of net long-term capital gains over net short-term capital losses) recognized by an individual is 20% as compared to a maximum rate of 39.6% for ordinary income. To the extent that we designate a portion of a dividend as an "unrecaptured Section 1250 gain distribution" such amount will be subject to a maximum tax rate of 25%.

The 1997 Act also permits us to elect to retain, rather than distribute, our net long-term capital gains and pay the tax on such gains. Correspondingly, our Shareholders would include their proportionate share of the undistributed long-term capital gains in income and receive a credit for their share of the tax paid by us.

Return of Capital. To the extent we make any distributions to the Shareholders which exceed our current and accumulated earnings and profits, such distributions should constitute a non-taxable return of capital to the Shareholder to the extent of the Shareholders adjusted tax basis in his or her Shares. A Shareholders adjusted tax basis in his or her Shares will be reduced (but not below zero) by the amount of such excess. The proportion of the distributions that exceed such adjusted tax basis will be taxable to the Shareholder as gain from the sale or exchange of his or her Shares.

Notification. We will promptly, as required, notify Shareholders of the amount of any items of tax preference and the portion of distributions made during each taxable year that constitute return of invested capital.

Backup Withholding. We will be required to withhold tax from dividends paid to a Shareholder under certain circumstances as specified in the "backup" withholding provisions. These provisions only apply to a Shareholder who
(i) fails to furnish his or her taxpayer identification number ("TIN") to the Company as required; (ii) who has, according to the IRS, furnished an incorrect TIN to us; (iii) who has, according to the IRS, under-reported interest, dividends or patronage dividend income in the past; or (iv) who has failed to satisfy the payees certification requirements of Code
Section 3406. With respect to such a Shareholder, we will impose backup withholding on dividends we pay at the required rate of 31%. Foreign investors are subject to different withholding rules.

Alternative Minimum Tax. Individual and other non-corporate Shareholders may, as a result of their investment, be subject to AMT, but only to the extent it exceeds their regular tax liability. Effective beginning in 1993, a two-tiered, graduated rate schedule for AMT is applicable. The lower tier consists of a 26% rate, applicable to the first $175,000 of a taxpayers alternative minimum taxable income (AMTI) in excess of the exemption amount. The upper tier consists of a 28% rate, applicable to AMTI that is greater than $175,000 above the exemption amount. For married individuals filing separately, the 28% rate applies to AMTI that is greater than $87,500 above the exemption amount. The exemption amounts are $45,000 for married individuals filing joint returns, $33,750 for unmarried individuals, and $22,500 for married individuals filing separately, estates and trusts. The 1997 Act lowered the maximum capital gains tax rate to 20% (10% for individuals in the 15% tax bracket) for both the regular and the alternative minimum tax.

AMTI is calculated by adding the taxpayers items of tax preference to his or her adjusted gross income (computed without regard to any deduction for net operating loss carry-overs) and subtracting certain itemized deductions
(to the extent they do not create a net operating loss, which can be carried to another year for purposes of the regular tax), the taxpayers AMT on net operating loss carry-overs and the applicable exemption amount. Under the 1986 Act, REITs are subject to AMT to the extent items of tax preference and other items are treated differently for regular tax and AMT purposes. Code
Section 59(d) authorizes the IRS to issue regulations concerning the apportionment of differently treated items between a REIT and its shareholders. These regulations, when issued, could result in shareholders being allocated such differently treated items for inclusion in their own tax returns.

Statement of Share Ownership. Each year we must demand from the record holders of designated percentages of our Shares written statements disclosing the actual owners of the Shares. We must also maintain permanent records showing the information we have received from the shareholders on this subject, and a list of those persons failing or refusing to comply with our request for that information. The 1997 Act requires a REIT which fails to comply with the regulatory rules on determining its ownership for a tax year to pay a $25,000 penalty upon receiving notice and demand from the IRS.

Taxation of Tax-exempt Entities. In general, a Shareholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on distributions from the Company. The IRS has ruled that regardless of whether we incur indebtedness in connection with the acquisition of properties, distributions paid by us to a Shareholder that is a tax-exempt entity will not be treated as UBTI, provided that (i) the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code and the Shares otherwise are not used in an unrelated trade or business of the tax exempt entity and (ii) we are not a pension-held REIT. This opinion applies to a Shareholder that is an organization that qualifies under Code Section
401(a), an IRA or any other tax-exempt organization that would compute
UBTI, if any, in accordance with Code Section 512(a)(1). However, pursuant to changes that are part of the 1993 Tax Act, if we are a pension-held REIT and a tax-exempt Shareholder owns more than 10 percent, such Shareholder will be required to recognize as UBTI that percentage of the dividends that it receives from us as is equal to the percentage of our gross income that would be UBTI to us if we were a tax-exempt entity required to recognize UBTI. A REIT is a pension-held REIT if at least one qualified trust holds more than 25 percent of the value of the REIT's shares or one or more qualified trusts, each of whom own more than 10 percent of the REIT's shares, hold more than 50 percent of the value of the REIT's shares.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7),
(c)(9), (c)(17) and (c)(20), respectively, income from an investment in us will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in us. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

Foreign Shareholders


Nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders are subject to United States federal income tax under rules which are complex and the application of which will vary depending on the individual foreign Shareholders circumstances.
Accordingly, no attempt is made to summarize these rules and prospective foreign Shareholders should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers.

United States Reporting Requirements

Subject to regulations, the IRS may impose annual reporting requirements of certain United States and foreign persons directly holding United States
Real Property Interests ("USRPIs"). The required reports are in addition to any necessary income tax returns. Furthermore, because Shares in a domestically controlled REIT do not constitute USRPIs, such reporting requirements will not apply to a foreign Shareholder (assuming that we will be domestically controlled) if such Shareholder does not otherwise own USRPIs. However, we are required to file an information return with the IRS setting forth the name, address and taxpayer identification number of the payee of dividends from us, whether the payee is a nominee or is the actual beneficial owner of the Shares.

State and Local Taxes

Treatment of us and the Shareholders under state and local tax laws may differ substantially from the federal income tax treatment described above.
CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX
ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN
INVESTMENT IN US.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares.
This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

A fiduciary making the decision to invest in Shares on behalf of a prospective purchaser which is an ERISA Plan, a Tax-Qualified
Retirement Plan, an IRA or other Employee Benefit Plan is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, Section 4975 of the Code, and (to the extent not preempted) state law with respect to the purchase, ownership, or sale of Shares by such Plan or IRA.
Plans should also consider the entire discussion under the preceding section entitled "Federal Income Tax Considerations," as material contained therein is relevant to any decision by a Plan to purchase the Shares.


In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement, IRA or other employee benefit plan ("Plan") in Shares, fiduciaries of the Plan should consider, among other things, whether the investment: (i) will be in accordance with the governing documents of the Plan and is authorized and consistent with their fiduciary responsibilities under ERISA; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations-Taxation of Stockholders-
Taxation of Tax-Exempt Stockholders"); (iv) will be sufficiently liquid;
and (v) is prudent and in the best interests of the Plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

A Prohibited Transaction may occur if the assets of the Company are deemed to be assets of a Plan (i.e., the "look-through rule") which invests in Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a Plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a Prohibited Transaction with the Plan. Thus, the action of an employee of the Company in dealing with the assets of the Company can, under certain circumstances, cause a Plan which invests in the Shares to be a participant in a Prohibited
Transaction. While "Plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the
"DOL Regulations") that provide guidance on the circumstances under which a Plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into Plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Plan which invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely- held,"
"freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part will be registered under the Exchange Act within applicable time limits.

The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares will be held by over 100 independent investors upon conclusion of the Offering and, therefore should be considered "Widely-held."


The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL
Regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the Ownership Limits imposed under the Articles on the transfer of the Shares are designed to prevent violations of the Five or Fewer Requirement (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely- transferable."

The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, the Company believes that the Shares will be "publicly offered securities" for purposes of the DOL
Regulations and that (i) the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares and (ii) any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary of any Plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

See "Risk Factors-ERISA Risks-Annual Statement of Value is an Estimate" for an explanation of the annual statement of value to be provided by the Company to Stockholders subject to ERISA.

     SUMMARY OF SECURITIES AND ORGANIZATIONAL DOCUMENTS

The following is a summary of the significant provisions of our Charter
Documents and a description of the Shares. The Bylaws, including all amendments thereto, have been reviewed and ratified by a majority of the directors (including a majority of the Independent Directors). Additional significant provisions are summarized elsewhere in this Memorandum. See
"ADDITIONAL INFORMATION."

Capital Stock

We are authorized under the Articles to issue two classes of stock, common stock and preferred stock. We are authorized to issue our common stock in two series, Series A Common Stock (the Shares or the "Series A
Common Stock") and Series B Common Stock (the "Series B Common Stock").
The Series A Common Stock is entitled to all of the Company's assets allocated to the common stock.

Common Stock.  We are authorized to issue up to 100,000,000 Series A
Common Stock, of which 81,128 were outstanding as of December 31, 1999.
We are authorized to issue 1,000 shares of Series B Common Stock, none of which are outstanding.

The Series A Common Stock and the Series B Common Stock have identical rights, preferences, terms and conditions except that the Series B
Common Stock is not entitled to receive any portion of the Companys assets in the event of the Companys liquidation. Except as described under "Series B Common Stock and Redemption of Series A Common Stock" below, the Series A Common Stock is not subject to redemption, nor does the Series A Common Stock have any preference, conversion, exchange or preemptive rights.

For the Company to continue to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned by five or fewer individuals during the last half of the Company's taxable year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. In order to meet these requirements, the directors are given power under the Company's Bylaws to prevent the transfer of and/ or to call for redemption a number of Shares sufficient, in the opinion of the directors, to maintain or bring the direct and/or indirect ownership of the Shares into conformity with the requirements of the REIT provisions of the Code.

The Articles empower the Board to prevent the transfer of, or call for redemption, in any manner approved by the Board, a number of Shares of the Series A Common Stock sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of such Shares into conformity with the requirements of the REIT Rules. In general, the redemption price shall be: (i) the last reported sales price of the Shares on the last day prior to the redemption date on the principal securities market in which the Shares trade; or (ii) if no independent quotations exist, as determined in good faith by the Board. The holders of Shares called for redemption are entitled to payment of the redemption price within a reasonable period of time of the date fixed for redemption. From and after the date fixed for redemption, the holders of any Shares called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such Shares, excepting only the right to payment of the redemption price.

The Board has adopted a policy of refusing any transfer of Shares which would result in the transferee becoming the beneficial owner of more than 9.8% of the outstanding Shares. The Board may, whenever it deems reasonably necessary to protect the tax status of the Company, require statements or affidavits from any holder of Shares or proposed transferee of Shares setting forth the number of Shares already owned by such person and any related person in the form prescribed by the Board. If, in the opinion of the Board, which shall be conclusive upon the proposed transfer or proposed transferee of Shares, any proposed transfer would jeopardize the status of the Company as a REIT, the Board may refuse to permit the transfer. Any attempted transfer as to which the Board has refused their permission shall be void and of no effect to reserve or transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer or exercise of Shares are subject to these provisions and a legend referring to these provisions shall be placed on any certificates representing the Shares.

As a means for the Company to assure its continued compliance with these provisions, the Articles authorize the issuance of 1,000 shares of Series
B Common Stock. The existence of Series B Common Stock assures that in the event all of the Series A Common Stock were redeemed, the Company could, prior thereto, issue and have outstanding a series of Common Stock and therefor could continue to meet this requirement for a validly existing corporation under the CGCL.

Common Stock Options and Options. As of December 31, 1999, the Company had outstanding options to purchase 15,750 Shares of Common Stock at a price of $10.00 per Share until December 31, 2003 and warrants expiring
December 31, 2003 to purchase 8,456 Shares of Common Stock at a price of $10.00 which were issued to PIM as additional selling compensation in connection with a private placement offering.


Preferred Stock.  The Company is authorized to issue up to 10,000,000
Shares of preferred stock. The preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of preferred stock including the dividend rights, dividend rate, conversion rights, voting rights, rights in terms of redemption
(including sinking fund provisions), the redemption price and the liquidation preference, and within the limits and restrictions determined by the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of the shares of that series. Except for the Series A Preferred Stock described below, the Board has no plans to issue preferred stock. However, it may do so in the future without prior notice or the approval of the holders of the shares.

The Company is authorized to issue up to 35,000 Shares of Series A
Preferred Stock, of which 32,076 Shares were outstanding as of December
31, 1999. The Series A Preferred Shares have the following rights, preferences and privilege.

Dividends. The Series A Preferred Shares are entitled to receive, as declared by the Board out of funds legally available therefor, cash dividends from the issue date of the Series A Preferred Stock, accruing at the rate per share of (i) $0.65 per annum (equivalent to 7.1% per annum); or (ii) $0.162 per quarter for each of the Series A Preferred
Shares, payable quarterly in arrears on April 1, July 1, October 1 and
January 1 of each year, commencing April 1, 1999, or if any such date is not a business day, the next succeeding business day. The initial dividend payable on a Series A Preferred Share will be reduced to the extent such share was outstanding less than the entire quarter in which it is issued. Dividends will cease to accrue on the Redemption Date or on the date of their earlier redemption.

Rank.  The Series A Preferred Stock ranks senior to the Company's Common
Stock, as to the payment of dividends and distributions of assets upon liquidation and to any other class or series of Preferred Stock the Company may issue in the future.

Redemption By the Company. The Company may, at any time, in its sole discretion, redeem for cash payment any or all of the Series A Preferred
Shares; provided the Company must redeem all Series A Preferred Stock on or before December 31, 2003. Such redemption shall be at a price of $9.10 per Share plus accrued but unpaid dividends thereon (the "Call
Price"). The Company shall give not less than 30 nor more than 60 days notice prior to the date of such redemption.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of outstanding Series A Preferred Stock are entitled to receive an amount equal to $9.10 per share, plus accrued and unpaid dividends thereon
(the "Liquidation Preference"). The Series A Preferred Shareholders have a right to receive the Liquidation Preference in pari passu, i.e.
ratably, with the rights of holders of Parity Preferred Stock (as defined herein), if any, out of the assets of the Company available for distribution to Shareholders, before any distribution of assets is made to holders of Junior Stock (as defined herein).


Voting Rights. The holders of Series A Preferred Shares do not have the right to vote, except as otherwise provided by law or in the event that the equivalent of three (3) quarterly dividends payable on the Series A
Preferred Stock shall not be declared and paid. In the latter event, the Series A Preferred Shares have 4 votes per share in the election of the Company's directors. This right continues until all dividends in arrears and dividends in full for the current quarterly period have been paid or declared and set apart for payment. Under California Corporate law, the holders of Series A Preferred Shares have voting rights with respect to certain amendments of the Company's Articles of Incorporation and certain other matters.

Transfer Agent

 Centurion Group, Inc. serves as the Companys Transfer Agent.  The
Company may engage another Transfer Agent when a sufficient number of Shares are issued. The actual issuance of a certificate evidencing the Shares is optional. Shareholders who do not elect to receive a Share certificate will own such Shares in "unissued certificate" or "book entry" form and will be treated in like manner as those who do receive a certificate. Owning Shares in an unissued certificate form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable certificates and (b) eliminate the need to return a duly executed Share certificate to the Transfer Agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the Transfer Agent. Centurion Group, Inc. is a wholly owned subsidiary of CI Holding.

Directors

The number of directors may be increased or decreased by the Board or the Shareholders, but shall be not less than four (4) nor more than seven
(7). The Board is currently set at five (5) members. Directors currently serve one (1) year terms. However, the Company intends to ask the Shareholders to amend the Articles to provide that when and if the Company becomes a "listed corporation" within the meaning of the California Corporations Code, the Company's directors will serve staggered terms of either two or three years, depending on whether the Company has six or nine directors. Each director would serve until his or her successor is elected and qualified. Vacancies created by the death, resignation, bankruptcy, adjudicated incompetence or other incapacity of a director, or by an increase in the number of directors, may be filled by a majority of the remaining directors (or, if the directors fail to act, by the Majority Vote of the Shareholders); except that a vacancy created as a result of removal of a director by the Shareholders or by court order may be filled only by the Shareholders.
The nomination for the filling of a vacancy of an Independent Director position will be made by the remaining Independent Directors. Any director may resign at any time and may be removed, with or without cause, by the Majority Vote of the Shareholders or for cause by a majority of the remaining directors, subject to the cumulative voting provisions of California corporation law. See "MANAGEMENT."

Dissolution of the Company and/or REIT Status

The Articles provide for the voluntary termination and dissolution of the Company by a Majority Vote of the Shareholders. In addition, the Articles permit the Shareholders to terminate the status of the Company as a REIT under the Code only by a Majority Vote of the Shareholders.

Amendment of Articles of Incorporation

The Articles and the Bylaws may be amended or altered, or the Company may be dissolved, by the Majority Vote of the Shareholders; provided, however, that no amendment may be made which would either (i) change any rights with respect to any outstanding securities of the Company by reducing the amount payable thereon upon liquidation of the Company or
(ii) diminish or eliminate any voting rights pertaining thereto.

Shareholder Voting Matters

Each Share of Common Stock entitles the holder thereof to one vote.  The
Majority Vote of the Shareholders is required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Company in a single transaction or series of transactions for the same purpose, except in the course of the orderly liquidation of the Company.

Among the matters on which the Shareholders are entitled to vote are the following: (1) the election or removal of directors; (2) an increase or decrease in the number of directors; (3) amendments to the Company's
Articles of Incorporation and Bylaws; and (5) a voluntary change in the Company's status as a REIT. A Majority Vote of the Shareholders voting on a matter at a meeting at which a quorum is present will constitute the approval of the Shareholders unless a greater number of votes is specifically required by statute or by the Bylaws. The holders of both of the Series A Common Stock and Series B Common Stock have the right to cumulate their votes in the elections of the Companys directors.

The Articles and the Bylaws may be amended by a Majority Vote of the Shareholders, except that the amendment of any provision requiring a greater vote must be approved by such greater vote, and a vote of the Shareholders holding at least 66-2/3% of the outstanding shares of any class of securities is required to approve any amendment which would change any rights of that class by reducing the amount payable thereon upon liquidation of the Company or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by the Company's Board and/or Shareholders of a new class or series of preferred stock would not constitute such an amendment.

The Bylaws require a vote of the Shareholders owning 66-2/3% or more of the Shares to approve Business Combinations between the Company and a beneficial holder of 10% or more of the Company's outstanding voting securities (an "Interested Shareholder"). A "Business Combination" is defined to include (i) a merger or consolidation between or with the Company and an Interested Shareholder or its Affiliates; (ii) any sale, lease, exchange, mortgage, pledge, transfer of assets to an Interested
Shareholder or its Affiliates having an aggregate fair market value of at least $1,000,000; (iii) any reclassification or reorganization, the effect of which would be to increase the proportion of outstanding shares of any class of the Company's equity securities convertible into a class of equity securities owned by an Interested Shareholder or its Affiliates; and (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of an Interested
Shareholder or its Affiliates.


The requirement of a 66-2/3% or greater vote of the Shares will not, however, apply in the event that (i) at the time the Business Combination is consummated or during the prior 12 months the Company beneficially owned a majority of the outstanding equity securities of the Interested
Shareholder; (ii) the Business Combination was approved by all of the directors who, at the time the approval was given, were not Affiliates or nominees of the Interested Shareholder or were directors prior to the time the Interested Shareholder became an Interested Shareholder (the
"Disinterested Directors") or successors of Disinterested Directors who were not Affiliates or nominees of the Interested Shareholder and who were recommended to succeed the Disinterested Directors by a majority of the Disinterested Directors. If these requirements are satisfied or a majority of the Disinterested Directors approves the Business Combination and recommends it to the Shareholders, only a Majority Vote of the Shareholders will be required to approve the Business Combination.

The Board believes that these requirements for a greater than Majority
Vote in connection with Business Combinations are necessary in order to protect the Shareholders from Business Combinations whereby Interested
Shareholders attempting to acquire a controlling interest in the Company might otherwise do so to the detriment of minority Shareholders. For instance, an Interested Shareholder may acquire a majority of the Company's equity securities and thereby disqualify the Company as a REIT under the provisions of the Code. As a result of such disqualification, the trading price for the Company's equity securities could be impaired.
The directors believe that these provisions will require such persons to deal fairly with the minority Shareholders by requiring them to pay a fair price for their interest in the Company. Nevertheless, such provisions may not be in the best interests of a Shareholder or a group of Shareholders acting in concert owning a large percentage of the outstanding Shares who desire to cause the Company to become a party to a covered Business Combination. Also, in general, these greater than Majority Vote requirements will make it more difficult for the Shareholders to effect Business Combinations not favored by the directors.

Limitation of Liability and Indemnification

The liability of the Directors, officers, employees, and agents of the Company and the Property Manager and its Affiliates is limited to the fullest extent permitted by the CGCL. Accordingly, under the Articles the Directors, officers, employees and agents of the Company and the Property Manager and its Affiliates may not be held liable to the Company or its Stockholders for monetary damages unless: (a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Articles authorize and direct the Company, to the fullest extent permitted by California statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, to indemnify and pay or reimburse reasonable expenses to: (a) any Director, officer, employee or agent of the Company, and (b) the Property Manager and its Affiliates (each individually an "Indemnified Party"), provided, that, as long as the Company qualifies as a REIT. (i) the Indemnified
Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;
(ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified
Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders.

As long as we qualify as a REIT, we may not indemnify an Indemnified
Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

We must advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with the CGCL and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate thereon, if the Indemnified Party is found not to be entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles. The
Company may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a Director to such further extent consistent with law as may be determined by the Board.
As of the date of this Prospectus, the Company has not purchased any insurance on behalf of, nor entered into any contract of indemnity with, an Indemnified Party.

We intend to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that we indemnify our Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Inspection of Books and Records

We will keep full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles.
All of such books of account, together with all other records of the Company, including a copy of the Articles and any amendments thereto, will at all times be maintained at our principal office and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a Shareholder or his agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of Shareholders, along with their addresses and telephone numbers and the number of Shares held by each.
Such list shall be updated at least quarterly and shall be available for inspection at our principal office by a Shareholder or his or her designated agent upon such Shareholder's request. Such list also shall be mailed to any Shareholder requesting the list within 10 days of a request.
The copy of the Shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If the Board neglects or refuses to exhibit, produce or mail a copy of the Shareholder list as requested, the Board shall be liable to any Shareholder requesting the list for the costs, including attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder list is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company.
We may require the Shareholder requesting the Shareholder list to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Company. These remedies to Shareholders requesting copies of the Shareholder list are in addition to, and do not in any way limit, other remedies available to Shareholders under federal law, or the law of any state.

Restrictions on "Roll-up" Transactions


In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with any Advisor to the Company or to the Companys directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up
Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up
Transaction which has not been approved by at least two-thirds of the Shareholders, the person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposal the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(a) remaining Shareholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the net assets of the Company. The Company is prohibited from participating in any proposed Roll-Up transaction:

(i) which would result in the Shareholders having democracy rights in the Roll-Up Entity that are less than those provided in the Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the Articles, and dissolution of the Company;

(ii)	which includes provisions that would operate as a material
impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up
Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up entity on the basis of the number of shares held by that investor;

(iii)	in which investor's rights to access of records of the Roll-Up entity will be less than those provided in Sections 8.4 and 8.5 of the
Articles and described in "Inspection of Books and Records," above; or

(iv)	in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the
Shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Shares to be Outstanding Upon Exercise of Outstanding Options


Upon the completion of this Offering we will have outstanding 1,231,128
Shares, assuming all 1,000,000 Shares offered on a best efforts basis and all 150,000 Shares to be issued pursuant to the DRP are sold and that there is no exercise of options or warrants expected to be outstanding and exercisable. In addition, the Company has reserved
(i) 100,000 Shares for issuance upon exercise of up to 100,000 Soliciting
Dealer Warrants, (ii) 15,750 Shares for issuance upon exercise of options which have been granted to our non-management Directors and four of our officers and employees, as compensation for their service during 1999 and (iii) 8,456 Shares for issuance upon the exercise of outstanding
Warrants.   All of the Shares sold in the Offering offered hereby will be freely tradable in the public market, if any, by persons other than
"Affiliates" of the Company and Soliciting Dealers considered underwriters without restriction or limitation under the Securities Act of 1933, as amended (the 'Act"), except however, they will be subject to the restrictions explained under "Description of Securities--
Restrictions on Ownership and Transfer."

Securities Act Restrictions

The Shares owned by "Affiliates" of the Company and the Shares issuable upon exchange of LP Units (other than those issued pursuant to registration rights, as described below), will be subject to Rule, 144
("Rule 144") promulgated under the Act (if Rule 144 is then applicable to the proposed transactions involving the Shares) and may not be sold in the absence of registration under the Act unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, a Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as securities acquired from the issuer or an Affiliate of the issuer) for at least one year, and including the holding period of any prior owner unless such prior owner is an Affiliate, would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then-outstanding number of Shares or the average weekly reported trading volume of the Shares on a national securities exchange or market during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned Shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such Shares under Rule
144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An
"Affiliate" of the Company, for purposes of the Act, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

Independent Director Stock Option Plan


The Company has established the Independent Director Stock Option Plan for the purpose of attracting and retaining Independent Directors. The
Company will issue in the aggregate options to purchase 6,300 Shares to the Independent Directors (options to purchase 2,100 Shares as to each of the three Independent Directors) at the exercise price of $10.00 per Share, when, and if, the Company has 100,000 Shares issued and outstanding, one-third of which will be exercisable upon their grant.
A total of 100,000 Shares will be available for future option grants under the Director Stock Option Plan. See "Management--Independent
Director Stock Option Plan" for additional information regarding the Independent Director Stock Option Plan. Rule 701 under the Act provides that Shares acquired on the exercise of outstanding options by Affiliates may be resold by them beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its one-year minimum holding period. The Company intends to register the Shares to be issued under the Independent Director Stock Option Plan in a registration statement or statements on Form S-8.

Soliciting Dealer Warrants

The Company will issue up to 100,000 Soliciting Dealer Warrants in connection with the Offering, which will allow the holders to purchase up to 100,000 Shares upon the terms specified in the Soliciting Dealer
Warrants. See "Description of Securities--Soliciting Dealer Warrants" for a description of the Soliciting Dealer Warrants.


Effect of Availability of Shares on Market Price of Shares

Prior to the date of this Prospectus, there has been no public market for the Shares. No assurance can be given that a public market for the Shares will develop. No prediction can be made as to the effect, if any, that future sales of Shares (including sales pursuant to Rule 144) or the availability of Shares for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or, the exchange of LP Units or Interests), or the perception that such sales could occur, could adversely affect prevailing market prices of the Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors - Investment
Risks - Possible Adverse Effects on Share Price Arising from Shares
Eligible for Future Sale." For a description of certain restrictions on transfers of Shares, see "Description of Securities - Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to LP Common Units.

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION

We will keep full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

We will submit to each Stockholder audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of fees paid to the Property Manager and any Affiliate of the Property Manager by the Company and including fees or charges paid to the Property Manager and to any Affiliate of the Property
Manager by third parties doing business with the Company; (iv) the Total
Operating Expenses of the Company, stated as a percentage of the Average
Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Property Manager and any Affiliate thereof occurring in the year for which the Annual
Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In addition, unaudited quarterly reports containing the information required by Form IO-QSB will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

We must also provide Stockholders annually, a statement disclosing the source of the funds distributed as Dividends. In no event shall such information be provided to Stockholders later than March 31 of each year.

Within 60 days following the end of any calendar quarter during the period of the Offering in which we have closed an acquisition of a Property, a report will be submitted to each Stockholder containing:
(i) the location and a description of the general character of the Property acquired during the quarter; (ii) the present or proposed use of such Property and its suitability and adequacy for such use; (iii) the terms of any material leases affecting the Property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and
(v) a statement that title insurance has been or will be obtained on the Property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as we believe a reasonable probability exists that a Property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the Net Proceeds of the Offering.

After the completion of our last acquisition, we shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the Property; (iii) the aggregate of all Acquisition Expenses paid on each transaction; and
(iv) a computation showing compliance with the Articles. We shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Board.
Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each of our fiscal years. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in our office for inspection and review by any interested
Stockholder.


See "Risk Factors-ERISA Risks-Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide to Stockholders subject to ERISA.

THE OFFERING

Plan of Distribution

Of the 1,150,000 Shares offered by this Prospectus, except for certain
Special Sales, we are offering 1,000,000 Shares through the Dealer Manager to the public on a best efforts basis at a purchase, price of $10 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities; 150,000 Shares at a purchase price of $9.50 per Share are being offered for issuance through the Dividend Reinvestment
Program; Soliciting Dealer Warrants to purchase 100,000 Shares and the
100,000 Shares underlying the Soliciting Dealer Warrants are also being offered. See "Description of Securities-Soliciting Dealer Warrants." A
"best efforts" offering means that neither the Dealer Manager nor the Soliciting Dealers are under any obligation to purchase any of the Shares being offered and, therefore no specified number of Shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the Offering. The Offering will commence as of the date of this Prospectus and if the Minimum Offering is sold and if this Offering continues thereafter, the Offering will terminate on or before _______________, 2000, unless the Company elects to extend it to a date no later than _______________, 2001, in states that permit such extension.
We reserve the right to terminate the Offering at any time. See
"Compensation Table-Nonsubordinated Payments--For and in Connection With the Offering" and "--Volume Discounts" and "--Other Discounts" in this Section for an explanation of certain permitted sales of Shares for less than $10 per Share. See "Management-PIM Financial, Inc." for a description of the past activities of the Dealer Manager and of its key personnel.

Escrow Conditions

Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the Escrow Agent, Southwestern Community
Bank, 277 North El Camino Real, Encinitas, California, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. We will not sell any of the Shares offered by this Prospectus, pay any commissions or fees for any such sales, and not admit any investors as Stockholders unless paid subscriptions have been received and accepted for at least 10,000 Shares or $100,000 (the
"Minimum Offering") within six months from the initial date of this Prospectus. If subscriptions for at least the Minimum Offering have not been received, accepted, and paid for within six months from the initial date of this Prospectus, all funds received will be promptly refunded in full, together with their pro rata share of any interest earned thereon.
If such refund is made, we will pay any escrow fees.


The Escrow Agreement among the Company, the Dealer Manager, and the
Escrow Agent provides that escrowed funds will be invested by the Escrow
Agent in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S.
Government or other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or upon receipt of subscription proceeds for at least 10,000 Shares, in other short-term, highly liquid investments with appropriate safety of principal. After the Minimum Offering has been raised, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company, subject to the terms of the Escrow Agreement.

The interest, if any, earned on subscription proceeds relating to the Minimum Offering prior to their release to the Company from escrow will be distributed to subscribers on a pro rata basis within 30 days after the end of the quarter during which the subscriber was admitted as a Stockholder. After the initial admission of Stockholders in connection with the sale of at least 200,000 Shares, Stockholders will not be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

Subscription Process

Except for certain Special Sales, the Shares are being offered to the public through the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and to transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

The Shares are being sold when, as and if we receive and accept subscriptions therefor, subject to our satisfaction certain other conditions (including the escrow conditions described above under "--Escrow Conditions" in this Section) and approval by counsel of certain legal matters. We have the unconditional right to accept or reject any subscription. A subscription will be accepted or rejected within 10 days (and generally within 24 hours) after our receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares and, until the Minimum
Offering is fully subscribed, subject to the terms of the Escrow
Agreement. If the subscription is accepted, a confirmation will be mailed not more than three business days after our acceptance. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational
Documents. If for any reason the subscription is rejected, the check and Subscription Agreement will be returned to the subscriber, without interest or deduction, within 10 days after receipt.

Representations and Warranties in the Subscription Agreement

The Subscription Agreement requires each Stockholder to make certain factual representations to us.

These include the following:

(i)  The Stockholder is purchasing the Shares for his or her own account;

(ii) The Stockholder has received a copy of the Prospectus not less than five business days prior to signing the Subscription Agreement, wherein restrictions on ownership and transfer of Shares are described;
(iii)	The Stockholder meets the minimum income and net worth and any other applicable suitability standards established for investors in the Company;


(iv) The Stockholder's tax identification number set forth in the Subscription Agreement is accurate and the Stockholder is not subject to backup withholding; and

(v)  The Stockholder acknowledges that the Shares are not liquid.

Each of these representations is to help satisfy our responsibility to make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information is obtained. We will not sell any Shares to a potential investor, unless such investor agrees to the above factual representations by executing the Subscription Agreement.
We would likely assert the above representations as a defense to claims that it had not made every reasonable effort to determine that the purchase of the Shares was a suitable and appropriate investment for each Stockholder and that appropriate income tax reporting information was obtained.

In addition to the above representations, any Affiliate of the Company purchasing shares must represent that the Shares are being purchased for investment purposes only and not with a view toward immediate resale, in order to comply with the federal and state securities laws.

By executing the Subscription Agreement, the investor will not be waiving any rights under the federal securities laws.

Determination of Investor Suitability

The Company, the Dealer Manager and each Soliciting Dealer will make reasonable efforts to determine that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; and (c) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

Each Soliciting Dealer, by countersigning the Subscription Agreement, acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The
Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

Selling Commissions and Offering Expenses

Except for Special Sales, the Company will pay the Dealer Manager the Dealer Manager Fee of 7% on all of the 1,000,000 Shares sold on a best efforts basis for serving as the Dealer Manager of the Offering and for the sale of Shares through its efforts. The Dealer Manager Fee will be 2.0% with respect to Shares sold under the DRP. The Dealer Manager will reallow the Dealer Manager Fee to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. An additional 2% of the Gross Offering Proceeds from the 1,000,000 Shares sold on a best efforts basis shall be paid to the Dealer
Manager as a Marketing Fee in lieu of reimbursement of certain expenses associated with marketing. In addition, except for certain Special
Sales, the Dealer Manager and the Soliciting Dealers will receive the Due Diligence Reimbursement fee to reimburse them for their bona fide due diligence expenses.

The Company will offer to issue to the Dealer Manager up to 100,000
Soliciting Dealer Warrants. The Dealer Manager may retain or reallow the Soliciting Dealer Warrants to the Soliciting Dealer who sold the Shares. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 per Share for each Soliciting Dealer Warrant during the period commencing one year from the first date upon which any of the Soliciting Dealer Warrants are issued and ending five years after the effective date of the offering (the "Exercise Period"). See "Description of Securities--
Soliciting Dealer Warrants" for additional information regarding these warrants.

All or any portion of the Marketing Fee, Due Diligence Expense Fee and/or Soliciting Dealer Warrants may, at the discretion of the Dealer
Manager, be retained or reallowed to Soliciting Dealers. Generally, no portion of the Marketing Fee and Soliciting Dealer Warrants will be reallowed to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers, will be deducted from any Marketing Fee or Due Diligence Expense Allowance otherwise payable to the Soliciting Dealers.

No selling commissions, marketing contribution or due diligence expense allowance will be paid in connection with special sales. Special sales include (i) the sale of Shares, in connection with the performance of services, to employees, Directors and associates of the Company and its Affiliates, the Property Manager, the Dealer Manager and their
Affiliates, or their respective officers and employees; (ii) the purchase of Shares under the DRP; (iii) the issuance of the Soliciting
Dealer Warrants or the Shares issuable upon exercise thereof, reduced selling commissions are payable on purchases of at least 25,000 Shares;
(iv) no selling commissions will be paid in connection with the sale of Shares to one or more Soliciting Dealers and to their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions;
and (v) the Shares credited to an investor as a result of a volume discount.

The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Shares.

Certain Discounts

Due to lower administrative costs and in connection with the performance of services, employees, Directors and associates, those of the Property
Manager and the Dealer Manager or their respective officers and employees and Affiliates will be permitted to make initial and subsequent purchases of Shares directly from us net of selling commissions and the Marketing
Contribution and Due Diligence Expense Allowance or for $9.05 per Share
(based on the initial Offering price of $10 per Share). Any Shares purchased by the Property Manager, the Dealer Manager or their Affiliates will be purchased for investment purposes only and not with a view toward distribution.

In consideration of the services rendered by the Soliciting Dealers and their registered representatives, the Soliciting Dealers and their respective officers and employees (e.g., registered representatives) and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions will be permitted to make an initial purchase of Shares directly from the Company net of selling commissions or for $9.30 per Share (based on the initial Offering price of $10 per Share). The Marketing Contribution and Due Diligence Expense
Allowance will be allowed and paid with respect to such sales. However, any subsequent purchases of Shares made by Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who purchase Shares directly from the Company net of the 7% selling commission are limited to a maximum discount of 5%.

Any request to purchase Shares at a discount pursuant to the discounts which are discussed in this paragraph shall, upon our request, be in writing and set forth the basis for the request. Any such request will be subject to our verification.

Participants in the Company's DRP may purchase Shares for a reduced price of $9.50 per Share (based on the initial Offering price of $10 per Share) due to lower administrative costs.

Transfer of Shares

A Stockholder may assign all or some of his Shares, subject to certain restrictions contained in the Articles. See "Description of Securities-
Restrictions on Ownership and Transfer." An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company must be delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100;
(iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above;
(iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding
Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.


The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company will determine when and if to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. There is no assurance that the Company will apply for such listing or inclusion, even if it satisfies the appropriate listing or inclusion standards.

Indemnification of Dealer Manager

We will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that we will not indemnify the Dealer Manager or any Soliciting
Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or
(ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
THE COMPANY'S FINANCIAL CONDITION

The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of this prospectus. Those financial statements and notes should be considered to be incorporated into this section. This discussion contains forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of factors that include, but are not limited to, this risk factors listed elsewhere in this prospectus.

We completed our acquisition of the Casa Grande apartments on April 1, 1999 as described in the Properties section. Prior to the acquisition, we did not conduct any operations.

Results of Operations for the Period from Inception (January 28, 1999)
to December 31, 1999

During the nine months ending December 31, 1999, we had rental revenue from the Casa Grande apartments of $150,754 and for the total period our interest income from interest bearing accounts was $14,556. During the same period our costs and expenses consisted of property expenses of $106,303 (including mortgage interest of $21,414 and depreciation of $23,091), organizational expenses of $2,604, acquisition expenses of properties not acquired of $5,745 and general and administrative expenses of $22,681. This resulted in net income of $27,977 for the period.

Since this is our first year of operations we have no prior year to compare the results of operations.

We expect our revenues and property expenses in connection with the Casa Grande will remain fairly constant.

Liquidity and Capital Resources

As of the date of this prospectus, we have funded our cash requirements primarily through the sale of equity and cash flow from the operations of Casa Grande apartments. On December 31, 1999, we had $791,203 in cash, cash equivalents and short-term investments. We raised $356,517
(net of placement expenses) in a private placement of common stock that ended June 30, 1999. We refinanced the Casa Grande apartments and increased our cash balances by $473,878.

We are required to pay dividends on our Series A preferred stock that at December 31, 1999 totaled 32,076 shares with a par value of $291,892.
Annual Dividends on the shares outstanding would be $20,849. We are required to redeem the Series A preferred stock by June 30, 2002.

Inflation. Although our operations are influenced by general economic conditions, we do not believe that inflation will have a material effect on the results of our operations. Our rental income from the Casa Grande apartments is based on monthly rental rates that will allow us to increase rates as general economic conditions dictate.

SALES MATERIAL

In addition to and apart from this Prospectus, we may use certain supplemental sales material in connection with the Offering. This material may consist of a brochure describing our objectives and may contain pictures and summary descriptions of properties similar to those to be acquired by the Company that were previously acquired by our Affiliates This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein;
and (ii) "tombstone" newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance
(if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

We are making this Offering only by means of this Prospectus. Except as described herein, we have has not authorized the use of other supplemental literature or sales material in connection with this Offering.

LEGAL MATTERS

Legal matters in connection with the Company's status as a REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Rushall & McGeever, APC (legal counsel to the Company).
Rushall & McGeever, APC does not purport to represent Stockholders or potential investors who should consult their own legal counsel. See
"Conflicts of Interest - The Company and the Dealer Manager and the
Property Manager have the same Legal Counsel." The legality of the Shares offered hereby will also be passed upon for the Company by Rushall & McGeever, APC.

EXPERTS

Our balance sheet as of December 31, 1998, and the Historical Summary of Gross Income and Direct Operating Expenses of the Casa Grande Apartments for the years ended December 31, 1998 and 1997 have been included herein and in the Registration Statement in reliance upon the reports of Borros and Ferrington, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

GLOSSARY

"Act" means the Securities Act of 1933.

"Adjusted Net Worth" means the aggregate Book Value of the Company's assets after deducting reasonable reserves, but before provision for depreciation, less the total liabilities of the Company.

"Affiliate" means, as to any person, any other person who (i) owns beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such person; or (ii) is an officer, retired officer, directors, trustee or general partner of such person; or (iii) controls, is controlled by or is under common control with, such person; or (iv) if such other person is an officer, director, trustee, or general partner of another entity, then the entity for which that person acts in any capacity.


"Appraisal" means the evaluation of real property (which value may take into consideration the existing state of the property or a state to be created) by an independent, qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or is a disinterested person who, in the judgment of the Board of Directors, is qualified to make such a determination. Each Appraisal shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder. The independent qualified appraiser shall be selected by a majority of the Board of Directors not otherwise interested in the transaction
(including a majority of the Independent Directors).

"Appraised Value" means the value of a particular property as stated in an Appraisal for that property.

"Articles of Incorporation" or the "Articles" means the Company's
Articles of Incorporation, as amended.

"Average Invested Assets" means, for any period, the average of the Book
Value of the Invested Assets of the Company computed by taking the average of such values at the end of each month during such period.

"Book Value" means the value of an asset or assets on the books of the Company, determined on the basis of generally accepted accounting principles consistently applied, without deduction for depreciation or bad debts or other asset valuation reserves, and without deduction for mortgages or other security interest to which such asset or assets are subject.

"Bylaws" means the Company's Bylaws, as amended.

"Cash Available for Dividend" means all cash receipts from operations in the ordinary course of business (without deduction for depreciation) after deducting payments for operating expenses, debt service, capital expenditures with respect to real property investments, amounts set aside for reserves and the reimbursement of expenses.

"CGCL" means the California General Corporation Law.

"CHG Properties" means CHG Properties, Inc., a California corporation, which is the sole general partner of the Partnership and has contracted with the Company under the Property Management Agreement to manage the Company's properties. CHG Properties is the wholly owned subsidiary of CI Holding.

"CI Holding" means CI Holding Group, Inc., a California corporation.

"Code" means the Internal Revenue Code of 1986, as amended.

"Distributor" means PIM Financial Services, Inc.

"Distributor's Warrants" means the $10.50 Warrants issuable to the Distributor as additional compensation for its participation in the Offering made pursuant to this Memorandum.


"Funds From Operations" or "FFO" means net income (computed in accordance with generally accepted accounting principles) excluding gains or losses from sales of property, depreciation and amortization of real estate assets, and nonrecurring items of income or expense. The Company has adopted the National Association of Real Estate Investment Trusts
(NAREIT) definition of FFO. Management considers FFO an appropriate measure of performance of an equity REIT because it is predicated on cash flow analysis and does not necessarily represent cash provided by operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to meet cash needs. The Companys computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by generally accepted accounting principles and should not be considered an alternative to net income as an indication of the Companys performance.

"Gross Offering Proceeds" means the Net Proceeds from the Offering plus all Underwriting Commissions paid in connection therewith.

"Independent Director(s)" means the director of the Company who are not affiliated, directly or indirectly, with an officer or Shareholder owning more than ten percent (10%) of the Company's outstanding Common Stock, whether by ownership of, ownership interest in, employment by, any business or professional relationship with such person, and who perform no other services for the Company at the time his or her independence is being determined. A director will, however, not be considered
"independent" if he or she is serving as a director for more than three real estate investment trusts organized by or affiliated with an officer or 10% or greater Shareholder of the Company, or any director who is not an Independent Director. "Independent Director(s)" shall also mean a person who performs no other material services for the Company except as a director. An indirect relationship shall include circumstances in which a member of the immediate family of a director has one of the foregoing relationships with an officer or 10% or greater Shareholder of the Company.

"Invested Assets" means the assets of the Company invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation or bad debt or other similar non-cash reserves.

"IRA" means Individual Retirement Account, as defined in Section 408 of the Code.

"Majority Vote" means the affirmative vote of at least a majority of the Shares then outstanding represented and voting at a duly held meeting at which a quorum is present or by written consent of the Shareholders.

"Memorandum" means this Memorandum, which is contained in and forms a part of the Registration Statement.

"Mortgage Loan(s)" means loans secured by mortgages, deeds of trust and other security instruments constituting liens on real property or rights or interests in real property.

"NASD" means The National Association of Securities Dealers, Inc.

"Net Assets" means Invested Assets of the Company, less intangible assets, less the total liabilities of the Company, as calculated on a basis consistently applied, no later than the fiscal quarter immediately preceding the date for which the calculation is to be applied.

"Net Equity" means, for any particular property, the total cash investment including down payment, mortgage reduction payments and capitalized expenses in that property.


"Net Income" means, for any period, the Company's total revenues during that period after deduction of all Company expenses, other than extraordinary items, gains and losses from the disposition of Company assets, and additions to reserves for depreciation or bad debts or similar non-cash reserves. "Net Proceeds" means the aggregate Offering Price of the Shares sold (the Gross Offering Proceeds), less total Underwriting
Commissions and the costs of the Offering.

"Offering" means the offering of the Shares contemplated by this Memorandum.

"Offering Price" means the price per Share paid by an investor, which shall equal the Net Proceeds from said sale plus any Sales Commissions paid in connection therewith.

"Partnership" means Wyoming Casa Grande, a California limited partnership.

"Person(s)" means individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint venturers, associations, companies, trusts, banks, trust companies, land trusts, business trusts and any other entities, government agencies and political subdivisions thereof.

"Purchase Price" means the cost of a property acquired or disposed of by the Company including all compensation paid to all Persons in connection with the acquisition, including any real estate commission, selection fee, development fee, non-recurring management fee, or any fee of a similar nature, however designated, except development fees paid to Persons unaffiliated with management of the Company in connection with the actual development of a property after its acquisition by the Company. The Purchase Price shall also include the acquisition expenses paid by the Company in connection with the transaction, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of Appraisals, non-refundable payments on the property, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of the property.

"REIT" means a real estate investment company as defined under Sections
856-860 of the Code.

"REIT Rules" means those provisions of the Code, Regulations and proposed regulations promulgated thereunder, any Revenue Rulings or Procedures issued by the Service and any administrative rulings or court decisions respecting the requirements and conditions of the qualification and taxation of
REITs.

"Sale or Disposition" means any disposition of a Company property not in the ordinary course of its business, including, without limitation, (i) sales, exchanges or other dispositions of real or personal property; (ii) condemnations; (iii) recovery of damages awards and insurance proceeds
(other than business or rental interruption insurance proceeds); or (iv) any borrowings or mortgage refinancing (other than any initial financing) upon the acquisition of a property. The Disposition of a property by transfer back to the seller or an Affiliate thereof, whether in the form of a rescission, exchange or resale, or pursuant to an option or an arrangement entered into at or prior to the time of taking title to the property, shall not, if the proceeds from such transfer back are reinvested in other property, constitute a Sale or Disposition.

"Sales Commissions" means the fee payable to the Distributor in an amount of up to 9.0% of the Offering Price of the Shares sold pursuant to the Offering.

"Series A Preferred Stock" means the Company's Series A Preferred Stock.

"Service" means the Internal Revenue Service.

"Share(s)" means the Shares of the Company's no par value common stock offered pursuant to the Registration Statement.

"Shareholder(s)" means, as of any particular date, all holders of record of outstanding Shares on such date.

"Total Operating Expenses" means, for any period, all cash operating expenses of the Company, including loan administration, servicing, engineering, inspection and all other expenses paid by the Company except for expenses related to raising capital, for interest, taxes and direct property acquisition, operation and management costs.

"Unimproved Real Property" means property which has the following three characteristics:  (i) consists of an equity interest in real property which was not acquired for the purpose of producing rental or operating income; (ii) property upon which no development or construction is in process; and (iii) property upon which no development or construction is planned, in good faith, to commence within one year.
_______________________________________________

The date of this Prospectus is February ___, 2000



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT
MARKET RISKS.

Registrant (the "Company") does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission
Registration Fee                              $3,724

NASD Filing Fee


Printing and Mailing Expenses


Blue Sky Fees and Expenses


Legal Fees and Expenses


Accounting Fees and Expenses                 $2,500

Advertising and Sales Literature

Due Diligence
Miscellaneous


TOTAL



ITEM 32.  SALES TO SPECIAL PARTIES

Employees and associates of Registrant and its Affiliates will be permitted to purchase Shares net of sales commissions.
Prior to the time that the Minimum Offering of 10,000 Shares is sold, such persons may be required to pay $10.00 per Share and will receive a return of the commission amount promptly upon the receipt of subscriptions for the Minimum Number of Shares.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

On January 28, 1999, Registrant sold 150 shares of its common stock to CI Holding Group, Inc. for cash, at a price of $10.00 per shares.

On April 1, 1999, Registrant issued 36,830 shares of its common stock and 39,852 shares of its Series A Preferred Stock to Wyoming
Casa Grande, a California Limited Partnership, in exchange for an apartment complex and approximately $25,000 in net cash proceeds.
For the purposes of the transaction, both the common stock and the Series A Preferred Stock were valued at $9.10 per share.

On January 29, 1999, Registrant issued options which expire on December 31, 2004 for the purchase of 11,550 shares at a price of $10.00 per share to its directors and certain officers and employees.

Pursuant to a private placement offering completed on June 30, 1999, Registrant sold a total of 44,136 shares of common stock at a price of $10 per share to a total of 17 persons. The offering was made in reliance upon the exemption in Rule 506 under Regulation D of the Securities Act of 1933. Registrant issued a warrant which expires on December 31, 2003 for the purchase of 8,826 shares of its common stock at a price of $10.00 per share to PIM Financial Services, inc. for its services as Dealer Manager in this Offering.

The number of common shares and the exercise prices of options and warrants referred to above have been adjusted to reflect a 5% stock dividend paid on July 30, 1999.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under its Articles of Incorporation and Bylaws, Registrant is authorized, authorize and direct the Company, to the fullest extent permitted by California statutory or decisional law, as amended or interpreted, to indemnify and pay or reimburse reasonable expenses to: (a) any Director, officer, employee or agent of Registrant (each individually an "Indemnified Party"), provided, that, as long as Registrant qualifies as a REIT. (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of Registrant; (ii) the Indemnified Party was acting on behalf of or performing services on the part of Registrant; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of Registrant and not from the assets of its Stockholders.


As long Registrant qualifies as a REIT, it may not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of Registrant were offered and sold as to indemnification for securities law violations.

Registrant must advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with the CGCL and, as long as Registrant qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of Registrant; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes in writing to repay the advanced funds to Registrant, together with interest at the applicable legal rate thereon, if the Indemnified Party is found not to be entitled to indemnification.

Registrant may purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with Registrant or arising out of such status; provided, however, that Registrant may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under Registrant's Articles of Incorporation. Registrant may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a Director to such further extent consistent with law as may be determined by Registrant's
Board of Directors.

Registrant's Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, Registrant has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

Inapplicable.

ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS

The following financial statements are included in the Prospectus commencing at Page F-1 thereof.

Independent Auditors' Report.

Balance Sheet at December 31, 1999.

Statements of Operations for the nine months ended
December 31, 1999.

Statements of Stockholders' Equity for the period from January 28, 1999 (Date of Inception) to December 31, 1999.

Statements of Cash Flows for the period from January 28, 1999 (Date of Inception) to December 31, 1999.

Notes of Financial Statements for the period from January 28, 1999 (Date of Inception) to December 31, 1999.

Pro Forma Statement of Operations for the nine months ended
September 30, 1999 and the year ended December 31, 1998.

Independent Auditors' Report.

Historical Summary of Gross Income and Direct Operating
Expenses for the years ended December 31, 1998 and 1997 of Casa Grande Apartments.

Notes to the Historical summary of Gross Income and Direct
Operating Expenses for the years ended December 31, 1998 and 1997 of Casa Grande Apartments.

(b)	EXHIBITS

The following documents are filed as part of this Registration Statement:


Exhibit
No.       Description

1.1       Form of Dealer Manager Agreement by and between
          NetREIT Corporation and PIM Financial Services,
          Inc.

1.2       Form of Soliciting Dealers Agreement between PIM
          Financial Services, Inc. and Soliciting Dealers.

1.3       Form of Dealer Manager Warrant Purchase Agreement.

3.1       NetREIT Articles of Incorporation.

3.2       NetREIT Bylaws.

4         Specimen Stock Certificate.

5         Opinion of Rushall & McGeever, APC, dated __________,
          2000 as to the legality of the securities being registered.*

8         Opinion of Rushall & McGeever, APC dated ___________,
          2000 as to tax matters.*

10.1      Escrow Agreement between NetREIT and Southwest Community
          Bank.*

10.2      Master Property Management Agreement between NetREIT and
          CHG Properties, Inc.

10.3      Casa Grande Note and Mortgage.

23.1      Consent of Boros & Farrington dated February 8, 2000.

23.2      Consent of Boros & Farrington dated February 8,2000.

23.3      Consent of Rushall & McGeever, APC (included in
          Exhibits 5 and 8).*

24.       Power of Attorney (included on signature page).

27.       Financial Data Schedule.

* To be filed by amendment.

ITEM 37.	UNDERTAKINGS

A.    The Registrant undertakes:

(a) to file any prospectuses required by Section 10(a)(3) of the Act as post-effective amendments to this Registration
Statement;

(b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


(c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;
and

(d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by
Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration
Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

C. The Registrant undertakes to send to each Stockholder at least on an annual basis, a detailed statement of any transactions with the Property Manager or it Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Property Manager or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-KSB for the first full fiscal year of operations of Registrant.

E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-QSB, if such report is required to be filed with the Securities and Exchange Commission.

F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Property Manager and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Item 310(e) of Regulation S-B only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Item
310(e) of Regulation S-B, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis0 of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such identification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on the 5th day of April 2000.

NETREIT



By: /s/ Jack K. Heilbron
Title:	President, Chief
Executive Officer, Chief
Operating Officer and Chairman
of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack K. Heilbron and Kenneth W. Elsberry and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                         NetREIT

                                         By: /s/ Jack K. Heilbron
                                         Title: President,Chief Executive
                                         officer, chief Operating Officer and
                                         Chairman of the Board of Directors


                                          By: /s/ Kenneth W. Elsberry
                                          Secretary, Treasurer and
                                          Chief Financial Officer
                                          (Principal Accounting
                                          Officer)

April 5, 2000



/s/ Douglas Werner                Director      April 5,2000
Douglas Werner


/s/ Frank Duong                   Director      April 5,2000
Frank Duong


/s/ Richard E. Hall               Director      April 5,2000
Richard E. Hall


/s/ Mark R. Sprouse               Director      April 5,2000
Mark R. Sprouse



                                  NetREIT

                           Financial Statements
                                  And
                       Independent Auditor's Report
                            December 31, 1999



                                 NetREIT
                            Table of Contents


                                                 Page
Independent Auditor's Report                       1

Audited Financial Statements:

     Balance Sheet                                 2

     Statement of Income                           3

     Statement of Changes in Stockholders' Equity  4

     Statement of Cash Flows                       5

     Notes to Financial Statements                 6-9







               INDEPENDENT AUDITOR'S REPORT


Board of Directors
NetREIT

We have audited the balance sheet of NetREIT as of December 31, 1999 and the related statements of income, changes in stockholders' equity, and cash flows for the period from January
28, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetREIT at December 31, 1999, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.




Boros & Farrington PC
San Diego, California
February 8, 2000


                            NetREIT
                         Balance Sheet
                       December 31, 1999


                             ASSETS

Property, at cost                                  $1,009,367
Less accumulated depreciation                         (22,849)
                                                   __________
    Property, net                                     986,518
                                                   __________
Other assets
     Cash and cash equivalents                        775,724
     Short-term investments                            15,479
     Receivables                                          430
     Prepaid expenses and deposit                      10,477
     Deferred common stock issuance costs              16,190
                                                   __________
					                        818,300
                                                   __________
					                     $1,804,818


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
     Mortgage note payable                        $   781,646
	Accounts payable and accrued liabilities         37,838
	Income taxes payable                              3,500
	Dividends payable	                                5,212
	Tenant security deposits                          7,076
                                                  ___________
                                                      835,272
                                                  ___________

Stockholders' equity
     Preferred stock, shares authorized: 10,000,000;
      shares issued and outstanding: 32,076           291,892
     Common stock, no par value, shares
      authorized: 100,001,000; shares issued
      and outstanding: 81,128                         693,497
     Dividends paid in excess of net income           (15,843)
                                                 _____________
                                                      969,546
                                                 ____________
                                                   $1,804,818





See notes to financial statements.


                                 NetREIT
                           Statement of Income
From January 28, 1999 (Date Of Inception) to December 31, 1999


Revenues
     Rents                                          $150,754
     Interest                                         14,556
                                                    ________
                                                     165,310

Costs and expenses
     Interest                                         25,545
     Rental operating costs                           57,667
     Professional fees                                11,109
     Other general and administrative                 25,363
     Depreciation and amortization                    22,849
                                                    ________
                                                     142,533

Net income                                            22,777

Income taxes                                          (4,300)

Net income                                            18,477

Preferred dividends                                  (16,901)

Net income available to common stockholders       $    1,576


Net income per share available to common stockholders
     Basic and Diluted                            $     0.02

Weighted average number of common shares outstanding  67,181





See notes to financial statements.


NetREIT
Statement of Changes in Stockholders' Equity
From January 28, 1999 (Date Of Inception) to December 31, 1999



                                                                    Dividends
                                                                    Paid in
                        Common Stock         Preferred Stock        Excess of
                     Shares     Amount    Shares     Amount         NetIncome      Total
Issuance of shares
  Founder's shares      150     $1,500       -        $ -            $   -       $ 1,500
  Private placement  40,263    356,517       -          -                -       356,517
  Acquisition of
  Wyoming Casa Grande36,830    335,153   39,852     362,653              -       697,806

Reinvestment of cash
dividend                 23        227       -          -                -          227

Stock dividend paid on
common stock          3,862         -        -          -                -           -

Sale of distributor
warrants                -          100       -          -                -          100

Redemption of
preferred stock         -           -    (7,776)    (70,761)             -       (70,761)

Net income              -           -       -           -           18,477        18,477

Dividends paid and
declared                -           -       -           -          (34,320)      (34,320)

Balance,
December 31, 1999   81,128     $693,497  32,076    $291,892     $  (15,843)     $969,546



See notes to financial statements.


NetREIT
Statement of Cash Flows
From January 28, 1999 (Date Of Inception) to December 31, 1999


Cash flows from operating activities
  Net income                                         $  18,477
  Adjustments to reconcile net income to net
  cash from operating activities
   Depreciation and amortization                        22,849
   Changes in operating assets and liabilities
     Receivables                                          (299)
     Prepaid expenses and deposit                       (8,143)
     Accounts payable and accrued liabilities            9,046
     Income taxes payable                                3,500

        Net cash from operating activities              45,430

Cash flows from investing activities
  Cash acquired from acquisition of Wyoming
  Casa Grande                                           22,797
  Net proceeds from short-term investments               4,699
  Capital expenditures                                  (6,643)

         Net cash from investing activities             20,853

Cash flows from financing activities
  Issuance of mortgage note payable                    787,500
  Repayment of mortgage note payable                  (336,534)
  Issuance of common stock                             358,017
  Reinvestment of cash dividend                            227
  Sale of distributor warrants                             100
  Redemption of preferred stock                        (70,761)
  Dividends paid                                       (29,108)

       Net cash from financing activities              709,441

Net increase in cash and cash equivalents             $775,724

Supplemental disclosure of cash flow information:
  Interest paid                                      $  25,545

  Taxes paid                                         $     800

Supplemental disclosure of non-cash investing and
 financing activities:
  Acquisition of partnership assets
   Assumption of mortgage note payable                $330,680
   Assumption of other liabilities                      19,678
   Issuance of preferred stock                         362,653
   Issuance of common stock                            335,153


See notes to financial statements.

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES
The Company. NetREIT (the "Company") was formed and incorporated in the state of California on January 28, 1999 for the purpose of investing in income-producing properties. The Company currently owns one property, which is located in Cheyenne, Wyoming.

   Accounting Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   Revenue Recognition. Base rental income is recognized on a straight-line basis over the life of the related leases. The Company does not currently have any contingent rentals or tenant reimbursements of common area maintenance and other operating expenses.

   Deferred Leasing Costs. Costs incurred in obtaining tenant leases shall be amortized to leasing commission expense on a straight-line basis over the terms of the related leases. At December 31, 1999, the Company had no deferred leasing costs.

   Property. Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs which do not extend asset lives are expensed as incurred. Depreciation is provided on a straight-line basis over estimated useful lives ranging from 30 to 40 years for buildings, 2 to 20 years for improvements, and 5 years for furniture and equipment.

   Organization Costs. Organization costs of $5,604 have been charged against operating income.

   Common Stock Issuance Costs. Common stock issuance costs including distribution fees, due diligence fees, wholesaling costs, legal and accounting fees, and printing are capitalized before sale of the related stock and then charged against gross proceeds when the stock is sold.

   Stock-Based Compensation. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation (FAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation is recognized. Information regarding the Company's pro forma disclosure of stock-based compensation pursuant to FAS 123 may be found in Note 7.

   Allowance for Possible Losses. Management reviews the net realizable value of the Company's portfolio periodically to determine whether an allowance for possible losses is necessary. The carrying value of the Company's investments is evaluated on an individual investment basis, and to the extent management's estimate of the net realizable value of each investment is less than its carrying value, a provision for possible losses is established. No provision has been made for possible losses.

   Income Taxes. The Company intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes beginning after its 1999 tax year. As a REIT, no provision will be made for federal income taxes on income resulting from those sales of real estate investments which have or will be distributed to stockholders within the prescribed limits. However, taxes will be provided for those gains which are not anticipated to be distributed to stockholders. In addition, the Company will be subject to a federal excise tax which equals 4% of the excess, if any, of 85% of the Company's ordinary income plus 95% of the Company's capital gain net income over cash distributions, as defined.

   Concentration of Credit Risk. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained any material credit losses from these instruments.

   Fair Value of Financial Instruments. The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Short-term investments generally mature between three months and six years from the purchase date.
All cash and short-term investments are classified as available for sale and are recorded at market using the specific identification method; unrealized gains and losses are reflected in other comprehensive income. Cost approximates market for all classifications of cash and short-term investments; realized and unrealized gains and losses were not material.

   Earnings Per Common Share. Basic earnings per common share ("Basic EPS") excludes dilution and is computed by dividing net income available to common stockholders (the
"numerator") by the weighted average number of common shares outstanding (the "denominator") during the period. Diluted earnings per common share ("Diluted EPS") is similar to the computation of Basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on net earnings per share. The following is a reconciliation of Basic EPS to Diluted EPS:

                      Earnings         Shares            Per-Share
                    (Numerator)    (Denominator)         Amount

Net income	         $ 18,477
Preferred dividends   (16,901)
Basic EPS and
Diluted EPS          $   1,576        67,181              $0.02

2.  OPERATIONAL TRANSACTION

On April 1, 1999, the Company acquired the net assets of
Wyoming Casa Grande, a California limited partnership, for
36,830 shares of its common stock and 39,852 shares of its
Series A preferred stock.  This transaction was accounted
for as purchase; accordingly, the results of Wyoming Casa
Grande's operations have been included in accompanying
financial statements from the date of acquisition.  The
following summarizes the net assets acquired:
Assets acquired
   Apartment building            $1,002,724
   Cash                              22,796
   Short-term investments            20,178
   Prepaid and other assets           2,466

                                  1,048,164
Less liabilities assumed
   Mortgage note payable           (330,680)
   Accounts payable and accrued
   liabilities                      (12,602)
   Tenant security deposits          (7,076)

   Net assets acquired             $697,806

3.  PROPERTY
                                 December 31,
                                     1999
Apartments
    Land                         $   96,000
    Buildings and improvements      913,367

                                  1,009,367
Accumulated depreciation            (22,849)
                                $   986,518

4.  MORTGAGE NOTE PAYABLE
                                 December 31,
                                      1999
Mortgage note payable in monthly
installments of $6,587 including
interest at a fixed rate of 8%;
collateralized by apartment
building                        $   781,646

The aggregate future payments
of long-term debt are as follows:

Year Ending December 31,
2000                            $    17,131
2001                                 18,553
2002                                 20,093
2003                                 21,761
2004                                704,108

                                $   781,646

5. COMMITMENTS
Lease Rentals. The Company currently leases its apartments on a short-term basis.

6. RELATED PARTY TRANSACTIONS
Certain services are provided to the Company by C.I. Holding Group, Inc. and Subsidiaries ("CI"), one of the Company's stockholders. Substantially all of the Company's general and administrative costs are paid by CI and then reimbursed by the Company.

   During the period ended December 31, 1999, the Company paid to CI $15,505 for general and administrative expenses.

7. STOCKHOLDERS' EQUITY
Preferred Stock. The Company is authorized to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series, and to determine or alter the rights granted to or imposed upon any wholly unissued series of preferred stock including the dividend rights, dividend rate, conversion rights, voting rights, redemption rights (including sinking fund provisions), redemption price, and liquidation preference.

   Series A Preferred Stock. The Board of Directors has authorized the Company to issue up to 35,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock (i) is non-voting, except under certain circumstances as provided in the Articles of Incorporation; (ii) is entitled to annual cash dividends of $0.65; (iii) ranks senior, as to the payment of dividends and distributions of assets upon liquidation, to common stock or any other series of preferred stock that is not senior to or on parity with the Series A Preferred Stock; (iv) is entitled to receive $9.10 plus accrued dividends upon liquidation; and (v) may be redeemed by the Company at a price of $9.10 plus accrued dividends.

   Distributor Warrant. The Company engaged a company affiliated through common ownership and management (the
"Distributor") to sell the Company's common stock in a private placement offering. As partial compensation for such services, the Company sold to the Distributor, for a total price of $100, a warrant (the "Distributor Warrant") to purchase one share of common stock (a "Warrant Share") for every five shares sold in the offering at a price of $10.00 per Warrant Share. Based on the results of the offering, the Distributor Warrant allows the Distributor to acquire up to 8,456 Warrant Shares. Among other terms and conditions set forth in the Distributor's Warrant Agreement
("Agreement"), which expires on December 31, 2003, the Distributor Warrant and the Warrant Shares are restricted and may not be transferred unless first registered with the U.S. Securities and Exchange Commission and appropriate states, and they are protected by certain anti-dilution provisions. During the period ended December 31, 1999, no portion of the Distributor Warrant was exercised.
The Agreement provides that the holders of more than 50% of the outstanding Distributor Warrant and Warrant Shares, can require the Company, at the Company's expense, subject to certain conditions, for one occasion only, to use its best efforts to cause to become effective a registration statement that would permit the public offering of the Warrant Shares.

   Stock Options. On January 29, 1999, the Company granted stock options to certain directors and key employees to purchase up to 11,550 shares of the Company's common stock at an exercise price equal to $10.00 per share. These options may be exercised immediately upon grant and expire on December 31, 2003.

   Stock-Based Compensation. The Company recognized no stock-based compensation during the period ended December 31, 1999. There would be no material difference to compensation cost had the compensation cost been computed under FAS 123.

   Stock Dividend.  The Company's Board of Directors on August
5, 1999 declared a stock dividend of 5% of one common share paid August 25, 1999 to all stockholders of record on July
30, 1999.

                                  NetREIT

                           Financial Statements
                                  And
                       Independent Auditor's Report
                            December 31, 1999



                                 NetREIT
                            Table of Contents


                                                 Page
Independent Auditor's Report                       1

Audited Financial Statements:

     Balance Sheet                                 2

     Statement of Income                           3

     Statement of Changes in Stockholders' Equity  4

     Statement of Cash Flows                       5

     Notes to Financial Statements                 6-9







               INDEPENDENT AUDITOR'S REPORT


Board of Directors
NetREIT

We have audited the balance sheet of NetREIT as of December 31, 1999 and the related statements of income, changes in stockholders' equity, and cash flows for the period from January 28, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetREIT at December 31, 1999, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.




Boros & Farrington PC
San Diego, California
February 8, 2000


                            NetREIT
                         Balance Sheet
                       December 31, 1999


                             ASSETS

Property, at cost                                  $1,009,367
Less accumulated depreciation                         (22,849)
                                                   __________
    Property, net                                     986,518
                                                   __________
Other assets
     Cash and cash equivalents                        775,724
     Short-term investments                            15,479
     Receivables                                          430
     Prepaid expenses and deposit                      10,477
     Deferred common stock issuance costs              16,190
                                                   __________
					                        818,300
                                                   __________
					                     $1,804,818


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
     Mortgage note payable                        $   781,646
	Accounts payable and accrued liabilities         37,838
	Income taxes payable                              3,500
	Dividends payable	                                5,212
	Tenant security deposits                          7,076
                                                  ___________
                                                      835,272
                                                  ___________

Stockholders' equity
     Preferred stock, shares authorized: 10,000,000;
      shares issued and outstanding: 32,076           291,892
     Common stock, no par value, shares
      authorized: 100,001,000; shares issued
      and outstanding: 81,128                         693,497
     Dividends paid in excess of net income           (15,843)
                                                 _____________
                                                      969,546
                                                 ____________
                                                   $1,804,818





See notes to financial statements.


                                 NetREIT
                           Statement of Income
From January 28, 1999 (Date Of Inception) to December 31, 1999


Revenues
     Rents                                          $150,754
     Interest                                         14,556
                                                    ________
                                                     165,310

Costs and expenses
     Interest                                         25,545
     Rental operating costs                           57,667
     Professional fees                                11,109
     Other general and administrative                 25,363
     Depreciation and amortization                    22,849
                                                    ________
                                                     142,533

Net income                                            22,777

Income taxes                                          (4,300)

Net income                                            18,477

Preferred dividends                                  (16,901)

Net income available to common stockholders       $    1,576


Net income per share available to common stockholders
     Basic and Diluted                            $     0.02

Weighted average number of common shares outstanding  67,181





See notes to financial statements.

NetREIT
Statement of Changes in Stockholders' Equity
From January 28, 1999 (Date Of Inception) to December 31, 1999



                                                                    Dividends
                                                                    Paid in
                        Common Stock         Preferred Stock        Excess of
                     Shares     Amount    Shares     Amount         NetIncome      Total
Issuance of shares
  Founder's shares      150     $1,500       -        $ -            $   -       $ 1,500
  Private placement  40,263    356,517       -          -                -       356,517
  Acquisition of
  Wyoming Casa Grande36,830    335,153   39,852     362,653              -       697,806

Reinvestment of cash
dividend                 23        227       -          -                -          227

Stock dividend paid on
common stock          3,862         -        -          -                -           -

Sale of distributor
warrants                -          100       -          -                -          100

Redemption of
preferred stock         -           -    (7,776)    (70,761)             -       (70,761)

Net income              -           -       -           -           18,477        18,477

Dividends paid and
declared                -           -       -           -          (34,320)      (34,320)

Balance,
December 31, 1999   81,128     $693,497  32,076    $291,892     $  (15,843)     $969,546



See notes to financial statements.


NetREIT
Statement of Cash Flows
From January 28, 1999 (Date Of Inception) to December 31, 1999


Cash flows from operating activities
  Net income                                         $  18,477
  Adjustments to reconcile net income to net
  cash from operating activities
   Depreciation and amortization                        22,849
   Changes in operating assets and liabilities
     Receivables                                          (299)
     Prepaid expenses and deposit                       (8,143)
     Accounts payable and accrued liabilities            9,046
     Income taxes payable                                3,500

        Net cash from operating activities              45,430

Cash flows from investing activities
  Cash acquired from acquisition of Wyoming
  Casa Grande                                           22,797
  Net proceeds from short-term investments               4,699
  Capital expenditures                                  (6,643)

         Net cash from investing activities             20,853

Cash flows from financing activities
  Issuance of mortgage note payable                    787,500
  Repayment of mortgage note payable                  (336,534)
  Issuance of common stock                             358,017
  Reinvestment of cash dividend                            227
  Sale of distributor warrants                             100
  Redemption of preferred stock                        (70,761)
  Dividends paid                                       (29,108)

       Net cash from financing activities              709,441

Net increase in cash and cash equivalents             $775,724

Supplemental disclosure of cash flow information:
  Interest paid                                      $  25,545

  Taxes paid                                         $     800

Supplemental disclosure of non-cash investing and
 financing activities:
  Acquisition of partnership assets
   Assumption of mortgage note payable                $330,680
   Assumption of other liabilities                      19,678
   Issuance of preferred stock                         362,653
   Issuance of common stock                            335,153


See notes to financial statements.

1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES
The Company. NetREIT (the "Company") was formed and incorporated in the state of California on January 28, 1999 for the purpose of investing in income-producing properties. The Company currently owns one property, which is located in Cheyenne, Wyoming.

   Accounting Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   Revenue Recognition. Base rental income is recognized on a straight-line basis over the life of the related leases. The Company does not currently have any contingent rentals or tenant reimbursements of common area maintenance and other operating expenses.

   Deferred Leasing Costs. Costs incurred in obtaining tenant leases shall be amortized to leasing commission expense on a straight-line basis over the terms of the related leases. At December 31, 1999, the Company had no deferred leasing costs.

   Property. Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs which do not extend asset lives are expensed as incurred. Depreciation is provided on a straight-line basis over estimated useful lives ranging from 30 to 40 years for buildings, 2 to 20 years for improvements, and 5 years for furniture and equipment.

   Organization Costs. Organization costs of $5,604 have been charged against operating income.

   Common Stock Issuance Costs. Common stock issuance costs including distribution fees, due diligence fees, wholesaling costs, legal and accounting fees, and printing are capitalized before sale of the related stock and then charged against gross proceeds when the stock is sold.

   Stock-Based Compensation. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation (FAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock option plans. Under APB 25, if the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation is recognized. Information regarding the Company's pro forma disclosure of stock-based compensation pursuant to FAS 123 may be found in Note 7.

   Allowance for Possible Losses. Management reviews the net realizable value of the Company's portfolio periodically to determine whether an allowance for possible losses is necessary. The carrying value of the Company's investments is evaluated on an individual investment basis, and to the extent management's estimate of the net realizable value of each investment is less than its carrying value, a provision for possible losses is established. No provision has been made for possible losses.

   Income Taxes. The Company intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes beginning after its 1999 tax year. As a REIT, no provision will be made for federal income taxes on income resulting from those sales of real estate investments which have or will be distributed to stockholders within the prescribed limits. However, taxes will be provided for those gains which are not anticipated to be distributed to stockholders. In addition, the Company will be subject to a federal excise tax which equals 4% of the excess, if any, of 85% of the Company's ordinary income plus 95% of the Company's capital gain net income over cash distributions, as defined.

   Concentration of Credit Risk. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained any material credit losses from these instruments.

   Fair Value of Financial Instruments. The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Short-term investments generally mature between three months and six years from the purchase date.
All cash and short-term investments are classified as available for sale and are recorded at market using the specific identification method; unrealized gains and losses are reflected in other comprehensive income. Cost approximates market for all classifications of cash and short-term investments; realized and unrealized gains and losses were not material.

   Earnings Per Common Share. Basic earnings per common share ("Basic EPS") excludes dilution and is computed by dividing net income available to common stockholders (the
"numerator") by the weighted average number of common shares outstanding (the "denominator") during the period. Diluted earnings per common share ("Diluted EPS") is similar to the computation of Basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with any convertible debt. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on net earnings per share. The following is a reconciliation of Basic EPS to Diluted EPS:

                      Earnings         Shares            Per-Share
                    (Numerator)    (Denominator)         Amount

Net income	         $ 18,477
Preferred dividends   (16,901)
Basic EPS and
Diluted EPS          $   1,576        67,181              $0.02

2.  OPERATIONAL TRANSACTION

On April 1, 1999, the Company acquired the net assets of
Wyoming Casa Grande, a California limited partnership, for
36,830 shares of its common stock and 39,852 shares of its
Series A preferred stock.  This transaction was accounted
for as purchase; accordingly, the results of Wyoming Casa
Grande's operations have been included in accompanying
financial statements from the date of acquisition.  The
following summarizes the net assets acquired:
Assets acquired
   Apartment building            $1,002,724
   Cash                              22,796
   Short-term investments            20,178
   Prepaid and other assets           2,466

                                  1,048,164
Less liabilities assumed
   Mortgage note payable           (330,680)
   Accounts payable and accrued
   liabilities                      (12,602)
   Tenant security deposits          (7,076)

   Net assets acquired             $697,806

3.  PROPERTY
                                 December 31,
                                     1999
Apartments
    Land                         $   96,000
    Buildings and improvements      913,367

                                  1,009,367
Accumulated depreciation            (22,849)
                                $   986,518

4.  MORTGAGE NOTE PAYABLE
                                 December 31,
                                      1999
Mortgage note payable in monthly
installments of $6,587 including
interest at a fixed rate of 8%;
collateralized by apartment
building                        $   781,646

The aggregate future payments
of long-term debt are as follows:

Year Ending December 31,
2000                            $    17,131
2001                                 18,553
2002                                 20,093
2003                                 21,761
2004                                704,108

                                $   781,646

5. COMMITMENTS
Lease Rentals. The Company currently leases its apartments on a short-term basis.

6. RELATED PARTY TRANSACTIONS
Certain services are provided to the Company by C.I. Holding Group, Inc. and Subsidiaries ("CI"), one of the Company's stockholders. Substantially all of the Company's general and administrative costs are paid by CI and then reimbursed by the Company.

   During the period ended December 31, 1999, the Company paid to CI $15,505 for general and administrative expenses.

7. STOCKHOLDERS' EQUITY
Preferred Stock. The Company is authorized to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series, and to determine or alter the rights granted to or imposed upon any wholly unissued series of preferred stock including the dividend rights, dividend rate, conversion rights, voting rights, redemption rights (including sinking fund provisions), redemption price, and liquidation preference.

   Series A Preferred Stock. The Board of Directors has authorized the Company to issue up to 35,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock (i) is non-voting, except under certain circumstances as provided in the Articles of Incorporation; (ii) is entitled to annual cash dividends of $0.65; (iii) ranks senior, as to the payment of dividends and distributions of assets upon liquidation, to common stock or any other series of preferred stock that is not senior to or on parity with the Series A Preferred Stock; (iv) is entitled to receive $9.10 plus accrued dividends upon liquidation; and (v) may be redeemed by the Company at a price of $9.10 plus accrued dividends.

   Distributor Warrant. The Company engaged a company affiliated through common ownership and management (the
"Distributor") to sell the Company's common stock in a private placement offering. As partial compensation for such services, the Company sold to the Distributor, for a total price of $100, a warrant (the "Distributor Warrant") to purchase one share of common stock (a "Warrant Share") for every five shares sold in the offering at a price of $10.00 per Warrant Share. Based on the results of the offering, the Distributor Warrant allows the Distributor to acquire up to 8,456 Warrant Shares. Among other terms and conditions set forth in the Distributor's Warrant Agreement
("Agreement"), which expires on December 31, 2003, the Distributor Warrant and the Warrant Shares are restricted and may not be transferred unless first registered with the U.S. Securities and Exchange Commission and appropriate states, and they are protected by certain anti-dilution provisions. During the period ended December 31, 1999, no portion of the Distributor Warrant was exercised.
The Agreement provides that the holders of more than 50% of the outstanding Distributor Warrant and Warrant Shares, can require the Company, at the Company's expense, subject to certain conditions, for one occasion only, to use its best efforts to cause to become effective a registration statement that would permit the public offering of the Warrant Shares.

   Stock Options. On January 29, 1999, the Company granted stock options to certain directors and key employees to purchase up to 11,550 shares of the Company's common stock at an exercise price equal to $10.00 per share. These options may be exercised immediately upon grant and expire on December 31, 2003.

   Stock-Based Compensation. The Company recognized no stock-based compensation during the period ended December 31, 1999. There would be no material difference to compensation cost had the compensation cost been computed under FAS 123.

   Stock Dividend.  The Company's Board of Directors on August
5, 1999 declared a stock dividend of 5% of one common share paid August 25, 1999 to all stockholders of record on July
30, 1999.








                                      NetREIT

                          PROFORMA STATEMENT OF OPERATIONS
                                  (Unaudited)

For the Year Ended December 31,1999  and three years ended December 31, 1998


                                        Pro Forma                  Nine Months
                                          Year                        Ended
                                         Ended       Pro Forma      December 31,
                                      December 31,   Adjustments       1999

Gross revenues from real estate       $199,779          0             $150,754

Operating expenses:
 General and administrative expenses   29,099                           25,363
 Property taxes                         6,424                            4,841
 Repairs and maintenance               15,069                           12,219
 Utilities                             24,591                           17,666
 Insurance                              6,893                            3,024
 Other property expenses               27,034                           19,917


Total operating expenses              109,110           0              83,030


Income before interest
and depreciation                       90,669                          67,724


Other income (expenses):
 Organization costs
 Interest expense                     (33,214)                        (25,545)
 Depreciation and amortization        (30,503)                        (22,849)
 Interest and other income             15,383                          14,556


Net Income (loss)                     $42,335          $0             $33,886



                                        Three Months
                                        Ended             Ended
                                        December 31,   March 31,
                                         1999            1998


Gross revenues from real estate       $49,025         $185,098

Operating expenses:
 General and administrative expenses  3,736           15,481
 Property taxes                       1,583            7,017
 Repairs and maintenance              2,850           15,142
 Utilities                            6,925           23,862
 Insurance                            3,869            3,987
 Other property expenses              7,117           22,217


Total operating expenses              26,080           87,706


Income before interest
and depreciation                       22,945           97,391


Other income (expenses):
 Organization costs
 Interest expense                     (7,669)          (31,983)
 Depreciation and amortization        (7,654)          (24,649)
 Interest and other income            827             2,741


Net Income (loss)                     $8,449           $43,501



NOTES:
(1)  NetREIT acquired the Casa Grande apartments and business of Wyoming
Casa Grande Associates, Ltd. effective April 1, 1999. During the nine months ended December 31, 1999 this was the only property operated by NetREIT.

(2)  Represents the actual results operations of Wyoming Casa Grande
Associates, Ltd. the owner of Casa Grande apartments until acquired by NetREIT.













                             Casa Grande Apartments

                       Historical Summary of Gross Income
                                      and
                           Direct Operating Expenses
                          Independent Auditor's Report
                               March 31, 1999



                             Casa Grande Apartments

                              Table of Contents


                                                              Page
Independent Auditor's Report                                   1

Historical Summary of Gross Income and Direct
Operating Expenses                                             2

Notes to Historical Summary of Gross Income and Direct
Operating Expenses                                             3





INDEPENDENT AUDITOR'S REPORT

Board of Directors
NetREIT

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Casa Grande Apartments for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997. This Historical Summary is the responsibility of the management of NetREIT. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form SB of NetREIT as described in note 2. The presentation is not intended to be a complete presentation of Casa Grande Apartments' revenues and expenses.

In our opinion, the Historical Summary referred to above present fairly, in all material respects, the gross income and direct operating expenses of Casa Grande Apartments as described in note 2 to the Historical Summary for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



Boros & Farrington PC
San Diego, California
October 28, 1999

Casa Grande Apartments
Historical Summary of Gross Income and Direct Operating Expenses


Three
MonthsYear	Year
Ended	Ended	Ended
                                  March 31  December 31,  December 31,
                                    1999      1998          1997
Gross income
  Base rental income              $48,873    $183,065     $191,340
  Other                               152       2,033        2,706
    Total gross income             49,025     185,098      194,046

Direct operating expenses
Wages	                              2,923      11,364        8,682
Management fee                      2,418       9,153        9,880
Office expenses                     1,054       5,421        5,221
Property taxes                      1,583       7,017        7,102
Repairs and maintenance             3,432      17,459        21,053
Utilities                           6,925      23,862        23,685
Interest                            7,669      31,984        41,822
Insurance                           3,870       3,987         3,742
Other expenses                      3,876       9,442         5,075
Total direct operating expenses    33,750     119,689       126,262

Excess of gross income over
   direct operating expenses     $15,275      $65,409       $67,784


See notes to historical summary of gross income and direct operating expenses.


Casa Grande Apartments
Notes to Historical Summary of Gross Income and Direct Operating
Expenses

1.  BUSINESS
Casa Grande Apartments ("Casa Grande") is a thirty-nine unit, three level apartment building located in Cheyenne, Wyoming. The building is currently occupied by 37 tenants and a manager. Casa Grande was acquired by NetREIT on April 1, 1999.

2.  BASIS OF PRESENTATION
The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with
Item 310 (e) of the Securities and Exchange Commission Regulation SB and for inclusion in the Current Report on Form S-11 of NetREIT and is not intended to be a complete presentation of Casa Grande's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Casa Grande to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  GROSS INCOME
Casa Grande leases apartment units under short-term lease agreements with tenants. All leases are accounted for as operating leases. Base rental income is recognized on a straight-line basis over the life of the related leases. The Company does not currently have any contingent rentals or tenant reimbursements of common area maintenance and other operating expenses.

4.  DIRECT OPERATING EXPENSES
Direct operating expenses include only those costs expected to be comparable to proposed future operations of Casa Grande. Costs such as depreciation, amortization, professional fees, and loan assumption fees are excluded from the Historical Summary.





                          NetREIT

                     Sponsor Track Record

               Table II.  Compensation to Sponsor

                                                               Aggregate
                                                               Payments to
                                                               Sponsor from
                                                               all Programs
                                                               during three
Type of                         Wyoming         Clover Income  years ended
Compensation                    Casa Grande     & Growth REIT  December 31, 1998

Date offering commenced         11/10/84          9/24/94

Dollar amount raised            $280,000          $3,218,030(1)

Amount paid to sponsor
 from proceeds fo offering:
  Underwriting fees              $15,000(2)         $371,931(4)
  Acquisition fees:
   real estate commissions           $0              $50,000
   advisory fees                     $0                 $0
   other                             $0                 $0
Other                            $20,760(3)             $0

Dollar amount of cash generated
from operations before deducting
payment to sponsor              $677,144(5)      $3,563,270

Amount paid to sponsor
from operations:
  Property management fees      $118,216             $3,691       $28,658
  Partnership management fees       $0                  $0
  Reimbursements                $125,324           $129,750       $29,462
  Leasing commissions               $0                  $0
  Other                             $579            $73,223(8)

Dollar amount of property sales
and refinancing before deducting
payments to sponsor:
  cash                         $697,806          $5,677,400
  notes                            $0                  $0

Amount paid to sponsor from
property sales and refinancing:
  Real estate commissions       $30,600(6)             $0
  Incentive fees                   $0                  $0
  Other                         $48,400(7)        $636,292(8)

NOTES:

(1) Includes $338,953 from exercise of warrants and $516,839 of stock options exercised.
(2) Represents syndication fee to General Partner from which it paid all commissions or similar fees paid in connection with the offering of the Units.
(3)  Represents an investor service fee paid to Centurion Group, Inc.
and a guaranteed payment to the general partner.
(4)  Includes commissions, legal, printing, accounting, etc.
(5) Cash generated from operations generally includes net income plus depreciation and amoritization plus any decreases in accounts receivable and accrued rental income or increases in account payable and minus any increase in accounts receivable and accrued rental income or decreases in accounts payable.
(6)  Represents an asset disposition fee.
(7) Represents General Partner's 1% interest plus 25% of distribution after limited partners received original investment and preference return.
(8)  Represents dividends paid to Sponsors on stock options owned by them.







                          NetREIT

                     Sponsor Track Record

            Table IV.  Results of Completed Programs



                               Wyoming            Clover Income
Programs Name                  Casa Grande        & Growth REIT


Dollar Amount Raised              $280,000         $3,218,030(1)
Number of Properties Purchased           1                  2
Date of Closing of Offering        3/31/85           9/30/96
Date of First Sale of Property     3/31/99           8/20/98
Date of Final Sale of Property     3/31/99          12/30/98

Tax and Distribution Date
Per $1,000 Investment through
March 31, 1999:
 Federal Income Tax Results:
  Ordinary income (loss)
   from operations                 ($1,336)             $109
   from recapture                      $0                $0
  Capital Gain (loss)                  $0                $64
  Deferred Gain:
   Capital Gain                        $0                $0
   Ordinary                            $0                $0


Cash Distribution to Investors:
  Source (on GAAP basis):
    Investment income            $484,229         $2,753,683
    Return of capital            $280,000         $3,046,431
  Source (on cash basis)
    Sales                        $697,806(2)      $5,244,525
    Refinancing                      $0                 $0
    Operations                    $66,423           $555,589
    Other                            $0                 $0

Receivable on Net Purchase
 Money Financing                     $0                 $0

NOTES:

(1) Includes $338,953 from exercise of warrants and $516,839 of stock options exercised.

(2) Represents $362,653 of preferred shares and $335,153 of NetREIT issued to partners. Preferred shares was taxable and common shares was issued in a tax free exchange.





                         NetREIT

                     Sponsor Track Record

            Table V.  Sales or Disposals of Properties








               Date      Date of         Selling Price, Net of
Property       acquired  sale       Closing Costs and GAAP Adjustments

                                    Cash
                                    received     Mortgage     Purchase money
                                    net of       balance      mortgage taken
                                    closing      at time      back by
                                    costs        of sale      program



Wyoming Casa
Grande
Apartments (1) 12/13/84  03/31/99     $697,806     $330,680       $0


Beachwalk
Retail Center   6/25/95  12/31/98   $5,302,876    $3,243,667      $0

Vista Villa
Apartments     12/27/94  08/18/98    $374,524       $454,673      $0



NOTES:
(1) Sale of property was to NetREIT based on appraised value. NetREIT is related to the General Partner of seller by common officers and directors.
(2) 362,653 preferred shares and 335,153 share of NetREIT stock was issued to sellers for property. The sale resulted in taxalbe gain to preferred shareholders. The common shareholders received shares in a tax free exchange, deferring gain until the stock is disposed of.


               Date      Date of   Selling Price, Net of
Property       acquired  sale    Closing Costs and GAAP Adjustments


                                     Adjustments
                                     resulting
                                     from
                                     application
                                     of GAAP     Total


Wyoming Casa
Grande
Apartments (1) 12/13/84  03/31/99     $0       $1,028,486(2)


Beachwalk
Retail Center   6/25/95  12/31/98     $0       $8,546,543

Vista Villa
Apartments     12/27/94  08/18/98      $0         $829,197



NOTES:
(1) Sale of property was to NetREIT based on appraised value. NetREIT is related to the General Partner of seller by common officers and directors.
(2) 362,653 preferred shares and 335,153 share of NetREIT stock was issued to sellers for property. The sale resulted in taxalbe gain to preferred shareholders. The common shareholders received shares in a tax free exchange, deferring gain until the stock is disposed of.








                                     Cost of Properties
                                      Including Closing
                                       and Soft Costs

                                                Total
                                                acquistion
                                                cost, capital
                                    Original    improvement,
                                     mortgage   closing and
                                    financing   soft costs     Total


Wyoming Casa
Grande
Apartments (1) 12/13/84  03/31/99    $885,000     $33,664      $918,664


Beachwalk
Retail Center   6/25/95  12/31/98  $3,750,000   $1,354,974   $5,104,974

Vista Villa
Apartments     12/27/94  08/18/98    $483,000     $196,726    $679,726



NOTES:
(1) Sale of property was to NetREIT based on appraised value. NetREIT is related to the General Partner of seller by common officers and directors.
(2) 362,653 preferred shares and 335,153 share of NetREIT stock was issued to sellers for property. The sale resulted in taxalbe gain to preferred shareholders. The common shareholders received shares in a tax free exchange, deferring gain until the stock is disposed of.



                                Excess
                                 (Deficiency)
                                 of Property
                                 Operating Cash
                                 Receipts Over
                                 Cash
                                 Expenditures


Wyoming Casa
Grande
Apartments (1) 12/13/84  03/31/99   $677,144


Beachwalk
Retail Center   6/25/95  12/31/98   $607,771

Vista Villa
Apartments     12/27/94  08/18/98   $141,923



NOTES:
(1) Sale of property was to NetREIT based on appraised value. NetREIT is related to the General Partner of seller by common officers and directors.
(2) 362,653 preferred shares and 335,153 share of NetREIT stock was issued to sellers for property. The sale resulted in taxalbe gain to preferred shareholders. The common shareholders received shares in a tax free exchange, deferring gain until the stock is disposed of.


EXHIBIT 1.1


NETREIT

11545 W. Bernardo Court, Suite 100
San Diego, California  92127

DEALER MANAGER AGREEMENT


PIM FINANCIAL SERVICES, INC.
11545 West Bernardo Court, Suite 100
San Diego, California  92127

Gentlemen:

NETREIT, a California corporation, (the "Company"), hereby confirms its agreement with PIM FINANCIAL SERVICES, INC., a California corporation (the "Dealer Manager") as follows:

SECTION 1

Description Of Securities

The authorized and outstanding capitalization of the Company and the offering of securities hereunder (the "Offering") at all times during the term of this Agreement will be as set forth in that certain Registration Statement filed with the Securities and Exchange Commission on Form S-11, as amended from time to time, pursuant to the Securities Act of 1933 (the "Registration Statement"), and in the Prospectus (the "Prospectus") and Exhibits filed pursuant thereto. The Company proposes to offer and sell to the public 1,150,000 shares of its no par value Class A
Common Stock (the "Shares").  The Company is offering
1,000,000 of the Shares on a best efforts basis and 150,000
of the shares pursuant to its Dividend Reinvestment Plan
("DRP") .   The minimum offering is 10,000 Shares sold on a
best efforts basis (the "Minimum Offering"). The Offering will terminate on __________, 2000 (the "Offering Period"), unless earlier terminated or extended by the Company to a date or dates not later than _______, 2001.

SECTION 1

Representations And Warranties Of The Company

In order to induce the Dealer Manager to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Dealer Manager as follows:


1.1 Registration And Prospectus. A Registration Statement on Form SB-2 pursuant to the Securities Act of 1933 (the "Act"), with respect to the Offering, including the Prospectus, copies of which have heretofore been delivered by the Company to the Dealer Manager, has been carefully prepared by the Company in confor-mity with the Act, and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission
(the "Commission") promulgated thereunder; and the Registration has been filed and is effective with the Commission under the Act. The Company may file additional amendments to the Registration Statement. As used in this Agreement, the term "Registration" refers to the Registration Statement and all amendments thereto, including the Prospectus and all exhibits and financial statements, and the term "Prospectus" refers to the most-recent Prospectus included in the Registration. The date upon which the Registration became effective is referred to as the "Effective Date." The offering of Shares pursuant to the Registration is referred to as the "Offering."

1.2 Accuracy Of Registration Statement And Prospectus. The Commission has not issued any order preventing or suspending the use of any Prospectus with respect to the Shares, and each Prospectus has conformed in all material respects with the requirements of the Act and the applicable Rules and Regulations; and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. At all times Shares are sold in the Offering, the Registration and Prospectus and any further amendments or supplements thereto, will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the Offering. All statements of material fact contained in the Registration and Prospectus will be true and correct, and neither the Registration nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to the information contained in or omitted from the Registration or the Prospectus in reliance upon information furnished by or on behalf of the Dealer Manager specifically for use therein.

1.3 Financial Statements. The financial statements of the Company, together with related schedules and notes as set forth in the Registration and Prospectus, will present fairly the financial position of the Company for the period presented therein; such financial statements have been prepared in accordance with generally accepted accounting principles, except as otherwise stated therein.

1.4 Independent Public Accountant. Boros & Farrington, Certified Public Accountants, (i) have certified such of the financial statements filed or to be filed with the Commission as a part of the Registration and Prospectus, (ii) have reviewed certain other information of a financial or accounting nature contained in the Registration and the Prospectus, and (iii) are independent certified public accountants, as required by the Act.

1.5 No Material Adverse Change. Except as may be reflected in or contemplated by the Registration and the Prospectus, subsequent to the dates as of which information is given in the Registration and Prospectus, (i) there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company or in its business taken as a whole; (ii) there shall not have been any material transaction entered into by the Company, other than transactions in the ordinary course of business; (iii) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Prospectus; (iv) there shall not have been any change in the capital stock or long-term debt (except current payments) of the Company; and (v)other than the anticipated quarterly dividends described in the Prospects, the Company shall not have paid or declared any dividends or other distributions on its Securities.


1.6 No Defaults. The Company is not in default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any other indenture or loan agreement. The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company, as amended, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any governmental instrumentality, having jurisdiction over the Company or its property.

1.7 Incorporation And Standing. The Company is and shall be during the Offering duly incorporated and validly existing in good standing as a corporation under the laws of the State of California, with authorized and outstanding capital stock as set forth in the Registration and Prospectus; the Company has full power and authority to enter into this Agreement; the Company owns, free and clear of any lien, charge or encumbrance, all of the unissued capital stock as set forth in the Registration; and the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property ortransacts business requiring such qualification.

1.8 Legality Of Shares. The Shares have been duly and validly authorized, and when issued and delivered against payment therefor, as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Shares, upon issuance, will not be subject to the preemptive rights of any stockholders of the Company. The Shares will conform to all statements with regard thereto in the Registration and Prospectus.

1.9	Legality Of Dealer Manager's Warrants.  The Dealer Manager's
Warrants have been duly and validly authorized, and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Dealer Manager's Warrants, upon issuance, will not be subject to the preemptive rights of any stockholders of the Company. The Dealer Manager's Warrants will conform to all statements with regard thereto in the Registration and Prospectus.

1.10	Litigation.  Except as set forth in the Registration and Prospectus, there is and at all times during the Offering there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or (to the knowledge of the Company) threatened, which might result in judgments against the Company not adequately covered by insurance, or which collectively might result in any material adverse change in the condition (financial or otherwise) of the business or the prospects of the Company, or which would materially affect the properties or assets of the Company.

1.11	Exhibits.  There are no contracts or other documents which are required to be filed as exhibits to the Registration by the Act or by the Rules and Regulations, which have not been or will not be so filed.

1.12	Tax Returns.  The Company has filed all federal and state tax returns which are required to be filed, and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due.

1.13	Use Of Proceeds.  The Company will apply the proceeds from the sale of the Shares to the purposes set forth in the Registration and Prospectus.

1.14	Authority.  The execution and delivery by the Company of this
Agreement has been duly authorized by all necessary corporate actions, and this Agreement is the valid, binding and legally enforceable obligation of the Company.

1.15	Prior Agreement.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the compliance with the terms of this Agreement will not conflict with or constitute a default under any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party, or the Articles or Bylaws of the Company, as amended, or any law, order, rule or regulation, writ, injunction or decree of any government, govern-mental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its business or properties.

	SECTION 2

	Issue And Sale Of Shares, Compensation

2.1	Appointment, Compensation.  Subject to the terms and conditions of this Agreement, the Company hereby irrevocably appoints the Dealer Manager as its exclusive agent for the term of the Offering to sell 1,150,000 Shares; and the Dealer Manager, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Shares. The price at which the Dealer Manager shall sell the Shares to the public ("Offering Price"), as agent for the Company, shall be the sum of $10.00 per Share or Shares sold on a best efforts basis, except for discounted sales as provided herein. The Offering Price includes Selling Commissions of nine percent ($0.90) per Share. The Selling Commissions are comprised of a Dealer Manager Fee of 7.0% and a Marketing Fee of 2.0%.
In connection with the purchase of Shares pursuant to the DRP, the Offering Price will be $9.50 per Share, including a Dealer Manager Fee of 2.0% ($0.19). No Marketing Fee or Due Diligence Reimbursement Fee will be paid in connection with Shares sold pursuant to the DRP.


The Company will also issue to the Dealer Manager, pursuant to Section 12 hereof, warrants (the "Soliciting Dealer Warrants") for a total number of Shares equal to ten percent (10%) of the Shares sold in the Offering at a
price of $12.00 per Share.   The Soliciting Dealer Warrants may be exercised
for a period of forty-eight (48) months, commencing twelve (12) months from the date of their issuance.

Payment of Selling Commissions, the Due Diligence Reimbursement Fee and the Soliciting Dealer Warrants shall be in accordance with and subject to the provisions described in the Prospectus under the Section entitled "THE OFFERING."

2.2 Issuance Of Certificates. Certificates shall be made available by the Company to the Dealer Manager, upon its request, for checking and packaging at the offices of the transfer agent.

2.3 Time Of Payment. Subject to the provisions of this Agreement, payment of the compensation provided herein to the Dealer Manager shall be made by the Company with respect to sales of Shares during each month no later than the 15th day of the following month. The Company shall not be responsible for paying any compensation in connection with the sales of Shares which were solicited or made in violation of applicable securities laws. Under no circumstances may the Dealer Manager withhold any portion of the Purchase Price for a Share received from a purchaser thereof, to be applied toward payment of compensation it claims hereunder.

2.4 Dealer Manager's Expenses. Unless otherwise specifically provided for in this Agreement, the Dealer Manager shall be responsible for its own costs and expenses incurred in connection with its performance under this Agreement, without right to reimbursement therefor from the Company.


SECTION 3

Offering Of The Shares On Behalf Of The Company

3.1 Any Offer Subject To This Agreement. In offering the Shares, the Dealer Manager shall offer Shares solely as agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Registration and Prospectus. The Dealer Manager shall commence making such offers as agent for the Company upon the effective date of this Agreement.

3.2 Use Of Soliciting Dealers. The Dealer Manager may engage other registered broker-dealers that it may select ("Soliciting Dealers") to offer and sell the Shares as its agents, pursuant to the form of Soliciting Dealers Agreement attached hereto as Exhibit "A" (the "Soliciting Dealers Agreement"). The Dealer Manager will allow a concession to Soliciting Dealers (out of the compensation it receives hereunder) equal to the Dealer Manager Fee paid in connection with Shares placed by them in the Offering. In addition, the Dealer Manager may allow to Soliciting Dealers all or a portion of the Marketing Fee, Due Diligence Reimbursement Fee and/or Soliciting Dealer Warrants paid by the Company in connection with the sale of Shares placed by them. All sales of Shares by Soliciting Dealers shall be either as principals for their own account or as agents of the Dealer Manager, and the Dealer Manager shall have no authority to employ any such broker-dealers as agents for the Company. The Dealer Manager shall require each Soliciting Dealer it engages to agree to offer the Shares on the terms and conditions of the Offering set forth in the Registration and Prospectus, and to execute the Soliciting Dealers Agreement.

SECTION 4

Registration And Prospectus

4.1 Delivery Of Registration. The Company shall deliver to the Dealer Manager without charge copies of the Registration, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, in an amount reasonably necessary.

4.2 Delivery Of Prospectus. The Company will procure, at its expense, as many printed copies of the Prospectus as the Dealer Manager may reasonably require for the purposes contemplated by this Agreement, and shall deliver from time to time during the Offering as many copies of the Prospectus, or any amended or supplemental prospectus, as the Dealer Manager may reasonably require for the purposes of the Act.


4.3 Further Amendments And Supplements. The Company shall prepare and file with the Commission such further amendments to the Registration or supplemental or amended Prospectus as may be required.

SECTION 5

Covenants Of The Company

The Company covenants and agrees with the Dealer Managers that:


5.1  Company's Best Efforts To Cause Registration To Remain Effective.
The Company will use its best efforts to cause any post-effective amendment subsequently filed to become effective as promptly as reasonably practicable, and will promptly advise the Dealer Manager, and will confirm such advice in writing, (i) of the issuance by the Commission of an order suspending the effectiveness of the Registration pursuant to the Act or of the initiation of any proceedings for that purpose; and (ii) of the happening of any event which, in the judgment of the Company, makes any material statement in the Registration or Prospectus untrue or which requires the making of any changes in the Registration or Prospectus in order to make the statements therein not misleading.

5.2 Blue Sky Qualification. The Company will, when and as requested by the Dealer Manager, (i) qualify the Shares or such part thereof as the Dealer Manager may determine for sale under the so-called Blue Sky laws of such states as the Company or the Dealer Manager may request, and in connection therewith, will supply all necessary documents, exhibits, and information, and execute all such applications, documents and papers as may be reasonably required or desirable, and will continue such qualification in effect so long as required for the purposes of the distribution of the Shares; (ii) qualify as a foreign corporation or file a consent to service of process in any State in any action arising out of the offering or sale of the Shares; and (iii) subject to Section 12, qualify the Dealer Manager's Warrants in the same manner as the Shares, as required.

5.3 Expenses Paid By The Company. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement. Such expenses shall include Due Diligence Reimbursement Fees, attorneys' fees, accountants' fees, printing costs and wholesaling costs not to exceed three and one-half percent (3.5%) of the Offering proceeds.

5.4 Reports To Shareholders. The Company will, as promptly as possible after each annual fiscal period, render and distribute reports to its shareholders, which will include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period.

5.5 The Company's Compliance. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force; and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Shares.

5.6  Delivery Of Documents.  The Company will deliver to the Dealer Manager
(i) true and correct copies of the Articles of Incorporation of the Company and all amendments thereto, all such copies to be certified by the California Secretary of State; (ii) true and correct copies of the Bylaws of the Company;
(iii) all amendments thereto, and of the minutes of all meetings of the directors and stockholders of the Company held prior to the termination of the Offering, which in any way relate to the subject matter of this Agreement; and (iv) true and correct copies of all material contracts to which the Company is a party, other than contracts for the sale of products or services in the normal course of business.

5.7 Cooperation With Dealer Manager's Due Diligence. Prior to the termination of the Offering, the Company will cooperate with the Dealer Manager in such investigation as it may make or cause to be made of all the properties, business and operations of the Company in connection with the purchase and public offering of the Shares, and the Company will make available to it in connection therewith such information in its possession as it may reasonably request.

5.8 Appointment Of Transfer Agent. Centurion Group, Inc., a California corporation, shall act as Transfer Agent for the Shares. The Company may at any time appoint a different Transfer Agent, but it must first provide prior written notice to the Dealer Manager.

SECTION 6

Indemnification

6.1 Indemnification By Company. The Company agrees to indemnify and hold harmless the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys fees), to which the Dealer Manager or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Dealer Manager specifically for use in the preparation thereof. This indemnity shall be in addition to any liability which the Company may otherwise have.

6.2 Indemnification By Dealer Manager. The Dealer Manager agrees, within he meaning of the Act, to indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who has signed the Registration, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement oralleged untrue statement of any material fact contained in theRegistration, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Dealer Manager specifically for use in the preparation thereof. This indemnity shall be in addition to any liability which the Dealer Manager may otherwise have.

6.3 Procedure. Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim with respect thereto is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this
Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action, and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party (which approval shall not be unreasonably withheld in light of all factors of importance to such indemnified party). However, if the indemnified party is the Dealer Manager or a person who controls the Dealer Manager within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; or (ii) the named parties to any such action (including any impleaded parties) include both the Dealer Manager or such controlling person and the indemnifying party, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Dealer Manager or controlling person (in which case the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Dealer Manager and controlling person, which firm shall be designated in writing by the Dealer Manager). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which consent shall not be unreasonably withheld in light of all factors of importance to such indemnified party.


6.4 Contribution. In order to provide for just and equitable contribution under the Act in any case in which (i) the Dealer Manager or Soliciting Dealer makes a claim for indemnification pursuant toSection 7 hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of subsections 7.01 or 7.02 provide for indemnification in such case; or (ii) contribution under the Act may be required on the part of the Dealer Manager or a Soliciting Dealer, then the Company and such Dealer Manager or Soliciting Dealer shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investiga-tion and all attorneys' fees), in either such case (after contribution from others) in such proportions that all such persons shall be responsible in the aggregate for the portion of the losses, claims, damages or liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the difference between the public offering price and the purchase price to the Dealer Manager and dividing the product by the public offering price. The Company shall be responsible for that portion of such losses, claims, damages and liabilities determined by multiplying the total amount of such losses, claims, damages or liabilities by the purchase price to the Dealer Manager or Soliciting Dealer, and dividing the product thereof by the pubic offering price; providing, however, that the contribution of each contributing Dealer Manager or Soliciting Dealer shall not be in excess of its propor-tionate share (based on the ratio of the aggregate number of Shares purchased by such person to the aggregate number of Shares sold by the contributing Dealer Manager and Soliciting Dealers of the portion of all losses, claims, damages or liabilities for which the Dealer Managers are responsible). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under
Section 11 of the Act other than the Company and the Dealer Manager. As used in this Paragraph 7.04, the terms "Dealer Manager" or "Soliciting Dealer" include any person who controls the Dealer Manager or Soliciting Dealer within the meaning of
Section 15 of the Act. If the full amount of the contribution specified in this Paragraph 7.04 is not permitted by law, then any Dealer Manager or Soliciting Dealer shall be entitled to contribution from the Company, its directors, officers, nominees and controlling persons to the full extent permitted by law.

6.5 Indemnity Agreements To Survive. The respective indemnity agreements between the Dealer Manager, and the Company contained in subsections 7.01 and 7.02 above, and the representations and warranties of the Company set forth in Section 2 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect regardless of any investigation made by the Dealer Manager on behalf of the Dealer Manager (or by or on behalf of any such controlling person of the Dealer Manager) or the Company (or any such officer or director or any controlling person of the Company), and shall survive the delivery of the Shares; and any successor of the Dealer Manager (or of any such controlling person of the Dealer Manager) or of the Company (or any controlling person of the Company), as the case may be, shall be entitled to the benefit of the respective indemnity agreements.

SECTION 7

Effectiveness Of Agreement

This Agreement shall become effective on ___________, 1999.

SECTION 8

Conditions Of The Dealer Manager's Obligations

The Dealer Manager's obligations to act as agent of the Company hereunder, and to find purchasers for the Shares, shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:


8.1 Effectiveness Of Registration. During the term of the Offering, no order suspending the effectiveness of the Registration shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

8.2 Litigation And Other Proceedings. Between the effective date hereof and the date of the termination of the public offering, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, permits, operations or financial condition or income of the Company.

8.3 Lack Of Material Change. Except as contemplated herein, or as set forth in the Registration and Prospectus, during the period subsequent to the date hereof, and prior to the termination of the Offering, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date hereof; and (ii) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise.

8.4 Review Of Dealer Manager. The authorization of the Shares, the Registration, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to the Dealer Manager as of the effective date of the Registration.

8.5 Opinion Of Counsel. The Company shall have furnished to the Dealer Manager an opinion of counsel in form and content reasonably satisfactory to it, dated as of the effective date of the Registration.

8.6 Blue Sky Qualification. The Shares and Dealer Managers' Warrants shall be qualified in such states as the Dealer Manager may request, and each qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

SECTION 9

Termination

9.1 Termination Because Of Non-Compliance. This Agreement may be terminated by the Dealer Manager by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Dealer Manager in writing.

9.2 Market-Out Termination. This Agreement may be terminated by the Dealer Manager by notice to the Company at any time if, in the judgment of the Dealer Manager, sale of the Shares is rendered impracticable or inadvisable because the conditions of the market (either generally or with reference to the sale of the Shares to be offered hereby) or the condition of any matter affecting the Company or any other circumstance is such that it would be undesirable, impracticable or inadvisable in the reasonable judgment of the Dealer Manager, to proceed with this Agreement or with the Offering.

9.3 Effect Of Termination Hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto; and the Company and the Dealer Manager shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under subsection 7.01 in the case of the Company and Subsection 7.02 in the case of the Dealer Manager.

SECTION 10

Dealer Manager's Representations And Warranties

The Dealer Manager represents and warrants to and agrees with the Company that:


10.1 Registration As Broker-Dealer And Member Of NASD. The Dealer Manager is registered as a Broker-Dealer with the Securities and Exchange
Commission, is registered as a Broker-Dealer in the State of California, and is a member in good standing of the National Association of Securities Dealers, Inc.

10.2	No Pending Proceedings.  There is not now pending or threatened against the Dealer Manager any action or proceeding of which the Dealer Manager has been advised, either in any court of competent jurisdiction, before the Securities and Exchange Commission or before any state securities commission concerning the Dealer Manager's activities as a broker or dealer, nor has the Dealer Manager been named as a "cause" in any such action or proceeding of which the Company has not been advised prior to the effective date of the Registration and reference to which has not been set forth in the Prospectus.

10.3	The Company's Right To Terminate.  In the event any action or proceeding of the type referred to in Subparagraph 11.02 above shall be instituted against the Dealer Manager at any time prior to the effective date hereunder, or in the event there shall be filed by or against the Dealer Manager in any court, pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Dealer Manager makes an assignment for the benefit of creditors, the Company shall have the right on three (3) business days' written notice to the Dealer Manager to terminate this Agreement without any liability to the Dealer Manager of any kind, except for the payment of all expenses as provided herein.

10.4	No Action By Dealer Manager.  Neither the Dealer Manager nor
any of its affiliates will take any action which will impair the effectiveness of the transactions contemplated by this Agreement.

SECTION 11

Sale Of Dealer Manager's Warrants, Shares


11.1	Sale Of Warrants To Dealer Manager.  As a further inducement to the Dealer Manager to enter into this Agreement, the Company agrees to issue to the Dealer Manager, for a total price of $100, Warrants (the "Dealer Manager's Warrant") to purchase a number of Shares equal to ten percent (10%) of the number of Shares sold in the Offering at an exercise price of $12.00 per Share. The Dealer Manager's Warrants will be exercisable for a period of forty-eight (48) months commencing twelve (12) months from the date of their issuance. The Dealer Manager's Warrants shall be issued periodically throughout the Offering on the _____ day of the month immediately following the month in which the Shares to which they relate were sold, but after the date of this Agreement, and, if the Offering is continued, annually thereafter with respect to Shares sold during the immediate twelve month period, or if the Offering is sooner terminated, on the date of Termination. The Dealer Manager's Warrants shall be in the form of the Dealer Manager's Warrant attached hereto as Exhibit "B".

11.2	Dealer Manager's Registration Rights.  The Dealer Manager's
Warrants, and the Shares into which they may be converted, may not be re-offered for sale except in compliance with the applicable provisions of the Securities Act of 1933, as amended. The Company has agreed that, in the event that it shall cause a Registration Statement or Notification on Form 1-A under Regulation A to be filed with the Securities and Exchange Commission, the Dealer Manager shall have the right, during the life of the Dealer Manager's Warrants, to register or qualify the Dealer Manager's Warrants and/or the Shares underlying the same (as the case may be) in such Registration Statement or Notification at no expense to the Dealer Manager. Additionally, the Company has further agreed that, upon written request by the Dealer Manager (made at any time after twenty-four (24) months following the date the subject Dealer Manager's Warrant was issued), the Company, on one occasion only, will file, use its best efforts to cause to become effective and pay all expenses (including without limitation filing and accountant's and attorney's fees) a Registration Statement or a Notification on Form
1-A, qualifying not less than one-half (+) of the Shares underlying the Dealer Manager's Warrants. In connection therewith, the Company agrees, at the Dealer Manager's request, to furnish to the Commission and to the Dealer Manager, within a reasonable time, all necessary documents, exhibits and information (and to execute all such applications, instruments and papers) as may be required or desirable in the opinion of the Dealer Manager or in the opinion of its legal counsel to satisfy whatever may then be requirements of the Act, the Rules and Regulations of the Commission, and the Blue Sky laws of any state for sale by the Dealer Manager of said Shares or any part thereof. The Company shall pay all expenses of the first Registration, after which time it shall pay only the expenses of the Company in connection therewith, unless the Company is simultaneously making an offering of its securities for its own account and is filing applications in connection therewith; in which case its offering shall likewise be covered by such applications and the Company shall pay the expenses of preparing and filing them. If the Company does propose to make an offering of securities for its own account requiring it to file applications, it shall notify the Dealer Manager so that it may cause its shares to be qualified for public offering at the same time if it so desires.

11.3	Terms Of Dealer Manager's Warrants.  The Dealer Manager's Warrants
will not be assignable or transferable prior to the date of their issuance. The holder of a Dealer Manager's Warrant is not entitled to any rights of a stockholder of the Company. The Dealer Manager's Warrants shall contain customary clauses protecting warrant holders in the event the Company pays stock dividends, effects stock splits or effects a merger, consolidation or sale of assets. To protect against dilution, the purchase price per share or the number of shares purchasable upon exercise of the Dealer Manager's Warrants may be subject to adjustments upon the occurrence of certain events, including stock dividends, split-ups, reclassification and the issuance of shares of common stock for a consideration less than the exercise price then in effect.

SECTION 12

Notice

Except as otherwise expressly provided in this Dealer Manager Agreement:

12.1	Notice To The Company.  Whenever notice is required by the provisions of this Dealer Manager Agreement to be given to the Company, such notice shall be in writing, addressed to the Company as follows:

CLOVER INCOME AND GROWTH REIT
11545 W. Bernardo Court, Suite 100
San Diego, California 92127

With a copy to:

Bruce J. Rushall, Esq.
RUSHALL & McGEEVER
1903 Wright Place, Suite 250
Carlsbad, California  92008

12.2	Notice To The Dealer Manager.  Whenever notice is required by the provisions of this Dealer Manager Agreement to be given to the Dealer Manager, such notice shall be given in writing addressed to the Dealer Manager at its address set out at the beginning of this Agreement.

SECTION 13

Miscellaneous

13.1	Benefit.  This Agreement is made solely for the benefit of the
Dealer Manager, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares.

13.2	Survival.  The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement, and the indemnity agreements of the Company and the Dealer Manager contained in Section 7 hereof, shall survive and remain in full force and effect; regardless of
(i) any investigation made by or on behalf of the Company or the Dealer Manager or any such officer or director thereof or any controlling person of the Company or of the Dealer Manager, or (ii) delivery of or payment for the Shares, and any successor of the Company and the Dealer Manager or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

13.3	Governing Law.  The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of California, without giving effect to the principles thereof relating to the conflict of laws, if any.

13.4	Dealer Managers' Information.  The statements with respect to the public offering of the Shares on the cover page of the Prospectus, and under the caption "THE OFFERING - Plan of Distribution" in the Prospectus, constitute the written information furnished by or on behalf of the Dealer Manager referred to in Subsections 2.02, 7.01 and 7.02 hereof.


13.5	Counterparts.  This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

13.6	Modification, Amendment, Etc.  This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company, on the one hand, and by the Dealer Manager, on the other hand, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by either party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between the Dealer Manager and the Company.

Very truly yours,

NETREIT,
a California corporation

By:                                            Dated:


Name and Title

THE UNDERSIGNED HEREBY CONFIRMS THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND THE UNDERSIGNED.

PIM FINANCIAL SERVICES, INC.
a California corporation

By:                                            Dated:


Name and Title



EXHIBIT 1.2

PIM FINANCIAL SERVICES, INC.
11545 West Bernardo Court, Suite 100
San Diego, California  92127

NETREIT

1,150,000 Shares of Common Stock

SOLICITING DEALERS AGREEMENT


PIM FINANCIAL SERVICES, INC., a California corporation, as Dealer Manager for NETREIT, a California corporation (the "Company"), invites your participation as a Soliciting Dealer ("Soliciting Dealer") in an offering of up to 300,000 Shares of the Company's Common Stock (the "Shares") generally to be offered to the public at a price (the "Offering Price") of $10.00 per Share plus sales commissions (the "Underwriting Commissions") as described below. The Shares are being offered pursuant to an S-11 Registration Statement, as amended, filed pursuant to the Securities Act of 1933 (the "Registration"), and the Prospectus filed as a part thereof (the "Prospectus"), subject to the terms of (a) the Dealer Manager Agreement with the Company dated as of December ___, 1999, (the "Dealer Manager Agreement"), (b) this Agreement, and (c) the Dealer Manager's instructions, which may be forwarded to the Soliciting Dealers from time to time. The Dealer Manager is making this invitation only if the Company's Shares may be lawfully offered by broker-dealers in your state. The terms and conditions of this invitation are as follows:

1.     Acceptance Of Orders.  Orders received from the
Soliciting Dealers will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's current Prospectus.

2. Compensation. A Soliciting Dealer will be allowed on all Shares sold by it, other than Shares sold pursuant to the Company's Dividend Reinvestment Plan ("DRP") a concession equal to the Dealer Manager fee (seven percent (7%) of the Offering Price of such Shares). In connection with Shares placed by a Soliciting Dealer pursuant to the DRP, the Soliciting Dealer will be allowed a concession equal to two percent (2.0%). The terms and conditions of Underwriting Commissions payable in connection with sales of the Shares are subject to the terms and conditions set forth in the Dealer Manager Agreement and the Prospectus under the section entitled "TERMS OF THE
OFFERING - Commissions and Other Offering Expenses".

3. Soliciting Dealer Sales. The Soliciting Dealer shall purchase the Shares for its customers only through the Dealer Manager, and all such purchases shall be made only upon orders already received by the Soliciting Dealer from its customers.
 No Shares may be purchased for the account of the Soliciting Dealer or its principals. In all sales of the Shares to the public, the Soliciting Dealer shall confirm as agent for another.


4. Delivery Of Funds. The Soliciting Dealer shall promptly transmit (within twenty-four (24) hours) all funds received from purchasers in accordance with Section 5 below. A confirmation or a record of each sale of Shares shall simultaneously be provided the Dealer Manager and shall set forth the name, address, and social security number of each individual purchaser, the number of Shares purchased, and, if there is more than one registered owner, whether the Shares purchased are to be registered to the purchasers in joint tenancy or otherwise. Also, such Soliciting Dealers shall report, in writing, to the Dealer Manager the number of persons in each such state who purchase the Company's Shares from the Soliciting Dealers. Each sale may be rejected by the Dealer Manager; and if rejected, the Dealer Manager will return to the Soliciting Dealer all funds paid by the purchaser which have been received by the Dealer Manager. In such event, the Soliciting Dealer will return to the purchaser, within five (5) business days after actual receipt from the Dealer Manager, the full purchase price paid by the Purchaser.

5. Payment For Sales. Payment for the Shares shall accompany all confirmations and applications. All checks and other orders for the payment of money shall be made payable to "NetREIT", 11545 West Bernardo Court, Suite 100, San Diego, California 92127. Shares sold by the Soliciting Dealer will be issued in book form in the Shareholders' records of the Company by its transfer agent, Centurion Group, Inc. at its offices at 11545 West Bernardo Court, Suite 100, San Diego, California 92127. Certificates representing the Unit Shares and Warrants will be issued by the Transfer Agent upon request.

6. Deposit Of Sales Proceeds. The proceeds from the sale of at least 10,000 Shares (100,000), including Shares purchased by the Advisor or its Affiliates (the "Minimum Offering") in the Offering were deposited in an escrow account and cleared on or before 180 days from the date of the commencement of the Offering.

7. Failure Of Order. If an Order is rejected, or if a payment is received which proves insufficient, any compensation paid to the Soliciting Dealer shall be returned either by the Soliciting Dealer in cash or by a charge against the account of the Soliciting Dealer, as the Dealer Manager may elect.

8. Conditions Of Offering. All sales will be subject to registration of the owners of Shares by the Transfer Agent.

9. Soliciting Dealer's Undertakings. No person is authorized to make any representations concerning the Company or the Shares except those contained in the Company's then-current Prospectus. The Soliciting Dealer will not sell the Shares pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least forty-eighty (48) hours prior to the mailing of the confirmation of sale, or is sent to such person under such circumstances that it would be received by him forty-eight (48) hours prior to his receipt of a confirmation of the sale. The Soliciting Dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the Dealer Manager, unless it is furnished by the Dealer Manager for such purpose. In offering and selling the Shares, the Soliciting Dealer will rely solely on the representations contained in the Prospectus. Additional copies of the then-current Prospectus will be supplied by the Dealer Manager in reasonable quantities upon request.

The Soliciting Dealer understands that during the ninety (90) day period after the first date upon which the Shares of the Company are bona fide offered to the public, all Dealers effecting transactions in the Shares may be required to deliver the Company's current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then-current Prospectus will be supplied by the Dealer Manager in reasonable quantities upon request.

10. Representations And Agreements Of Soliciting Dealer. By accepting this Agreement, the Soliciting Dealer represents that it is registered as a Broker-Dealer under the Securities Act of 1933, as amended; it is qualified to act as a Dealer in the States or other jurisdictions in which it offers the Company's Shares; is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), and will maintain such registrations, qualifications, and memberships throughout the term of this Agreement. The Soliciting Dealer agrees to comply with all applicable Federal laws; the laws of the states or other jurisdictions concerned; and the Rules and Regulations of the NASD. Further, the Soliciting Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction except the states in which it is licensed as a broker-dealer under the laws of such states. The Soliciting Dealer shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the NASD.

11. Soliciting Dealer's Employees. By accepting this Agreement, the Soliciting Dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Shares, giving special emphasis to the principles of suitability and full disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding".

12. Indemnification. The Company has agreed in the Dealer Manager Agreement to indemnify and hold harmless the Dealer Manager (including within the definition of Dealer Manager, any member of the Soliciting Dealer Group) and each person, if any, who controls the Dealer Manager within the meaning of
Section 15 of the Securities Act of 1933, as follows:

(a) Against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager or through the Dealer Manager expressly for use in the Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

(b) Against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amounts paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(c) Against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under 12(a) or 12(b) above.


13. Soliciting Dealer's Indemnification. The Soliciting Dealer agrees to indemnify and hold harmless the Company, the Dealer Manager, each of the Company's officers and directors who signed the Registration, and each person, if any, who controls the Company and the Dealer Manager within the meaning of
Section 15 of the Securities Act of 1933 against any and all loss, liability, claim, damage and expense (a) described in the indemnity provision contained in subparagraph 12(a) of this Agreement, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Soliciting Dealer expressly for use in the Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Soliciting Dealer or the Soliciting Dealer's salesmen orally or by other means; and the Soliciting Dealer will reimburse the Company and the Dealer Manager for any legal or other expenses reasonably incurred in connection with the investigation of or the defense of any such action or claim.

14. Required Notices And Claims. Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying parties, and shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

15. Expenses. No expenses will be charged to Soliciting Dealer and, except as may be provided herein, all expenses of the Soliciting Dealer shall be borne by it without right to reimbursement from the Company or the Dealer Manager; provided, however, that the Dealer Manager may, subject to specified minimum sales requirements, pay to the Soliciting Dealers a Due Diligence Reimbursement Fee to reimburse the Soliciting Dealer for its due diligence expenses in an amount up to 0.5 percent of the Shares the Soliciting Dealer places. The Company will pay all costs of the Offering.

16. Communications. All communications to the Dealer Manager should be sent to the address shown on the first page of this Agreement. Any notices to the Soliciting Dealer shall be properly given if mailed or telephoned to the Soliciting Dealer below.

17. Modification. This Agreement shall not be changed, modified, amended or terminated in whole or in part, except by an instrument in writing signed by the parties, or their respective successors or assigns.

18. Binding. This Agreement shall bind any successors or assigns of the parties as herein provided.

19. Construction. This Agreement has been executed and delivered in California, and its provisions shall be construed and interpreted in accordance with California law.

20.	Assignment And Termination.  This Agreement may not be assigned by the
Soliciting Dealer without the Dealer Manager's prior written consent. This Agreement will terminate upon the termination of the Offering, except that either party may terminate this Agreement at any time by giving written notice to the other.

"DEALER MANAGER"

PIM FINANCIAL SERVICES, INC.
a California corporation

By:


Name and Title

Dealer Name:

Dealer Address:




Telephone No.  (      )

IRS Employer Identification No.

Unit Allocation:

Date of Acceptance:

Accepted by:


Name and Title


EXHIBIT 1.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF NETREIT WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF NETREIT, TO BE EVIDENCED BY AN OPINION OF WARRANTHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO NETREIT, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.
NETREIT
DEALER MANAGER WARRANT AGREEMENT

THIS DEALER MANAGER WARRANT AGREEMENT (the "Agreement") is dated as of the ____ day of _____________, 2000, by and between NetREIT and PIM FINANCIAL SERVICES, INC. ("PIM"), a California Corporation, which is a registered broker-dealer with the SEC, NASDA and various state securities agencies.
W I T N E S S E T H :

WHEREAS, NetREIT proposes a public offering of up to one million one hundred and fifty thousand (1,150,000) Shares of Common Stock (the "Common Shares" or "Shares") one million Shares pursuant to a best efforts offering, subject to the sale of at least ten thousand (10,000) Shares and one hundred fifty thousand Shares pursuant to NetREIT's Dividend Reinvestment Plan (the"DRP"). The Common Shares will be sold at $10.00 per Share in the best efforts offering and $9.50 per Share if sold pursuant to the DRP as described in NetREIT's
Prospectus dated January 20, 1999. The Company has filed a Registration Statement on Form S-11 with the Securities and
Exchange Commission with respect to the offer and sale of the Shares (the "Registration Statement") which contains as a part thereof a Prospectus, as it may be amended (the "Prospectus"); andWHEREAS, NetREIT desires to provide for the sale of a minimum of 10,000 Shares, (the "Minimum Offering") and a maximum of 1,150,000 Common Shares (the "Maximum Offering") the Registration Statement and registraiton under applicable state securities laws;
and WHEREAS, PIM will act as Dealer Manager for such private offering on terms set forth in the Dealer Manager Agreement dated ____________, 2000 (the "Dealer Manager Agreement"); and WHEREAS, as additional consideration for its participation in the Offering, NetREIT will issue to PIM warrants on the terms set forth below; and NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of NetREIT and PIM, the parties hereto do hereby agree as follows:

SECTION 1
DEFINITIONS

As used herein, the following terms shall have the following meaning, unless the context shall otherwise require:

(a) "Corporate Office" shall mean the office of NetREIT at which at any particular time its principal business shall be administered, which office is currently located at:

11545 West Bernardo Court, Suite 100
San Diego, CA  92127

(b) "Exercise Date" shall mean, as to any Warrant, the date on which NetREIT shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise from thereon duly executed by the Registered Holder thereof or its attorney duly authorized in writing, and (ii) payment in good funds consisting of an official bank or certified check made payable to NetREIT of an amount in lawful money of the United States of America equal to the applicable Purchase Price.
(c) "Initial Warrant Exercise Date" shall mean the first anniversary date of the date of the closing of the Offering.
(d) "Offering" shall mean the offering of up to 1,150,000 Common Shares pursuant to the Registration Statement.
 (e) "Ownership Percentage" shall mean the percentage of Common Shares of NetREIT on the date of issuance of the Warrant that PIM shall be entitled to purchase upon exercise of the Warrants as set forth in Section 2(b) of this Warrant Agreement.
(f) "Prospectus" shall mean the Prospectus of NetREIT, as it may be amendedor supplementally filed as part of the Registration Statement.
(g) "Purchase Price" shall mean the aggregate price payable for all Warrant Shares upon exercise of the Warrants as set forth in Section 2(b) of this Warrant Agreement.
(h) "Purchase Price Per Share" shall mean the Purchase Price divided by the number of Warrant Shares.
(i) "Registered Holder" or "Holder" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by NetREIT pursuant to Section 6.
(j) "Shares" shall mean Common Shares of NetREIT as described in the Prospectus.
(k) "Transfer Agent" shall mean NetREIT or its authorized transfer agent and registrar for the capital stock of NetREIT.
(l) "Warrant" shall mean a right to purchase the Warrant Shares as set forth herein and on the Warrant Certificate.
(m) "Warrant Expiration Date" shall mean 5 p.m. Pacific Standard Time on the fourth anniversary date of the Initial Warrant Exercise Date. If such date shall be a holiday or a day on which banks are authorized to close in the State of California, the 5 p.m. Pacific Standard Time on the next following day which in the State of California is not a holiday or a day on which banks are authorized to close.
(n) "Warrant Certificate" shall mean a certificate evidencing the right of the Registered Holder thereof to Warrants of NetREIT.
(o) "Warrant Shares" shall mean the shares of Common Stock of NetREIT deliverable upon exercise of the Warrant.

SECTION 2
WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES

(a)  A Warrant shall entitle the Registered Holder of the Warrant
Certificate representing such Warrant to purchase the Warrant Shares, subject to modification and adjustment as provided in Sections 8 through 12, inclusive.
(b)  Upon closing of the sale of the Minimum Offering by the Termination
Date, as defined in the Prospectus, and upon each closing thereafter in compliance with the Dealer Manager Agreement, NetREIT shall authenticate and deliver Warrant Certificates to PIM representing Warrants to purchase such number of Warrant Shares as shall equal 10% of the Common Shares sold under the Offering to which such closing relates. Each Warrant so issued may be exercised by payment, on the Exercise Date, of a Purchase Price Per Share equivalent to twelve dollars ($12.00) per share (the "Purchase Price") and compliance with the exercise requirements set forth in Section 4 of this Agreement. The Warrant Certificates will be delivered for PIM's own account or as directed by PIM for the account of others, subject to subsection (c) below.
(c) The Warrant will be restricted, as will the Warrant Shares, and may not be transferred unless first registered with the U.S. Securities and Exchange Commission and appropriate states. Each holder of Warrant Shares shall be further restricted from selling the Warrant Shares for a period of up to 180 days if requested by the underwriter of a subsequent initial public offering.
(d) From time to time, after the Initial Warrant Exercise Date and up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing the Warrant Shares in accordance with the terms of this Agreement.
(e) From time to time, from and after the Initial Warrant Exercise Date and up to the Warrant Expiration Date, NetREIT shall deliver Warrant Certificates in required whole number denominations of Warrant Shares to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. No Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial
 Warrant Exercise Date upon the exercise of any Warrants pursuant to Section
4, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to
Section 6, and (iv) those issued pursuant to Section 7.


SECTION 3
FORM AND EXECUTION
OF WARRANT CERTIFICATES

The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, or engraved thereon as NetREIT may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates). Warrants shall be numbered serially with the prefix IW. Warrant Certificates shall be executed on behalf of NetREIT by its Chairman of the Board, by its President or by its Secretary or Treasurer, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall not be valid for any purpose unless so signed. In case any officer who shall have signed any of the Warrant Certificates shall cease to be such officer before the date of issuance of the Warrant Certificates and issue and delivery thereof, it shall have the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of NetREIT.

SECTION 4
EXERCISE

Each Warrant may be exercised at any time on or after the date of its initial issuance, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately upon receipt of good funds in an amount equal to the Purchase Price per Share of each Warrant Share represented by the Warrant Certificate prior to the close of business on the Exercise Date. The person entitled to receive the Warrant Shares deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. NetREIT, or its Transfer Agent, on behalf of NetREIT, shall cause to be issued and delivered to the person or persons entitled to receive the same, a Warrant Certificate or Certificates for the Warrant Shares deliverable upon such exercise.

SECTION 5
REGISTRATION RIGHTS

(a) Demand Registration. When so requested in writing at any time during the Exercise Period, but in no event after the Warrant Expiration Date, by the Holder or Holders then of record of more than 50% of the outstanding Warrant(s) and any of the securities purchased upon the Exercise of a Warrant (the "50% Holders"), NetREIT shall, as promptly as practicable after receipt of such request, but in no event later than 90 days therefrom, prepare and file with the U.S. Securities and Exchange Commission (the "Commission") a registration statement pursuant to Rule 415 promulgated under the Act on Form S-3 (or any successor form to Form S-3), for the registration under the Act of a public offering by such 50% Holders (i.e., their resale) of all or any portion of the securities issued or issuable upon the exercise of the Warrants (the "Underlying Securities").

Within ten (10) days after receiving any such request, NetREIT shall give notice to any other Holders of Warrants and any Underlying Securities advising them that NetREIT is filing such registration statement, and offering to include therein all or any portion of the Underlying Securities of such holders or the Warrants for Underlying Securities of a Holder who desires to exercise and/or resell his or her Underlying Securities. NetREIT shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to NetREIT within thirty (30) days after the receipt thereof.
NetREIT shall be required to file only one such registration statement hereunder, but shall use its best efforts to keep such registration statement effective for a period of not less than nine (9) months; provided, however, that NetREIT shall have no duty to file such registration statement unless NetREIT is eligible to so file on Form S-3 (or any successor form to Form
S-3) and NetREIT shall have no duty to file any amendment to any such registration statement at any time that NetREIT reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of NetREIT and its security holders. The registration rights of the Holder shall not be extinguished if the registration statement is withdrawn for any reason. Notwithstanding any provision to the contrary, NetREIT's obligation to file a registration statement pursuant to this Subsection 5(a) shall not be satisfied unless and until the registration statement is declared effective by the Commission and it is effective for a period of at least nine (9) months following such effective date. NetREIT may include other of its securities in such registration statement, unless the underwriter of such offering reasonably advises NetREIT that the inclusion of such other securities will materially and adversely affect the underwriting of, or the market for, the Underlying Securities. The preparation and filing of the registration statement requested pursuant to this Subsection (a) shall be without any expense to such Holders (other than fees and expenses of counsel to such Holders and any underwriting discounts or commissions) for that one time only.

(b) Piggyback Registration. In addition to the rights of the Holders pursuant to Subsection 5(a) above, if NetREIT shall at any time during the period commencing with the Exercise Date and ending with the Warrant Expiration Date, but in no event after December 31, 2003, the anniversary date of the effective date of the Offering, prepare and file a registration statement under the Act with respect to the public offering of any of its securities (other than on Forms S-8, S-14 or S-15 or other similar form inappropriate to the registration of the Warrant or Underlying Securities), and pursuant to the then applicable rules and regulations under the Act a secondary offering of the Underlying Securities by a Holder may be combined with such public offering in a single registration, NetREIT shall in every such instance give reasonable written notice thereof to the Holders thirty (30) or more days prior to the filing of such registration statement, and shall upon the written request of a Holder made within fifteen (15) days of the mailing of said written notice by NetREIT, include in such registration statement such number of Underlying Securities as the Holder may request. Any such registration statement shall remain effective for a period of not less than nine (9) months following its effective date; provided, however, that if the Holder defers the sale of its Underlying Securities pursuant to Subsection 5(c) below, then NetREIT shall keep such registration statement current for an additional period of ninety
(90) days; provided further, that NetREIT shall have no duty to file any amendment to any such registration statement at any time that NetREIT reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of NetREIT and its security holders. The inclusion of such Underlying Securities in any registration statement shall be without any expense to the Holder, other than fees and expenses of counsel to the Holder and any underwriting discounts or commissions. Neither the delivery of such notice by NetREIT nor such request by the Holder shall in any way obligate NetREIT to file such registration statement, and notwithstanding the filing of such registration statement, NetREIT may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holder. In the event NetREIT fails to receive written notice from a Holder within fifteen (15) days of the mailing of said written notice by NetREIT, then NetREIT shall treat such failure as having the same force and effect as if such Holder had advised NetREIT that it does not intend to include any of its Underlying Securities in such registration statement. If a Holder shall advise or be deemed to have advised NetREIT of its intention not to include any of its Underlying Securities in such registration statement, then such Holder shall, for a period of ninety (90) days thereafter, refrain from demanding its rights pursuant to Subsection 5(a) hereof.

(c) Notwithstanding the provisions of Subsection 5(b) hereof, if the offering subject to any registration statement referred to therein is made by NetREIT and is underwritten, and if the underwriter makes a written determination prior to the effectiveness of such registration statement and so requests and such request is based upon the opinion of the underwriter that the sale of the Underlying Securities to be registered on such registration statement by the Holder pursuant to Subsection 5(b) will materially and adversely interfere with such planned offering, then: (i) the Holder shall agree not to sell any Underlying Securities, whether pursuant to such registration statement or otherwise, for a period not to exceed ninety (90) days following the effective date of such registration statement, and NetREIT shall, at the expiration of such ninety (90) day period, at its expense, maintain the currency of the registration statement and take such other steps as may be required to permit the Holder to sell Underlying Securities pursuant to such registration statement for an additional period of ninety (90) days following the expiration of such ninety (90) day period; provided, however, that NetREIT shall have no duty to file any amendment to any such registration statement at any time that NetREIT reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of NetREIT and its security holders; and (ii) the Holder shall agree that the Underlying Securities shall be sold through such underwriter in the same manner as the other securities that are the subject of the registration, and shall pay to such underwriter a commission in respect of such Underlying Securities at the same rate as the commission to be paid to such underwriter in respect of the other securities that are the subject of such registration.

If securities are proposed to be offered for sale pursuant to such registration statement by other security holders of NetREIT, and the total number of securities to be offered by the Holder and any other selling security holders is required to be reduced pursuant to a request from the underwriter (which request shall be made only for the reasons and in the manner set forth above in this Subsection 5, then the number of Underlying Securities to be offered by all selling Holders pursuant to such registration statement shall equal the number that bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Underlying Securities proposed to be sold by such Holder bears to the total original number of securities proposed to be offered by all selling Holders and any other selling security holders. In no event shall there be a reduction in the number of shares of any securities offered by NetREIT pursuant to the registration statement referred to in Subsection 5(b) hereof.

(d) NetREIT shall use its best efforts to cause any registration statement covering all or any portion of the Underlying Securities to become effective as promptly as possible and, if any stop order shall be issued in connection therewith, to use its best efforts to obtain the removal of such order. NetREIT shall furnish the selling Holder with copies of preliminary prospectuses (together with any supplements thereto) and other documents necessary or incidental to the offering being made by each Holder in such quantities as each Holder may reasonably request. The Holders agree to cooperate in all respects with NetREIT in effectuating the foregoing. The obligations of NetREIT to the Holders hereunder are expressly conditioned on the timely furnishing in writing by each selling Holder to NetREIT of such information concerning the Holder and the terms of the Holder's proposed sale as NetREIT may reasonably request.
(e) In connection with any registration of all or any portion of the Underlying Securities (and the Warrant, if applicable), NetREIT shall, without any expense to the Holder (other than fees and expenses of counsel to the Holder and any underwriting discounts or commissions), prepare and file such documents as may be necessary to register or qualify such Underlying
Securities under the securities or blue sky laws of such states as the Holder shall reasonably request, and use its best efforts to do any and all other acts and things, consistent with its existing business practices, that may reasonably be necessary or advisable to enable the Holders to consummate a public sale in such states of such Underlying Securities; provided, however, that in connection with any registration statement filed pursuant to Subsection 5(b) hereof, NetREIT shall be required to make the Underlying Securities eligible for public offering and sale only in such states
(including the District of Columbia) as any other securities of NetREIT included in such registration statement are eligible for public offering and sale. In no event shall NetREIT be obligated to qualify to do business in any state where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process in any state where it is not so subject at such time. NetREIT shall keep any such filing current for the time period it is obliged to keep any registration statement current pursuant to this Section 5.
(f) Nothing herein shall be construed to require a Holder to exercise its Warrant with respect to any Underlying Securities which a Holder is entitled to require NetREIT to register pursuant to any provision of this Section 5 prior to the effective date of the registration statement effecting such registration, and the Holders, at their election, to the extent permissible by law, may exercise such Warrant against payment of the proceeds of the sale of the registered Underlying Securities in the offeringcovered by such registration statement.
(g) The provisions of this Section 5 shall apply to the extent provided herein if NetREIT chooses to file an offering statement under Regulation A promulgated under the Act.
(h) NetREIT agrees that until the Underlying Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all materials required to be filed with the Commission in order to permit holders of the Underlying Securities, if they otherwise comply with the requirements of Rule 144, to sell Underlying Securities under such Rule.

SECTION 6
EXCHANGE AND REGISTRATION RIGHTS

Prior to issuance of the Warrant Certificates, PIM shall provide NetREIT with a list of persons to whom the Warrant Certificates shall be issued, if certificates are to be issued to any person other than PIM. Accompanying this list shall be an opinion of PIM's counsel establishing that the proposed issuance of warrants to persons other than PIM complies with federal and state securities laws taking into account the nature and qualifications of the purchasers of this Offering. Following issuance, Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part, subject to restrictions under applicable federal or state securities laws. Warrant Certificates to be exchanged shall be surrendered to NetREIT at its corporate office, and NetREIT shall execute, issue, and deliver in exchange therefore the Warrant Certificate or Certificates which the Registered Holders making the exchange shall be entitled to receive. NetREIT shall keep, at its office, books in which it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, NetREIT shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

With respect to all Warrant Certificates presented for assignment or transfer or for exchange or exercise, the purchase assignment form on the reverse side thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to NetREIT and its counsel, duly executed by the Registered Holder or its attorney-in-fact duly authorized in writing.In addition, NetREIT may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by NetREIT.
Prior to due presentment for registration of transfer thereof, NetREIT may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant Certificate represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than NetREIT) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7
LOSS OR MUTILATION

Upon receipt by NetREIT or its Transfer Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction, or mutilation of any Warrant Certificate and (in case of loss, theft, or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, NetREIT shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applications for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as NetREIT may prescribe.

SECTION 8
ANTIDILUTION AND ADJUSTMENT PROVISIONS

(a) Dividends or Distributions. In case, prior to the expiration of the Warrant by exerciseor by its terms, NetREIT shall at any time issue Common Stock as a stock dividend or other distribution or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price Per Share of the Warrant Shares purchasable pursuant to the Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to the Warrant shall be proportionately increased; and, conversely, in the event NetREIT shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price Per Share of the Warrant Shares purchasable pursuant to the Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to the Warrant shall be proportionately decreased. If NetREIT shall, at any time during the life of the Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to the holders of its Common Stock a right to purchase new
Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of the Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class of securities convertible to Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.
(b) Non-Compliance with Dealer Manager Agreement. In case, at any time after issuance of the Warrant, NetREIT shall determine that PIM failed to comply with the Dealer Manager Agreement in connection with the sale of any Common Shares in the Offering, NetREIT shall be entitled to adjust the Purchase Price Per Share and the number of Warrant Shares, or both, to reflect the Purchase Price Per Share and the number of Warrant Shares that otherwise would apply if such Common Shares had not been sold in the Offering.
(c) No Adjustment for Small Amounts. NetREIT shall not be required to give effect to any adjustment in the Purchase Price Per Share unless and until the net effect of one or more adjustments, determined as provided above, shall have required a change of the Purchase Price Per Share by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Purchase Price Per Share by at least five cents, such change in the Purchase Price Per Share shall the reupon be given effect.
(d) Exclusive Adjustment Events. Except as provided in this Section 8 or in any adjustment provision required by Section 9, the number of Warrant Shares purchasable pursuant to the Warrant shall be subject to dilution by events occurring subsequent to issuance of the Warrant, including but not limited to the exercise of any options or similar rights of employees to acquire shares of Common Stock, and such events shall not result in any adjustment in the Purchase Price Per Share or in the number of Warrant Shares purchasable pursuant to the Warrant.


SECTION 9
RECLASSIFICATION, REORGANIZATION, MERGER, ETC.

In case, prior to the expiration of this Warrant by exercise or by its terms, of any capital reorganization, recapitalization, reclassification, or in the case of any consolidation or merger of NetREIT with or into any other corporation (other than a merger with a subsidiary in which NetREIT is the continuing corporation and which does not result in the reclassification, capital reorganization, or other change of the outstanding Common Stock) or in case of any sale or conveyance to any other corporation of all or substantially all of the properties and assets of NetREIT, then, and in each such case, NetREIT shall cause effective provision to be made so that the holder of the Warrant shall have the right to receive, upon the exercise of the Warrant as provided in Section 4 hereof, upon the consummation of such reorganization, recapitalization, reclassification, consolidation, merger, conversion, sale, or conveyance, the kind and amount of shares of stock of other securities or property receivable upon such reorganization, recapitalization, reclassification, consolidation, merger, conversion, sale, or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger, conversion, or sale.
Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Warrant. A copy of such provision shall be furnished to the holder(s) of Warrants within ten days after execution of the appropriate agreement pertaining to same and, in any event, prior to any consolidation, merger, conversion, sale, or conveyance subject to the provisions of this Section 9. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations, and change of shares of Common Stock and to successive consolidations, mergers, conversions, sales, or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, conversion, sale, or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for or of a security of NetREIT other than Common Stock, any such issue shall be treated as an issue of Common Stock with the amount of the consideration received upon the issue thereof being determined by the Board of Directors, such determination to be final and binding on the holder.

SECTION 10
DETERMINATION OF NUMBER OF WARRANT SHARES

Upon the occurrence of each event requiring an adjustment of the number of Warrant Shares pursuant to this Warrant Agreement in accordance with, and as required by, the terms of this Warrant Agreement, NetREIT shall forthwith employ a firm of certified public accountants (who may be the regular accountants for NetREIT) who shall compute the adjusted number of shares purchasable by reason of such event in accordance with the provisions hereof. NetREIT shall mail forthwith to each holder of a Warrant a copy of such computation which shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to NetREIT within ten (10) days after receipt thereof by such holder.

SECTION 11
NOTICE TO WARRANT HOLDERS

Prior to the expiration of this Warrant by exercise or by its terms, NetREIT shall take record of the holders of its Common Stock for the purpose of:

a. entitling them to receive a dividend payable otherwise than in cash at an established annual or quarterly rate, or any other distribution in respect of the Common Stock (including cash in an amount other than at an established annual or quarterly rate), pursuant to, without limitation, any spin-off, or distribution of NetREIT's assets; or
b. entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or
c. any classification, reclassification, conversion, or other reorganization of the capital stock of NetREIT, consolidation or merger of NetREIT with or into another corporation or conveyance of all or substantially all of the assets of NetREIT; or
d. the voluntary or involuntary dissolution, liquidation, or winding up of NetREIT; then, and in any such case, NetREIT shall mail to the holder of each Warrant Certificate, at least twenty (20) days prior to such record date, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, conversion, merger, conveyance, dissolution, liquidation, or winding up to take place, as the case may be.

SECTION 12
LIQUIDATION AND DISSOLUTION

In case NetREIT, at any time while any Warrants shall remain unexpired or unexercised, shall sell all or substantially all its assets or dissolve, liquidate, or wind up its affairs, the holder of each Warrant may thereafter receive, upon exercise thereof, in lieu of each share of Common Stock of NetREIT which such holder would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distribution, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of NetREIT.

SECTION 13
REGISTRATION OF TRANSFER AND EXCHANGE

NetREIT covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon exercise of all outstanding Warrants. NetREIT covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued, fully paid, nonassessable (except as provided under applicable law) and free from all taxes, liens and charges with respect to the issue thereof. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligation of NetREIT, entitled to the same benefits under this Warrant Agreement as the Warrant surrendered upon such registration of transfer or exchange.Every Warrant presented or surrendered for registration of transfer or for exchange shall (if so required by NetREIT or its Transfer Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to NetREIT, duly executed by the holder of the Warrant or by his attorney-in-fact duly authorized in writing.NetREIT shall pay all documentary, stamp, or similar taxes that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any Shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised then no such delivery shall be made unless the person requesting the same has paid to NetREIT or its Transfer Agent the amount of transfer taxes or charges incident thereto, if any. NetREIT shall authorize the Transfer Agent to comply with all proper requests for delivery of the shares of Common Stock after establishing compliance with the requirements of this Warrant Agreement.

SECTION 14
FORM OF WARRANT

The form of Warrant need not be changed because of any change pursuant to Sections 8-12, and Warrants issued after such change may state the same Purchase Price Per Share and the same number of shares as is stated in the Warrants initially issued pursuant to the Agreement. However, NetREIT may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that NetREIT may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form as so changed.

SECTION 15
MODIFICATION OF AGREEMENT

NetREIT may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price Per
Share therefore, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holders of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

SECTION 16
WARRANT HOLDER NOT DEEMED A SHAREHOLDER

No holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of NetREIT for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of NetREIT or any right to vote, give, or withhold consent to any corporate action
(whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance, or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the shares of Common Stock which it is then entitled to receive upon the due exercise of this Warrant.

SECTION 17
GOVERNING LAW

This Agreement shall be deemed to be a contract made under the laws of the State of California and shall be governed by and construed in accordance with the laws of the State of California. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


NetREIT

By:
Jack K. Heilbron, Chief Executive Officer
PIM FINANCIAL SERVICES, INC.

By:
Mary R. Limoges, President



EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF netREIT

I

The name of the corporation is NetREIT

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in this state of this Corporation's Agent for service process are:

Bruce J. Rushall, Esq.
RUSHALL & McGEEVER
2111 Palomar Airport Rad, Suite 200
Carlsbad, California  92009

IV

1. This corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock". The total number of shares of Preferred Stock which this corporation is authorized to issue
is Ten Million (10,000,000).   The total number of shares of Common
Stock which this corporation is authorized to issue is One Hundred
Million One Thousand (100,001,000).    This corporation is authorized to
issue Common Stock in the following series:

a. One Hundred Million (100,000,000) shares of Common Stock, Series
A. In the event of a liquidation of this corporation, Common Stock, Series A shall be entitled to all assets allocated to holders of Common Stock. Common Stock, Series A shall be subject to redemption by this corporation in accordance with Section 2 of this Article IV.

b. One Thousand (1,000) shares of Common Stock, Series B. In the event of the liquidation of the corporation, the Common Stock, Series B shall be entitled to receive no portion of the corporation's assets that shall be allocated to the holders of the Common Stock.

Except as set for the herein, the rights preferences, terms and conditions of Common Stock, Series A and Common Stock, Series B shall be identical in all respects.

2. The board of Directors of this corporation shall have the power to prevent the transfer of the Common Stock, Series A, or may call for redemption, in a manner approved by the Board of Directors, of a number of the shares of Common Stock, Series A, from any holder or holders, directly or indirectly, of nine and eight tenths percent (9.8%) or more of the then issued or outstanding Common Stock, Series A, sufficient in the opinion of the Board of Directors to maintain or bring the director or indirect ownership of such shares of this corporation into conformity with the requirements for a Real Estate Investment Trust under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). In the event less than all of the shares held by such persons are called for redemption, the amount redeemed from each shall bear the same proportion to each other as the number of shares of Common Stock, Series A held by each as of the redemption date. The redemption price shall be (I) the last reported sales price of the shares of Common Stock, Series A on the last business day prior to the redemption date on the principal national securities exchange on which the shares of Common Stock, Series A are listed or admitted to trading, (ii) if the shares of Common Stock, Series A are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business as reported by the NASDAQ, National Quotation Bureau Incorporated or a similar organization selected by this corporation for the purpose, or
(iii) if no such independent quotations exist, as determined in good faith by the Board of Directors to be the fair market value of said shares on the last business day prior to the redemption date. The holders of any shares of Common Stock, Series A so called for redemption shall be entitled to payment of such redemption price within a reasonable time of the date fixed for redemption. From and after the date fixed for redemption by the Board of Directors, the holders of any shares of Common Stock, Series A so called for redemption shall cease to be entitled to dividends, distributions, voting rights an other benefits with respect to such shares of Common Stock, Series A excepting only the right to payment of the redemption price fixed as subscribed above. The Board of Directors may require, whenever it is deemed by them reasonably necessary to protect the tax status of this corporation, statements or affidavits from any holder of shares of Common Stock, Series A or proposed transferee of shares of Common Stock, Series A, setting forth the number of shares of Common Stock, Series A already owned by him and any related person specified in the form prescribed by the Board of Directors for that purpose. If, in the opinion of the Board of Directors, which shall be conclusive upon any proposed transferor or proposed transferee of shares of Common Stock, Series A and proposed transfer would jeopardize the status of this corporations as a Real Estate Investment Trust under the code, the Board of directors may refuse to permit the transfer. Any attempted transfer as to which the Board of Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the shares of Common Stock, Series A. All contracts for the sales or other transfer or exercise of shares of Common Stock, Series A shall be subject to this provision.

3. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series or preferred shares including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase of decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. In the case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

4. This corporation is authorized to issue Thirty-five Thousand
(35,000) shares of Series A Preferred Stock ("Series A Preferred
Stock"). The Series A Preferred Stock shall have the following rights, preferences and privileges.

a. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities, of the corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the amount equal to nine dollars and 10/100 ($9.10) per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, an no more ( the "Liquidation Preference"), before any distribution shall be made to the holders of the Common Stock or any other class of shares of series thereof ranking junior and subordinate to the Series A Preferred Stock with respect to the distribution of assets. For the purposes of the foregoing,

(i) A merger or consolidation of the corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations with or into the corporation, or the sale of all or substantially all of the assets of the corporation, or any other reorganization, in which consolidation, merger, sale of assets or reorganization the stockholders of the corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the corporation, unless the stockholders of the corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which case such consolidation, merger, sale of assets or reorganization shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section.

(ii) Written notice of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation specifying a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid not less than thirty
(30) days prior to the payment date elected therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the corporation.

(iii) No payment on account of such liquidation, dissolution or winding up of the affairs of the corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, unless there shall also be paid at the same time to the holders of the Series A Preferred Stock similar proportionate distributive amounts, ratably, in proportion to the fully distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

b. Holders of the Series A Preferred Stock shall be entitled to receive for each shares of the Series A Preferred Stock, when, as and if declared by the Board of Directors out of funds at the time legally available therefore, dividends at the rate equal to (I) $0.65 per annum, or (ii) $0.162 per quarter payable quarterly in arrears on April 1, July 1, October 1, and January 1 of each year until they are redeemed, except that if any such date is on a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. If declared, dividends shall be paid in cash. Dividends shall accrue and be cumulative from the date of first issuance of the Series A Preferred Stock and will be payable to holders of record as they appear on the stock books of the corporation on such record dates as are fixed by the Board of Directors. No interest shall be payable with respect to any dividend payment on the Series A Preferred Stock which may be in arrears.

c. The Series A Preferred Stock shall have priority as to dividends over the Common Stock and any series or class of the corporation's stock hereafter issued ("junior dividend stock"), except such Preferred Stock which it may issue which is senior to the Series A Preferred Stock ("senior dividend stock") or other Preferred Stock which is on parity with the Series A Preferred Stock ("parity dividend stock"). No dividend (other than dividends payable solely in Common Stock or any other series or class of the corporation's stock hereafter issued that ranks junior as to dividends to the Series A Preferred Stock) shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the corporation of, any Common Stock or junior dividend stock unless all accrued and unpaid dividends on the Series A Preferred Stock shall have been declared and paid or set apart for payment. If at any time the corporation shall have failed to declare and pay or set apart for payment, an accrued and unpaid dividends on the Series A Preferred Stock, the corporation shall not pay any dividends on any other series of Preferred Stock junior to or of parity with the Series A Preferred Stock. The corporation shall not pay dividends on any class or series of parity dividend stock if any such stock is hereafter issued, unless it shall have declared and paid or set aside for payment, or shall have contemporaneously declared and paid or set apart for payment, all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock; and the corporation shall not pay dividends on the Series A Preferred Stock unless it shall have declared and paid or set aside for payment or shall have contemporaneously declared and paid or set apart for payment, all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or on any parity dividend stock, all dividends declared on the Series A Preferred Stock and such parity dividend stock shall be declared and made pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such parity dividend stock shall bear the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and parity stock bear to each other.

d. The corporation may, at any time, in its sole discretion, redeem for cash payment any or all of the Series A Preferred Stock; provided, the corporation must redeem all Series A Preferred Stock on or before December 31, 2003. Such redemption shall be at a price of $9.10 per share plus accrued but unpaid dividends thereon. The Redemption Price shall be paid in cash. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the corporation shall select those to be redeemed pro rata or by law or in such other manner as the Board of Directors may determine. In the event that the corporation shall have failed to pay accrued dividends on the Series A Preferred Stock, it shall not redeem any of the then-outstanding Series A Preferred Stock until all such accrued and unpaid dividends and the then current annual dividends, pro rated until the redemption date, shall have been paid in full, or provided for, on all shares of Series A Preferred Stock. Notice of redemption shall be mailed at least thirty
(30) days but not more than sixty (60) days prior to the redemption date to each holder of record of the Series A Preferred Stock to be redeemed at the holder's address shown on the stock transfer books of the corporation. After the redemption date, unless there shall have been a default in payment of the redemption price, dividends will cease to accrue on the shares of the Series A Preferred Stock called for redemption, and all rights of the holders of the Series A Preferred Stock will terminate.

e. Except as provided herein, the holders of the Series A Preferred Stock shall have no voting rights except as required by law. However, in the event that the equivalent of three (3) quarterly dividends payable on the Series A Preferred Stock shall not be declared and paid, the holders of the Series A Preferred Stock shall have four (4) votes for each share, and shall vote with Common Shareholders, only to elect or remove directors of the corporation at any duly called special or annual meeting of the Common Shareholders called for the purpose of voting on the election or removal of directors. This right shall continue until all dividends in arrears and dividends in full for the current quarterly period have been paid or have been declared and set aside for payment.

f. So long as any Series A Preferred Stock is outstanding, the corporation shall not, without the affirmative vote of the holders of record of at least two-thirds of the shares of the Series A Preferred Stock then-outstanding, voting separately as a class, (1) amend, alter or repeal any provision of the Articles of Incorporation of the Bylaws of the corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions, of the Series A Preferred Stock, (2) authorize or issue, or increase the authorized amount of, any additional class or series of stock or any security convertible into stock of such class or series, raking senior to or on parity with the Series A Preferred Stock as to dividends or as to distributions upon liquidation, dissolution or the winding up of the corporation, or (3) affect any reclassification of the Series A Preferred Stock.

V

The number of directors of the corporation shall be not less than four
(4) nor more than seven (7) directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

VI

1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. This corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the California General Corporation
Law) for breach of their duty to this corporation and its shareholders through bylaw provisions or through agreements, with the agents, or both, in excess of the indemnification otherwise permitted by such
Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

3. Any amendment, repeal or modification of the foregoing provision of this Article VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.


DATED:  January 15, 1999


EXHIBITS 3.3

BYLAWS FOR

NetREIT
A California Corporation


BYLAWS OF
NetREIT
A California Corporation


TABLE OF CONTENTS                                         Page

ARTICLE I                                                 -1-
       Definitions                                        -1-
      Section 1.   "Advisor"                              -1-
      Section 2.   "Advisory Contract"                    -1-
      Section 3.   "Affiliate"	                      -1-
      Section 4.   "Appraisal"                            -1-
      Section 5.   "Appraised Value"                      -1-
      Section 6.   "Average Invested Assets"              -1-
      Section 7.   "Book Value"                           -1-
      Section 8.   "Bylaws"                               -1-
      Section 9.   "Corporation Property"                 -2-
      Section 10.  "Directors" or "Board of Directors"    -2-
      Section 11.  "First Mortgage"                       -2-
      Section 12.  "First Mortgage Loans"                 -2-
      Section 13.  "Independent Directors"                -2-
      Section 14.  "Invested Assets"                      -2-
      Section 15.  "Junior Mortgage"                      -2-
      Section 16.  "Junior Mortgage Loans"                -2-
      Section 17.  "Mortgages"                            -3-
      Section 18.  "Mortgage Loans"                       -3-
      Section 19.  "Net Assets"                           -3-
      Section 20.  "Net Income"                           -3-
      Section 21.  "Real Property"                        -3-
      Section 22.  "REIT Rules"                           -3-
      Section 23.  "Securities"                           -3-
      Section 24.  "Securities of the Corporation"        -3-
      Section 25.  "Shareholders"                         -3-
      Section 26.  "Total Operating Expenses"             -3-
      Section 27.  "Unimproved Real Property"             -4-
      Section 28.  General.                               -4-

ARTICLE II	                                              -4-
       Offices                                            -4-
      Section 1.   Principal Executive Office             -4-
      Section 2.   Other Offices                          -5-

ARTICLE III                                               -5-
       Meetings Of Shareholders                           -5-
      Section 1.   Place of Meetings                      -5-
      Section 2.   Annual Meeting                         -5-
      Section 3.   Special Meeting                        -5-
      Section 4.   Notice of Shareholders' Meetings       -5-
      Section 5.   Manner of Giving Notice; Affidavit
                   of Notice                              -6-
      Section 6.   Quorum                                 -6-
      Section 7.   Adjourned Meeting; Notice              -6-
      Section 8.   Voting                                 -7-
      Section 9.   Waiver of Notice or Consent by Absent
                   Shareholders                           -7-
      Section 10.  Shareholder Action by Written Consent
                   Without a Meeting                      -8-
      Section 11.  Record Date for Shareholder Notice,
                   Voting, and Giving Consents            -8-
      Section 12.  Proxies                                -9-
      Section 13.  Inspectors of Election                 -9-

ARTICLE IV                                                -10-
       Directors                                          -10-
      Section 1.   Powers                                 -10-
      Section 2.   Number and Qualification of Directors  -11-
      Section 3.   Election and Term of Office of
                   Directors                              -11-
      Section 4.   Removal of Directors                   -11-
      Section 5.   Vacancies                              -11-
      Section 6.   Place of Meetings and Meetings by
                   Telephone                              -12-
      Section 7.   Annual Meeting                         -12-
      Section 8.   Other Regular Meetings                 -12-
      Section 9.   Special Meetings                       -12-
      Section 10.  Quorum                                 -13-
      Section 11.  Waiver of Notice                       -13-
      Section 12.  Adjournment                            -13-
      Section 13.  Notice of Adjournment                  -13-
      Section 14.  Action Without Meeting                 -13-
      Section 15.  Fees and Compensation of Directors     -13-
      Section 16.  Certain Duties of the Directors        -13-

ARTICLE V                                                 -14-
       Committees                                         -14-
      Section 1.   Committees                             -14-
      Section 2.   Meetings and Action of Committees      -14-

ARTICLE VI                                                -15-
       Officers                                           -15-
      Section 1.   Officers                               -15-
      Section 2.   Appointment of Officers                -15-
      Section 3.   Subordinate Officers                   -15-
      Section 4.   Removal and Resignation of Officer     -15-
      Section 5.   Vacancies in Offices                   -15-
      Section 6.   Chairman of the Board                  -15-
      Section 8.   President                              -16-
      Section 9.   Vice Presidents                        -16-
      Section 10.  Secretary                              -16-
      Section 11.  Chief Financial Officer                -16-

ARTICLE VII                                               -17-
       Indemnification of Directors, Officers,Employees
       and Other Agents                                   -17-
      Section 1.   Agents, Proceedings and Expenses       -17-
      Section 2.   Actions Other Than by the Corporation  -17-
      Section 3.   Actions by the Corporation             -17-
      Section 4.   Successful Defense by Agent            -18-
      Section 5.   Required Approval                      -18-
      Section 6.   Advances of Expenses                   -18-
      Section 7.   Other Contractual Rights               -18-
      Section 8.	 Limitations                            -19-
      Section 9.   Insurance                              -19-
      Section 10.  Fiduciaries of Corporate Employee
                   Benefit Plan                           -19-
      Section 11.  Indemnification of Directors and
                   Advisors                               -19-

ARTICLE VIII                                              -20-
       Investment Policy                                  -20-
      Section 1.  Statement of Investment Policy          -20-
      Section 2.  Investment Prohibitions                 -20-
      Section 3.  Transactions with Affiliates            -21-
      Section 4.  Prohibited Security Issuances           -22-
      Section 5.  Review by Independent Directors         -23-
      Section 6.  Limitations on Corporate Borrowing      -23-
      Section 7.  Distribution Policies                   -23-
      Section 8.  Distribution Reinvestment Plans         -23-

ARTICLE IX                                                -23-
       Advisory Contracts                                 -23-
      Section 1.  Advisory Contracts                      -23-
      Section 2.  Termination of Advisory Contract        -24-
      Section 3.  Advisor Compensation                    -24-
      Section 4.  Total Operating Expenses                -24-
      Section 5.  Excess Expenses                         -25-

ARTICLE X                                                 -25-
       Records And Reports                                -25-
      Section 1.  Maintenance and Inspection of Share
                  Register                                -25-
      Section 2.  Maintenance and Inspection of Bylaws    -25-
      Section 3.  Maintenance and Inspection of Other
                  Corporate Records                       -26-
      Section 4.  Inspection by Director                  -26-
      Section 5.  Annual Report to Shareholders           -26-
      Section 6.  Disclosure on Distribution              -26-
      Section 7.  Financial Statements                    -26-
      Section 8.  Annual Statement of General Information -27-

ARTICLE XI                                                -27-
       General Corporate Matters                          -27-
      Section 1.  Record Date for Purposes Other Than
                  Notice and Voting                       -27-
      Section 2.  Checks, Drafts, Evidence of
                  Indebtedness                            -28-
      Section 3.  Corporate Contracts and Instruments;
                  How Executed                            -28-
      Section 4.  Issuance of Certificates                -28-
      Section 5.  Lost Certificates                       -28-
      Section 6.  Representation of Shares of Other
                  Corporations                            -29-
      Section 7.  Redemption and Stop Transfer for Tax
                  Purposes                                -29-
      Section 8.  Provisions in Conflict with Law or
                  Regulations                             -29-
      Section 9.  Competing Activities of Officers,
                  Directors                               -29-
      Section 10. Construction                            -29-

ARTICLE XII                                               -30-
       Amendments, Specific Shareholder Voting
       Requirements                                       -30-
      Section 1.  Amendment by Shareholders               -30-
      Section 2.  Amendment by Directors                  -30-
      Section 3.  Business Combinations                   -30-





Bylaws of
NetREIT
A California Corporation

ARTICLE I

Definitions

For the purpose of these Bylaws the following terms shall have the respective meanings stated:

Section 1. "Advisor" shall mean a person or firm providing realestate investment advisory services to the Corporation on an ongoing basis.

Section 2. "Advisory Contract" shall mean a contract with an Advisor.

Section 3. "Affiliate" shall mean (a) any person directly or indirectly controlling, controlled by or under common control withanother person, (b) any person owning or controlling ten percent (10%)or more of the outstanding voting securities of such other person, (c) any officer, director, trustee, or general partner of such person,and (d) if such person is an officer, director, trustee or general partner of another entity, then the entity for which that person acts in any capacity."

Section 4. "Appraisal" shall mean the evaluation of real property (which value may take into consideration the existing state of the property or a state to be created) by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers
(MAI)or is a disinterested person who, in the judgment of the Directors, is qualified to make such a determination. Each Appraisal shall be maintained in the Corporation's records for at least five (5)years and shall be available for inspection and duplication by any Shareholder. "The independent qualified appraiser shall be selected by a majority of the Board of Directors (including a majority of the Independent Directors)."

Section 5. "Appraised Value" shall mean the value of a particular property as stated in the Appraisal.

Section 6."Average Invested Assets" shall mean for any period, the average of the Book Values of the Invested Assets of the corporation computed by taking the average of such values at the end of each month during such period.

Section 7. "Book Value" shall mean the value of an asset or assets on the books of the Corporation, determined on the basis of generally accepted accounting principles consistently applied, without deduction for depreciation or bad debts or other asset valuation reserves and without deduction for mortgages or other security interest to which such asset or assets are subject.

Section 8. "Bylaws" shall mean these Bylaws as amended, restated or modified from time to time. References in these Bylaws by the terms "hereof," "herein" and "hereunder" shall be deemed to refer to these Bylaws and shall not be limited to the particular article or section in which such words appear.

Section 9. "Corporation Property" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is owned by, or on behalf of, the Corporation.

Section 10. "Directors" or "Board of Directors" shall mean those persons designated as such, whether elected or appointed to act as directors and their successors.

Section 11. "First Mortgage" shall mean a Mortgage, deed of trust, or similar interest, which takes priority or precedence over all other charges or liens upon the same Real Property, other than a lessee's interest therein, and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale.Such Mortgage may be upon a lessee's interest in Real Property. Such priority shall not be deemed abrogated by liens for taxes, assessments that are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), or leases, mechanic's and materialmen's liens for work performed and materials furnished that are not in default or are in good faith being contested, and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a First Mortgage.

Section 12.	"First Mortgage Loans" shall mean Mortgage Loans secured
or collateralized by First Mortgages.

Section 13.	"Independent Directors" shall mean Directors of the
corporation who are not affiliated, directly or indirectly, with an Advisor (other than in their capacities as trustees or directors of another real estate investment trust being advised by such Advisor), whether by ownership of, ownership interest in, employment by, any business or professional relationship with or service as an officer or director of such Advisor or any of its Affiliates, and who perform no other services for the Corporation at the time his or her independence is being determined. A Director will, however, not be considered independent if he or she is serving as a Director for more than three real estate investment corporations organized by or affiliated with an Advisor of the corporation, or any Director who is not an Independent Director. Independent Director shall also mean a person who performs no other services for the Corporation, except as Director. An indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with an Advisor or the Corporation.

Section 14. "Invested Assets" shall mean the assets of the Corporation invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation or bad debts or other similar non-cash reserves.

Section 15. "Junior Mortgage" shall mean a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon Real Property as that required for a First Mortgage except that it is subject to the priority of one or more other Mortgages and (ii) must be satisfied before any other charges or liens over which it takes priority or precedence are entitled to participate in the proceeds of any sale of such Real Property.

Section 16. "Junior Mortgage Loans" shall mean Mortgage Loans secured or collateralized by Junior Mortgages; such loans may or may not provide for additional recourse to the borrower personally.

Section 17. "Mortgages" shall mean mortgages, deeds of trust or other instruments creating liens on or security interests in real property or on rights or interests, including leasehold interests, in real property.

Section 18. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations, which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

Section 19. "Net Assets" shall mean invested Assets of the Corporation, less intangible assets, less the total liabilities of the Corporation as calculated on a basis consistently applied no later than the fiscal quarter immediately preceding the date for which the calculation is to be applied.

Section 20. "Net Income," for any period, shall mean the Corporation's total revenues during such period, after deduction of all Corporation expenses during such period, other than additions to reserves for depreciation or bad debts or similar non-cash reserves. If an Advisor received a Subordinated Disposition Fee, Net Income, for purposes of calculating the Total Operating Expenses limitation set forth in Article IX, Section 4, shall exclude gain from the disposition of corporation assets.

Section 21. "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land or interests therein but does not include First or Junior Mortgages, Mortgage Loans, or interests therein.

Section 22. "REIT Rules" shall mean Sections 856 through 860 of the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes, Regulations and proposed regulations promulgated thereunder, any Revenue Rulings or Procedures issued by the Internal Revenue Service and any administrative rulings or court decisions respecting the requirements and conditions of the qualification and taxation of REITs.

Section 23.	"Securities" shall mean any stock, shares, voting trust
certificates, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, interest or participation in a profit sharing agreement, investment contract, or in general any instruments commonly known as "securities," or any certificates of interest, shares or participation in, temporary or interim certificates for, or any option, warrant or right to subscribe to, purchase or acquire any of the foregoing.

Section 24.	"Securities of the Corporation" shall mean any securities issued by the corporation.

Section 25.	"Shareholders" shall mean, as of any particular time, all holders of record of outstanding shares at such time.

Section 26.	"Total Operating Expenses" for any period shall mean all cash operating expenses of the Corporation, including additional expenses paid by third parties to an Advisor and its Affiliates based upon its relationship with the Corporation, including loan administration, servicing, engineering, inspection and all other expenses paid by the Corporation, except for expenses related to raising capital, for interest, taxes and direct property acquisition, operation and management costs, which excepted expenses shall include, but not be limited to the following:

(a) Expenses related to raising capital, interest, taxes and direct expenses related to the acquisition, operation, maintenance, management and disposition of Corporation Assets (including all premiums and other charges for insurance, fidelity bonds, payment bonds covering employees of an Advisor, of the Corporation or of others, and similar items);

(b) Expenses incurred in connection with the prospective investments which are not acquired;

(c) Costs incurred in connection with the raising of capital and the issuance of the Corporation's securities and any dividend reinvestment plan or similar plan which the Corporation may from time to time maintain;

(d)	All expenses related to communications and reports to the Corporation's
Shareholders and any regulatory authority;

(e)	Insurance, interest and other borrowing costs;

(f)	Taxes, appraisal costs, audit fees, extraordinary legal fees (including but not limited to fees and expenses incurred in litigation);

(g)	Losses on the disposition of investments and provisions for such losses; and

(h)	Reserves for amortization, depreciation, depletion and similar items.

Section 27.	"Unimproved Real Property" means the property of a REIT which has the following three characteristics: (1) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (2) has no development or construction in process on such land, and
(3) no development or construction on such land is planned in good faith to commence on such land within one year.

Section 28.	General.  Whenever a term is defined in these Bylaws in the
singular, the plural of such term may also be used in these Bylaws as a defined term, and similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder.

ARTICLE II

Offices

Section 1. Principal Executive Office. The principal executive office for the transaction of the business of the corporation is hereby fixed and located at 11545 West Bernardo Court, Suite 100, City of San Diego, County of San Diego, State of California. The board of directors may, from time to time, change the principal executive office from one location to another. Any such change shall be noted on the Bylaws opposite this section, or this section may be amended to state the new location.


Section 2.	Other Offices.  The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE III

Meetings Of Shareholders

Section 1.	Place of Meetings.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

Section 2.	Annual Meeting.  The annual meeting of shareholders shall be held at least once each year on a date and at a time designated by the board of directors at a location convenient to the shareholders. The date so designated shall be within five (5) months after the end of the calendar year and within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by a majority of the Independent Directors, or by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the Corporation. The officer receiving the request shall, within twenty (20) business days after receipt of said request, cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III, that a meeting will be held at the time requested by the person or persons calling the meeting not less than twenty (20) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 4.	Notice of Shareholders' Meetings.  All notices of meetings of shareholdersshall be sent or otherwise given in accordance with Section 5 of this Article III not less than ten (10) nor more than sixty (60) days before the date of the meeting. Thenotice shall specify the place, date and hour of the meeting and (i) in the case of aspecial meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the Corporation's officers and/or board of directors intend to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the Articles of Incorporation pursuant to Section 902 of that Code, (iii) a reorganization of the corporation pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation pursuant to
Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to
Section 2007 of that Code, then the notice shall also state the general nature of that proposal.

Section 5.	Manner of Giving Notice; Affidavit of Notice. Notice of any
meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Corporation, and shall be filed and maintained in the minute book of the Corporation.

Section 6.	Quorum.  The presence in person or by proxy of the holders of a majority of theshares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.	Adjourned Meeting; Notice.  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.


Section 8.	Voting.  Unless a record date set for voting purposes be fixed as provided in Section 11 of this Article, then subject to the provisions of
Section 702 to Section 704, inclusive, of the California General Corporation
Law (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Each outstanding share entitles the holder to one vote on all matters presented to shareholders for a vote with the exception that shareholders have cumulative voting rights with respect to the election of the Corporation's board of directors in accordance with California corporate law, as described in the following paragraph of this Section 8. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law, by these Bylaws or by the Articles of Incorporation.

At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 9.	Waiver of Notice or Consent by Absent Shareholders.  The
transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though they had been at a meeting duly held afterregular call and notice, if a quorum be present either in person or by proxy, and if,either before or after the meeting, each person entitled to vote who was not present in person or by proxy, or who, though present, has at the beginning of the meeting properly objected to the transaction of any business because the meeting was notlawfully called or convened, or to particular matters of business legally requiredto be included in the notice but not so included, signs a written waiver of noticeor a consent to a holding of the meeting or an approval of the minutes. The waiverof notice or consent need not specify either the business to be transacted or thepurpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consentshall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


Section 10.	Shareholder Action by Written Consent Without a Meeting.  Any
action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forththe action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.
All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation pursuant to Section 317 of that Code, (iii) a reorganization of the corporation pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 11.	Record Date for Shareholder Notice, Voting, and Giving
Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10 days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California General Corporation Law.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting; however, the board of directors shall fix a new record date if the adjournment is to a date more than forty-five (45) days after the date set for the original meeting.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

Section 12.	Proxies.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of the proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

Section 13.	Inspectors of Election.  Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3).If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act,the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b)  receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)  count and tabulate all votes or consents;

(e)  determine when the polls shall close;

(f)  determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE IV

Directors

Section 1. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers and subject to the same limitations, thedirectors shall have the power to:

(a) subject to Article VI, select and remove all officers, agents and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation and with these Bylaws; fix their compensation; and require from them security for faithful service;

(b) change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country and conduct business within or outside the State of California; and designate any place within or outside the State of California for the holding of any shareholders' meeting or meetings, including annual meetings;

(c) adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(d) authorize the issuance of securities of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received;

(e) subject to Article VIII, borrow money and incur indebtedness on behalf of the Corporation and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges,hypothecation and other evidences of debt and securities;

(f) subject to Article IX, enter into advisory contracts with investment advisors, giving such persons authority to manage the affairs of the Corporation; and

(g) authorize the investment in real property, personal property, loan and mortgage loans by the Corporation, subject to the limitations in Article VIII.

The directors shall endeavor to make investments in such a manner as to comply with the REIT Rules with respect to composition of the Corporation's investments, derivation of its incomeand methods of operations.

In the exercise of their powers, the directors shall have full authority and power (withoutliability for loss) to make any and all investments within the limitations of these Bylaws,that they, in their absolute discretion, shall determine, even though such investments shallbe of a character or in an amount not considered by others proper for the investment ofcorporate funds or which do not or may not produce income. The directors shall use their best efforts to cause the Corporation to qualify, and to elect to be taxed under, the REIT Rules. Once such status has been attained, the directors shall not cause such status to be changed without obtaining the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

Section 2. Number and Qualification of Directors. The number of directors of the Corporation shall be not less than four (4) nor more than nine (9). The exact number of directors shall be four (4), which number may be changed, from time to time, within the limits specified above, by approval of the majority of the board of directors or by the shareholders. A majority of the directors shall be Independent Directors.

The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum directors to a number less than four (4) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number minus one.

Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4. Removal of Directors. A director may be removed, with or without cause, by the vote or written consent of the holders of at least a majority of the outstanding shares, and may be removed at a special meeting called in a manner consistent with Sections 3, 4 and 5 of Article III.

Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Independent Directors shall nominate replacements for vacancies amongst the Independent Directors' positions. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in theevent of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of a majority of the outstanding shares.

Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 6. Place of Meetings and Meetings by Telephone. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 7. Annual Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business as desired. Notice of this meeting shall not be required.

Section 8. Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

Section 9. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or to the telegraph company, at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 10.	Quorum.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 13 of this Article IV. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code
(as to indemnification of directors) provided, however, that approval of a majority of the independent directors shall be required for all matters related to Sections 2, 3, 5 and 6 of this Article, Sections 2 and 4 of
Article III, Article VIII, Article IX and Section 5 of Article X. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 11.	Waiver of Notice.  The transaction of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12.	Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13.	Notice of Adjournment.  Notice of the time and place of
resuming a meeting that has been adjourned need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time set for resuming the adjourned meeting in the manner specified in Section 10 of this Article IV to the directors who were not present at the time of the adjournment. Notice need not be given in any case to directors who were present at the time of adjournment.

Section 14.	Action Without Meeting.  Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board of directors shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors.

Section 15.	Fees and Compensation of Directors.  Directors and members
of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 15 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, or from receiving compensation for those services.

Section 16.	Certain Duties of the Directors.  The directors shall have
a fiduciary duty to the Corporation and the Shareholders to supervise the relationship between the Corporation and an Advisor. Without limiting the foregoing, or any other provision of these Bylaws requiring an action by the directors, the directors, by a majority vote (including a majority vote of the Independent Directors) shall approve the form and contents of the Reports to Shareholders required by Sections 5, 6, 7 and 8 of Article X, and each director shall take reasonable steps to insure that the requirements regarding the foregoing reports and the calling of Annual Shareholders Meetings, as required by Article III, Section 2 are met.

ARTICLE V

Committees

Section 1.	Committees.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of at least two directors. A majority of the committee members may be Independent Directors. The board may designate one or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee shall serve at the pleasure of the board and, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under the California General Corporation Law, also requires shareholders' approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d)  the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members of these committees.

Section 2.	Meetings and Action of Committees.  Meetings and action of
committees shall be governed by, and held and taken in accordance with, the provisions of Article IV of these Bylaws, Sections 7 (place of meetings), 9 (regular meetings), 10 (special meetings and notice), 11 (quorum), 12 (waiver of notice), 13 (adjournment), 14 (notice of adjournment), and 15 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.


ARTICLE VI

Officers

Section 1. Officers. The officers of the Corporation shall include a president, a secretary and a chief financial officer. The Corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article VI. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the board of directors. Any number of offices may be held by the same person.

Section 2.	Appointment of Officers.  The officers of the Corporation,
except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article VI, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 3.	Subordinate Officers.  The board of directors may appoint,
and may empower the chairman of the board or president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

Section 4.	Removal and Resignation of Officer.  Subject to the rights,
if any, of an officer under any contract of employment, any officer may be removed, either with or without cause or notice, by the board of directors, at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.	Vacancies in Offices.  A vacancy in any office because of
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6.	Chairman of the Board.  The chairman of the board, if such
an office be elected, shall, if present, preside at meetings of the board of directors and meetings of the shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws.
If there is no president, the chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article VI. The chairman of the board may be the chief executive officer of the Corporation, notwithstanding that there is a president, if the board of directors so determines.

Section 7.	Chief Executive Officer.  Subject to such supervisory
powers, if any, as may be given by the board of directors to the chief executive officer, the chief executive officer is the chief executive officer and general manager of the Corporation. The chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the Corporation and of its officers, employees and agents, including the right to employ, discharge and prescribe the duties and compensation of all officers, employees and agents of the Corporation, except where such matters are prescribed in the Bylaws or by the board of directors.

Section 8.	President.  Subject to such supervisory powers, if any,
as may be given by the board of directors to the chief executive officer and/or the chairman of the board the president shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the Corporation. In the absence of the chairman of the board or a chief executive officer, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws. The president shall be the chief executive officer of the Corporation unless the chairman of the board or chief executive officer, if any, is so designated.

Section 9.	Vice Presidents.  In the absence of, or in the event of
disability of, the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws and the president or the chairman of the board.

Section 10.	Secretary.  The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the Bylaws.

Section 11.	Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

ARTICLE VII

Indemnification of Directors, Officers,
Employees and Other Agents

Section 1.	Agents, Proceedings and Expenses.  For the purposes of this Article, agent" means any person who is or was a director, officer, employee or other agent of this Corporation, or is or was serving at the request of this
Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation;
"proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses"
includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

Section 2.	Actions Other Than by the Corporation.

(a)This Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(b)The foregoing notwithstanding, no Affiliate of an Advisor or a director shall be indemnified pursuant to this Article VII unless the terms and conditions of such indemnification are first approved by a majority of the directors and a majority of the Independent Directors, each of whom shall be disinterested in the transaction.

Section 3.	Actions by the Corporation.  This Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3 for the following:

(a)with respect to any claim, issue or matter as to which that person shall have been adjudged to be liable to this Corporation in the performance of that person's duty to this Corporation, unless and only to the extent that the court in which that action was brought shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine;

(b)of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c)of expenses incurred in defending threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Successful Defense by Agent. To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Approval. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

(a)a majority vote of a quorum consisting of directors who are not parties to the proceeding;

(b)approval by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote (for this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

(c)the court in which the proceeding is or was pending, on application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this Corporation.

Section 6. Advances of Expenses. Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7.Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

Section 8.	Limitations.  No indemnification or advance shall be made under this
Article, except as provided in Section 4 or Section 5(c) of this Article, in any circumstance where it appears:

(a)that it would be inconsistent with a provision of the Articles, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9.Insurance. Upon and in the event of a determination by the board of directors of this Corporation to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this section. Notwithstanding the foregoing, if this Corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company and/or the policy shall meet the conditions set forth in section 317(i) of the Corporations Code.

Section 10.	Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation as defined in
Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

Section 11.	Indemnification of Directors and Advisors.  The foregoing provisions of this Article VII notwithstanding, the Corporation may indemnify a director or an Advisor for losses arising from the operation of the Corporation only if all of the following conditions are met:

(a)Such director or Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation and the shareholders; and

(b)Such liability or loss was not the result of negligence or misconduct by such director or Advisor.

(c)The expenses of such director or Advisor incurred in defending any proceeding hereunder may not be advanced by the Corporation if they result from legal action initiated by a Shareholder.

(d)The Corporation may advance funds for the expenses of defending any proceeding hereunder initiated against such director or Advisor only if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by such director or Advisor on behalf of the program; (2) the legal action is initiated by a third party who is not a Shareholder; and (3) such director or Advisor undertakes to repay the advanced funds to the Corporation in cases in which they would not be entitled to indemnification.

Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or Federal securities laws associated with the offer and sale of the Corporation's securities. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a Court either:

(a) Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

(b) Approves indemnification of litigation costs if a successful defense is made; and, provided the Court is apprised by the party seeking indemnification, prior to seeking approval for indemnification, that it is the position of the Securities and Exchange Commission and certain state administrators, including the California Commissioner of Corporations, that it is against public policy to indemnify agents against federal and state securities law violations.

ARTICLE VIII

Investment Policy

Section 1. Statement of Investment Policy. Subject to the prohibitions contained in Section 2 of this Article, the general investment policy of the Corporation shall be to invest the assets of the Corporation in equity interests in Real Property.

Section 2.  Investment Prohibitions.  The Corporation may not:

(a) Invest in commodities, commodities futures contracts, foreign currency and bullion, except interest rate futures.

(b) Invest in installment sales contracts for the sale or purchase of real estate (except in connection with the disposition of a Corporation property, provided that such contract is in recordable form and is appropriately recorded in the chain of title).

(c)Invest in a Mortgage Loan except where the amount of such Mortgage Loan, plus the outstanding amount of the Senior Debt, if any, secured by the same property does not exceed eighty-five percent (85%) of the Appraised Value of the property securing the Mortgage Loan, if after giving effect thereto, the value of all Junior Mortgage Loans of the Corporation (as shown on the books of the Corporation in accordance with generally accepted accounting principles after all reasonable reserves, but before provision for depreciation) would not exceed twenty-five percent (25%) of the Corporation's tangible assets;
or if the value of all investments in Junior Mortgage Loans of the Corporation (including those which do not meet the aforementioned requirements would not exceed ten percent (10%) of the Corporation's tangible assets (which would be included within the twenty-five percent (25%) limitation) and the directors (including a majority of the Independent Directors) determine substantial justification exists because of the presence of other underwriting criteria.

(d)  Invest in Mortgage Loans unless the following requirements are met:


(i) In the event a majority of the Independent Directors so determine, and in each instance where the transaction is with an Advisor, a director or their Affiliates, the Appraisal must be obtained from an independent qualified appraiser; and

(ii) A mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of title must be obtained; and

(iii)	If such Mortgage Loan is not subordinate to any Mortgage Loan or equity interest of an Advisor, a director or their Affiliates.

(e) Invest in Unimproved Real Property or in Mortgage Loans secured by liens on Unimproved Real Property, if the total of such investments exceeds ten percent(10%) of the Corporation's Invested Assets.

(f) Trade, as compared to engaging in investment activities (other than investments made solely for hedging purposes).

(g) Hold property primarily for sale to customers in the ordinary course of business.

(h) Engage in the trading, underwriting or agency distribution of Securities issued by others.

(i) Investments in the equity securities of any non- governmental issuer, including another REIT or partnership, for a period in excess of eighteen months or investments in equity securities of an advisor, director or Affiliate thereof.

Section 3. Transactions with Affiliates. The Corporation shall not engage in the following:

(a) Any transaction with an Advisor, a director or their Affiliates involving the Sale or Disposition of Corporation property.

(b)(1) Any transaction (other than through a joint venture or partnership) with a Sponsor of the Corporation, an Advisor, a director, or any Affiliate of such person, that involves the acquisition of property from such person, except:

(i) The acquisition of property where such person has acquired such property for the sole purpose of facilitating its acquisition by the Corporation and the total consideration paid by the Corporation does not exceed the cost of such property to such person (including holding costs) and no special benefit results to such person; or

(ii) Where the transaction is unanimously approved by the directors not otherwise interested in the transaction (including the Independent Directors) as being fair, competitive and commercially reasonable and no less favorable to the Corporation than transactions involving similar properties in the same location under similar circumstances.

(b)(2) Any transaction involving the sale or other disposition of Corporation property to a sponsor of the Corporation, an Advisor, a director or any Affiliate of such person."

(c) Any transaction with a business organization with which a director, in his individual capacity, is affiliated unless that transaction is approved by the disinterested directors or the Shareholders.

(d) Any loan of funds to, or borrowing of funds from, an Advisor, a director or their Affiliates, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances.

(e) Any investment in a joint venture or partnership with an Advisor, a director or their Affiliates unless a majority of the directors (including a majority of the Independent directors) not otherwise interested in the transaction, approve the transaction as being fair and reasonable to the Corporation and substantially on the same terms and conditions as those received by other joint venturers.

(f) Any transaction involving the acquisition of a property by the Corporation, unless the Purchase Price of the property does not exceed its Appraised Value and unless the total compensation paid to all persons (as included in the Purchase Price thereof) when added to acquisition expenses (as included in the Purchase Price thereof) paid by the Corporation does not exceed six percent (6%) of the Purchase Price (or in the case of a Mortgage Loan, six percent (6%) of the funds advanced) unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to the Corporation.

(g) Any transaction between the Corporation and an Advisor, a director or their Affiliates, unless approved by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in the transaction as being fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation then those available from unaffiliated third parties.

Section 4. Prohibited Security Issuances. The Corporation is prohibited from issuing the following:

(a) Warrants, options or rights, except as part of a public offering, a financing arrangement, a ratable distribution to its Shareholders or a stock option plan for directors, officers or employees of the Corporation;

(b) Debt securities, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to properly service that higher level of debt;

(c) Options or warrants to purchase shares at an exercise price less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors, has a market value less than the value of such option or warrant on the date of issuance. In no event shall such options or warrants be exercisable later than ten (10) years from the date of the issuance thereof;

(d)  Redeemable, assessable or non-voting equity securities; or

(e)  Shares on a deferred payment basis or similar arrangement.

Section 5. Review by Independent Directors. The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (at least annually) to determine that the policies being followed by the Corporation at any time are in the best interests of the Shareholders. Each such determination and the basis thereforshall be set forth in the minutes of the board of directors.

Section 6. Limitations on Corporate Borrowing. Unless eighty percent (80%) or more of the Corporation's assets are invested in First Mortgage Loans, the Corporation shall not engage in any short sale, or borrow on an unsecured basis if such borrowing would result in an asset coverage of less than three hundred percent (300%) or incur any indebtedness which would result in an aggregate amount of indebtedness in excess of three hundred percent (300%) of Adjusted Net Worth. For the purposes of this paragraph 'asset coverage' means the ratio which the value of the total assets of the Corporation, less all liabilities and indebtedness, except indebtedness for unsecured borrowing, bears to the aggregate amount of all unsecured borrowing of the Corporation.

Section 7. Distribution Policies. The directors may, from time to time, in their sole discretion, determine by a majority vote (including a majority vote of the Independent Directors) to make distributions to the Shareholders. The source of funds for such distributions may be from the capital of the Corporation, or from earnings and profits.

Section 8. Distribution Reinvestment Plans. The directors, by a majority vote (including a majority vote of the Independent Directors) may, from time to time, establish distribution reinvestment plans for the Corporation. At a minimum, any such plan shall provide for the following:

(a) All material information regarding the distribution to the Shareholders and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholders at least annually; and

(b) Each Shareholder participating in the distribution reinvestment plan shall have a reasonable opportunity to withdraw from the plan, at least annually, after receiptof the information required in subparagraph (a) above.


ARTICLE IX

Advisory Contracts


Section 1.	Advisory Contracts.  The corporation shall not contract for the services of an Advisor unless the contract of such advisory services is first approved by the board of directors (including a majority of the Independent Directors) and by the vote or written consent of the holders of a majority of the outstanding shares. In the event the Corporation employs or contracts with an Advisor, it shall do so by written contract (the "Advisory Contract") and the board of directors shall determine that any Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and to justify the compensation provided for in its contract with the Corporation. The board of directors shall evaluate the performance of an Advisor before entering into or renewing an Advisory Contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting. Should the Corporation engage an Advisor, the Corporation shall be subject to this Article IX.

Section 2. Termination of Advisory Contract. Any Advisory Contract shall be subject to termination by a majority vote of the Shareholders, by the board of directors, or by an Advisor, upon at least sixty (60) days' written notice, without cause and without penalty. In the event of the termination of an Advisory Contract, an Advisor will cooperate with the Corporation and take all reasonable steps requested to assist the directors in making an orderly transition of the advisory function.

Section 3. Advisor Compensation. The board of directors (including a majority of the Independent Directors) shall determine from time to time
(at least annually) that the compensation which the Corporation contracts to pay to any Advisor is reasonable in relation to the nature and quality of services performed. The board of directors shall also supervise the performance of any Advisor and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out.
Each such determination shall be based on the factors set forth below and all other factors as the board of directors may deem relevant and the findings of such Independent Directors on each of such factors shall be recorded in the minutes of the board of directors:

(a) The size of an Advisor Fee in relation to the size, composition and profitability of the portfolio of the Corporation;

(b) The success of an Advisor in generating opportunities that meet the investment objectives of the Corporation;

(c) The rates charged to other corporations and to investors by advisors performing similar services;

(d) Additional revenues realized by an Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

(e)  The quality and extent of service and advice furnished by an Advisor;

(f) The performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with stress situations; and

(g) The quality of the portfolio of the Corporation in relationship to the investments generated by an Advisor for its own account.

Section 4. Total Operating Expenses. Should the Corporation engage an Advisor, the board of directors (including a majority of the Independent Directors) shall determine, from time to time but at least annually, that the Total Operating Expenses of the Corporation are reasonable in light of the investment experience of the Corporation, its net assets, its net income and the fees and expenses of other comparable advisors in real estate. Each such determination shall be reflected in the minutes of the meeting of the board of directors.

The Total Operating Expenses of the corporation during each year shall not exceed the greater of (i) two percent (2%) of its Average Invested Assets for the year, or (ii) twenty-five percent (25%) of its Net Income for such year, except as provided below.

Annually, an Advisor shall reimburse the Corporation the amount by which Total Operating Expenses actually paid during any fiscal year exceed the limit set forth above. However, the amount of such reimbursement shall not exceed the amount of an Advisor Fee paid to an Advisor during such fiscal year.

Section 5. Excess Expenses. Within sixty (60) days after the end of any quarter of the Corporation for which Total Operating Expenses (for the twelve (12) months then ended) exceeded the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income, there shall be sent to the Shareholders of the Corporation a written disclosure of such fact, together with an explanation of the factors the board of directors considered in arriving at the conclusion that such higher operating expenses were justified.

ARTICLE X

Records And Reports

Section 1. Maintenance and Inspection of Share Register. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each Shareholder.

A Shareholder or Shareholders of the Corporation holding at least 5% in the aggregate of the outstanding voting shares of the Corporation (or who hold at least 1% of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation) shall have an absolute right to do either or both of the following: (i) inspect and copy the record of Shareholders' names and addresses during usual business hours upon five (5) days' prior written demand upon the Corporation, and (ii) obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the Shareholder by the transfer agent upon request), a list of the Shareholders' names and addresses who are entitled to vote for the election of directors as if the most recent record date for which that list has been complied or as of a date specifiedby the Shareholder after the date of demand. This list shall be made available to any such Shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as ofwhich the list is to be compiled. The record of Shareholders shall also be open to inspection on the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the Shareholder or holder of a voting trust certificate making the demand.

Section 2.Maintenance and Inspection of Bylaws. The Corporation shall keep its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this state, the secretary shall, upon the written request of any Shareholder, furnish to that Shareholder a copy of the Bylaws as amended to date.

Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the Shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 4. Inspection by Director. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its
subsidiary corporations.   This inspection by a director may be made in person
or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5. Annual Report to Shareholders. The board of directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of each year. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 5 of
Article III of these Bylaws for giving notice to Shareholders of the Corporation. The annual report shall contain financial statements (balance sheet, statement of income, statement of changes of financial position) prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing the opinion of an independent certified public accountant or independent public accountant or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the Corporation's books and records. The foregoing requirement of an annual report shall be waived so long as the shares of the Corporation are held by fewer than one hundred (100) holders of record.

Section 6. Disclosure on Distribution. Any distribution of income or capital assets of the Corporation to holders of securities of the Corporation other than its promissory notes shall be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances shall accompany the distribution and the written statement disclosing the sources of the funds distributed shall be sent to such holders not later than sixty (60) days after the close of the year in which the distribution was made.

Section 7. Financial Statements. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each year and any accompanying balance sheet of the Corporation as of the end of each such period that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

If the holder or holders of at least five percent (5%) of the outstanding shares of any class of stock of the Corporation make a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current year ended more than thirty
(30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the chief financial officer shall cause the statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the Shareholders its annual report for the last year, this report shall likewise be delivered or mailed to the Shareholders within thirty (30) days after the request. A balance sheet, income statement and a statement of changes in financial position for the also last fiscal year shall also be included unless the Corporation has sent the Shareholders an annual report for the last fiscal year.

The Corporation shall also, on the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

Section 8. Annual Statement of General Information. The Corporation shall annually, during the period prescribed by law, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

ARTICLE XI

General Corporate Matters


Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the Shareholders entitled to receive payment of any dividend or other distributions or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by Shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date which shall not be more than sixty (60), nor less than ten (10) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 2. Checks, Drafts, Evidence of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors.

Section 3. Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. Issuance of Certificates. Every holder of shares of equity or debt Securities of the Corporation shall be entitled, upon request, to have a certificate signed in the name of the Corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the Security holder. Any or all of the signatures on the certificate may be facsimile. In the event any officer, transfer agent or register who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or register before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or register at the date of issuance. The foregoing provisions notwithstanding, the board of directors may adopt a system of issuance, recordation and transfer of its Securities by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers and substitution for required statements on the certificates as may be required by Sections 417, 418 and 1302 of the California Corporations Code, as amended, and as may be required by the Commissioner of Corporations in administering the California Corporate Securities Law of 1968, which system (a) has been approved by the United States Securities and Exchange Commission, (b) is authorized in any statute of the United States, or (c) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code, as amended.

Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.


Section 6. Representation of Shares of Other Corporations. The chairman of the board, the president or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 7. Redemption and Stop Transfer for Tax Purposes. If the directors shall, at any time and in good faith, be of the opinion that ownership of Securities of the Corporation has or may become concentrated to an extent that may prevent the Corporation from qualifying as a real estate investment trust under the REIT Rules, then the directors shall have the power, by lot or other means deemed equitable by them, to prevent the transfer of and/or to call for redemption a number of Securities of the Corporation sufficient, in the opinion of the directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements of such a real estate investment trust under the REIT Rules. The redemption price to be paid for Securities of the Corporation so called for redemption, on the date fixed for redemption, shall be the average of the highest bid and the lowest asked quotations on the last business day prior to the redemption date as reported by the National Quotation Bureau, Incorporated or a similar organization selected from time to time by the Corporation or if there be no such bid and asked quotations, as determined by the board of directors in good faith.
From and after the date fixed for redemption by the directors, the holder of any Securities of the Corporation so called for redemption shall cease to be entitled to any distributions, voting rights and other benefits with respect to such Securities of the corporation, other than the right to payment of the redemption price determined as aforesaid.

Section 8. Provisions in Conflict with Law or Regulations. The provisions of these Bylaws are severable, and if the directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Rules or with other applicable federal or California laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination by the directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of directors) prior to such determination. Such determination shall become effective when a certificate signed by a majority of the directors setting forth any such determination and reciting that it was duly adopted by the directors, shall be filed with the books and records of the Corporation. The directors shall not be liable for failure to make any determination under this Section. Nothing in this Section shall in any way limit or affect the right of the directors or the shareholders to amend these Bylaws.

Section 9. Competing Activities of Officers, Directors. Nothing in these Bylaws shall be interpreted as prohibiting the officers and directors of the Corporation from engaging directly or indirectly in activities which are, or may be, competitive with the business of the Corporation and, except as may be required by the California General Corporation Law, as amended, they shall have no obligation to present to the Corporation any investment opportunities which become available to them pursuant to such other activities.

Section 10. Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the California General Corporation Law shall govern the construction of these Bylaws.


ARTICLE XII

Amendments, Specific Shareholder Voting Requirements


Section 1. Amendment by Shareholders. The provisions of Article I, insofar as it relates to Article VIII and Article IX, Sections 1, 2 and 3 of Article III; Sections 1 through 6 of Article IV, Article VII, Article VIII and
Article IX, Article X, Article XI, and Article XII of these Bylaws may only be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that no amendment which would change any rights with respect to any outstanding class of Securities of the Corporation, by reducing the amount payable thereon upon liquidation of the Corporation, or by diminishing or eliminating any voting rights pertaining thereto, may be made unless also approved by the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Securities of such class. Subject to the foregoing, new Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that the amendment of any provision which contains a requirement for a greater vote for any action shall require a vote equal to such greater vote for approval.

Section 2. Amendment by Directors. Subject to the rights of the Shareholders as provided in Section 1 of this Article, to adopt, amend or repeal Bylaws, and the requirements of approval of certain matters by the Independent Directors as set forth in Section 11 of Article IV, Bylaws may be adopted, amended or repealed by the board of directors, provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits which may be specified in the Articles of Incorporation or in Section 3 of Article IV of these Bylaws.

Section 3. Business Combinations. Without the prior vote or written consent of the holders of at least sixty-six and two- thirds percent (66-2/3%) of the outstanding shares, the Corporation shall not enter into any business combination with a holder, or group of holders acting in concert, holding, of record and/or beneficially, ten percent (10%) or more of the outstanding shares (such holder or holders shall be referred to as an "Interested Shareholder").

For the purposes hereof, a "business combination" shall mean (i) a merger or consolidation between or with the Corporation and the Interested Shareholder and/or its Affiliates; (ii) any sale, lease, exchange, mortgage, pledge, transfer of assets to an Interested Shareholder and/or its Affiliates having an aggregate fair market value of at least $1,000,000; (iii) any reclassification or reorganization, the effect of which would be to increase the proportion of outstanding shares of any class of the Corporation's equity Securities convertible into a class of equity Securities owned by an Interested Shareholder and/or its Affiliates; and (iv) the adoption of any plan for the liquidation or dissolution of the Corporation, proposed by or on behalf of the Interested Shareholder and/or its Affiliates.


The foregoing provisions requiring a sixty-six and two-thirds percent (66-2/3%) or greater vote of the outstanding shares shall not apply, however, in any event if: (i) at the time the business combination is consummated or during the prior twelve months the Corporation beneficially owned a majority of the outstanding equity securities of the Interested Shareholder; (ii) the business combination was approved by all of the directors, who at the time such approval was given were not Affiliates or nominees of the Interested Shareholder or were directors prior to the time the Interested Shareholder became an Interested Shareholder ("Disinterested Directors") or successors of Disinterested Directors who were not Affiliates or nominees of the Interested Shareholder and who were recommended to succeed the Disinterested Directors by a majority vote of the Disinterested Directors. If these requirements are satisfied or a majority of the Disinterested Directors approve the business combination and recommend it to the Shareholders, the approval or consent of the Shareholders holding a majority of the outstanding shares of the Corporation's common stock will be required to approve the business combination.

CERTIFICATE OF ADOPTION OF BYLAWS
OF
NetREIT
A California Corporation


I hereby certify that I am the duly elected, qualified and acting Secretary of CLOVER INCOME AND GROWTH REIT, a California corporation, and that the above and foregoing Bylaws correctly state and set forth the Bylaws of the corporation that were adopted as the Bylaws of the corporation at a meeting of the board of directors of the corporation held on _______________

IN WITNESS WHEREOF, I have hereunto subscribe my name this ___ day of __________, 1999.



Kenneth W. Elsberry
Secretary


EXHIBIT 10.2

MASTER MANAGEMENT AGREEMENT

This Master Management Agreement (this "Agreement") is entered into as of the _______ day of ____________, 1999, by and between CHG Properties, Inc., a California corporation (the "Company") and NetREIT, a California corporation (the "Property Manager").

PREFACE

A.	WHEREAS, NetREIT intends to qualify as a "real estate investment trust" (a "REIT") as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to qualified REITs under the Code and not inconsistent with its Articles of Incorporation, as amended (the "Articles") and its Bylaws, as amended (such investments being referred to herein collectively as the "Properties" and individually as a "Property"); and

B.	WHEREAS, NetREIT desires to avail itself of the services,
experiences, sources of information, advice and assistance of the Property Manager and to have the Property Manager manage the Properties and undertake the duties and responsibilities hereinafter set forth; and

C.	WHEREAS, the Property Manager is willing to undertake and render such services, on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

AGREEMENT

1.	Engagement.  NetREIT hereby engages the Property Manager to manage each of its Properties.

2.	Form Agreement for Each Property. The engagement of the Property
Manager for each Property shall be pursuant to the terms of a separate Management Agreement in the form of Exhibit A attached hereto (the "Form Agreement").

3.	Services.  The Property Manager will manage each of the Properties acquired by NetREIT, according to the terms of the Form Agreement.

4.	The initial term of the Management Agreement with respect to each
Property shall commence on the date of acquisition of such Property by NetREIT and shall end on December 31st of the year in which such acquisition occurred, with the three successive three year renewal periods occurring immediately thereafter.


5.	Variations and Amendments.  The parties may mutually agree to vary the terms of the Form Agreement for any or all of the Properties or to not enter into a Form Agreement with respect to any Property.

6.	Option to Acquire Business.  NetREIT shall have the option at any time after three years from the initial date of effectiveness of the initial final Prospectus of NetREIT for its initial public offering, upon prior written notice, during the term of this Agreement without any consent of the PROPERTY MANAGER or its Board of Directors or shareholders to cause the business conducted by the PROPERTY MANAGER (including all of its assets) to be acquired by or consolidated into NetREIT. In such event, the PROPERTY MANAGER and/or its respective shareholders will receive in connection with such an acquisition and in exchange for terminating this Agreement and all Management Agreements entered into pursuant hereto and the release or waiver of all fees payable under the provisions of this Agreement and all Management Agreements entered into pursuant hereto until its and their stated terminations, but not paid, a determinable number of shares of common stock of NetREIT (the "Shares"). NetREIT will be obligated to pay any fees accrued under this Agreement and all Management Agreements entered into pursuant hereto for services rendered through the closing of such acquisition.

The number of Shares to be issued by NetREIT to the PROPERTY MANAGER or its shareholders, as the case may be, shall be determined as follows. NetREIT shall first send notice (the "Election Notice") to the PROPERTY MANAGER of its election to proceed with such a transaction. Next, the net income of the PROPERTY MANAGER for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. The PROPERTY MANAGER shall bear the cost of any such audit. Such amount shall then be multiplied by ninety percent (90%) and then divided by the "Funds from Operations per Weighted Average Share" of NetREIT. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations (I.E., four times the Funds from Operations for the quarter immediately preceding the delivery of the Election Notice) per weighted average Share of NetREIT for such quarter, all based upon the quarterly report of NetREIT delivered to its Stockholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by NetREIT to the PROPERTY MANAGER or its shareholders, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the Election Notice. Any such transaction will occur, if at all, only if the Board of Directors of NetREIT obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders of NetREIT.

NetREIT shall not terminate this Agreement solely for the purpose of avoiding such a business combination, such as in anticipation of the listing of the Shares on a national stock exchange or their inclusion in a national market system.


7. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be effective as of the date hereof and shall remain in effect until the earlier to occur of (A) the event described in paragraph 5 hereof, or (B) December 31, 2020.

8.	All notices required or permitted to be given hereunder shall be in writing and shall be delivered at the following addresses of the parties thereto:

NetREIT:
11545 West Bernardo Court, Suite 100
San Diego, California 92127

PROPERTY MANAGER:
CHG Properties, Inc.
11545 West Bernardo Court, Suite 100
San Diego, California 92127

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NetREIT


 By:
President


 By:
Secretary


CHG PROPERTIES, INC.


 By:
President


 By:
Secretary

CONSENT OF SHAREHOLDERS

The undersigned, being the sole shareholder of CHG Properties, Inc. hereby consents to said corporation entering into the foregoing Master Management Agreement, and specifically agree to the provisions of paragraph 6 thereof, as of the date of the Master Management Agreement.

CI HOLDING GROUP, INC.


 By:
President


 By:
Secretary



EXHIBIT 10.3



Norwest Bank

                     NORWEST BANK WYOMING, N.A.


                        COMMERCIAL MORTGAGE

     This Mortgage is made this 8th day of October, 1999, between NETREIT, A CALIFORNIACORPORATION (herein called the "Mortgagor"), and Norwest Bank Wyoming, NationalAssocation (herein called the "Mortgagee").

     WITNESSETH, THAT, In consideration of the sum of SEVEN HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($787,500.00), to him in hand paid by the Morgagee, the receipt whereof is hereby acknowledged, the Mortgagor does hereby mortgage, grant, bargain, sell and convey unto the Mortgagee, forever, all the tract(s) or parcel(s) of land (hereinafter called the "Land), located in the County of Natrona, and State ofWyoming described as follows:

     ALL OF LOTS 1,2,3, AND 4,, BLOCK 380, IN THE CITY OF CHEYENNE, LARAMIE, COUNTY WYOMING.

SUBJECT TO:

     TOGETHER, With all the buildings and improvements now or hereafter erected thereon, and all the lighting, heating, ventilating, air-conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, ranges, ovens, dishwashers, carpeting, mirrors and mantels, furnaces, oil burners, elevators and motors, refrigeration plants or untis, communication systems, dynamos, transformers,electrical equipment, storm and screen windows, doors, awnings and shades and all other fixtures of every discription now or hereafter found or used upon the property above described or appurtenant thereto, all of which, together with replacements and additions thereto, shall be deemed fixtures and subject to the lien hereof, and together with all hereditaments, easements, appurtenances, rents, issues, profits, royalties and mineral, oil and gas rights now and hereafter pertaining to the Land (all of the foregoing, together withsaid Land, are hereinafter referred to as the "Mortgaged Property").

     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee forever.

     PROVIDED, NEVERTHELESS, That if the Mortgagor (I) shall pay to the Mortgagee the sum of SEVEN HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($787,500.00), together with interest, in accordance with the terms of that certain promissory note of Mortgagor, of even date herewith, payable to the Mortgagee, which note matures OCTOBER 8, 2004, and any extensions or renewals thereof (such note and any such extension or renewal herein called the "Note"), and (II) shall also pay all other sums, with interest thereon, as may be advanced by the Mortgagee in accordance with this Mortgage or the payment of which may now or hereafter be secured by this Mortgage ( the indebtedness evidenced by the Note and all other such sums are hereinafter collectively referred to as the "Indebtedness"), and (III) shall also keep and perform all and singular the covenants herein contained on the part of the Mortgagor to be kept and performed, then, this Mortgage shall be null and void; otherwise this Mortgage shall be and remain in full force and effect.

     The Mortgagor covenants that the Mortgagor is lawfully seized of the Mortgaged Property in fee simple and has the right to convey the Mortgaged Property; that theMortgaged Property is free from all liens and encumbrances except as otherwise listed herein; that the Mortgagee shall quietly enjoy and possess the Mortgaged Property; that the Mortgagor will warrant and defend the title to the Mortgaged Property against all claims, whether now existing or hereafter arising, not hereinbefore expressly excepted; and that all buildings and improvements now or hereafter located on the Land are, or will be, located entirely within the boundraries of the Land. The covenants and warranties of this paragraph shall survice foreclosure of thisMortgage, and shall run with the Land.

     The Mortgaror futher covenants and agrees as follows:

     1. PAYMENT OF PRINCIPAL AND INTEREST AND COMPLIANCE WITH OTHER AGREEMENTS. The Mortgagor shall promptly pay when due the principal of and interest on the Note, prepayment charges, if any, provided in the Note, and all other Indebtedness. The Mortgagor shall promptly and faithfully observe all of its obligations under the following agreements and all of its obligations under any other agreement now in effect or hereafter made between the Mortgagor and Mortgagee.

     2. FUNDS FOR TAXES AND INSURANCE. If requested at any time or from time to time by the Mortgagee, the Mortgagor shall pay to the Mortgagee on the day monthly installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (hereinafter called "Funds") equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property, plus one-twelfth of yearly premium installments on insurance required under paragraph 6 hereof, all as estimated initially and from time to time by the Mortgagee, to be applied by the Mortgagee to pay said taxes, assessments and insurance premiums. No earnings or interest shall be payable to the Mortgagor on the Funds. Such Funds shall not be, nor be deemed to be, trust funds, and the Mortgagor of the Funds in any manner that Mortgagee elects and may commingle the Funds with other moneys held by the Mortgagee.

If the amount of the Funds held by the Mortgagee shall exceed at any time the amount deemed necessary by the Mortgagee to provide for the payments of taxes, assessments and insurance premiums as they fall due, such excess shall, at the option of the Mortgagee, either be promptly repaid to the Mortgagor or be credited to the Mortgagor on monthly installments of Funds subsequently payable. If the amount of the Funds held by the Mortgagee shall not be sufficient at any time to pay taxes, assessments and insurance premiums as they fall due, the Morgagor shall pay to the Mortgagee any amounts necessary to make up the deficiency upon notice from the Mortgagee to the Morgagor requesting payment thereof, and the Morgagee may apply such amounts in such order of application as the Mortgagee may determin. Upon the occurence of any Event of Dafault, as defined in paragraph 16 hereof, the Mortgagee may apply on the Indebtedness secured hereby, in such order of application as the Mortgagee may determine, any Funds then in the Mortgagee's possession.

Upon payment in full of all Indebtedness secured by this Mortgage, the Mortgagee shall promptly remit to the Mortgagor any Funds held by the Mortgagee.

If, under paragraph 16 hereof, the Mortgaged Propety is sold or the Mortgaged Property is otherwise acquired by the Morgagee, the Mortgagee may apply funds then held by the Mortgagee as a credit against any taxes or insurance premiums then due or against the Indebtedness secured by this Mortgage, in such order of application as the Mortgagee may determine.

3. PAYMENT OF CHARGES AGAINST THE PREMISES. The Mortgagor also agrees to pay, before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed by or placed against the Mortgaged Property, by making payment directly to the payee thereof, or, if the Mortgagee so designates, by making payment in accordance with Paragraph 2 hereof, and the Mortgagor will promptly deliver to the Mortgagee any officail receipts received by the Mortgagor;
to likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Mortgage, or the recordation hereof, of the Indebtednes secured hereby, provided that the Mortgagor shall not be obligated to pay any such tax, assessment or charge if such payment would be contrary to law or would result in the payment of an unlawful rate of interest on the Indebtedness secured hereby. The Mortgagor shall promptly furnish to the Mortgagee all notices received by the Mortgagor of amounts due under this paragraph. In the event of the passage after the due date of this Mortgage of any applicable law, creating or providing for any tax, assessment or charge which may not be lawfully paid by the Mortgagor, the Indebtednes secured hereby, together with interest due thereon, shall, at the option of the Mortgagee, become immediatley due and payable.

4. APPLICATION OF PAYMENTS. All payments received by the Mortgagee under Note or this Mortgage shall be applied by the Mortgagee in such order of application as the Mortgagee may determine.

5. LIENS. The Mortgagor shall keep the Mortgaged Property free from all liens, whether prior or subordinated to this Mortgage, other than the lien or current real estate taxes and installments of official assessments with respect to which no penalty is yet payable; provided, that the Mortgagor shall not be required to discharge any lein so long as the Mortgagor shall agree to the payment of the obligations secured by such lien in a manner acceptable to the Mortgagee, or shall, in good faith, contest such lien by appropriate legal proceedings which shall operate to prevent the enforcement of the lien of forfeiture of the Mortgage Property or any part thereof, and shall also give such reasonable security to Mortgagee as may be demanded by Mortgagee to insure compliance therewith.

6. HAZARD INSURANCE. The Mortgagor shall keep the building and other improvements now existing or hereafter erected on the Land insured by insurance carriers satisfacroty to the Mortgagee against loss by fire, hazards included in the term "extended coverage," and such other hazards, casualties and contingencies, including war damage insurance, as may be required by the Mortgagee, for the full replacement cost thereof and for such periods as may be required by the Mortgagee. The policy of such insurance shall be in a form acceptable to Mortgagee and shall not contain a defense based on coinsurance, and shall contain the standard provision that no act of the Mortgagor or of his agents or representatives will render the policy void as to the Mortgagee or affect the Mortgagee's right to recover in case of loss, and the policy or policies of insurance shall have loss payable provisions in favor of and in form acceptable to the Morgagee. The Mortgagor shall pay all premiums on such insurance by making payment, when due, directly to the insurance carries, or if the Mortgagee so designates, by making payment in accordance with pargraph 2 hereof. The Mortgagee shall have the right to hold the policies and renewals thereof, the the Mortgagor shall promptly furnish to the Mortgagee all renewal notices and all paid premium receipts received by him. In no event shall the Mortgagee be held responsible for failure to pay for any insurance written or for any loss or damage growing out of a defect in any policy or growing out of any failure of any insurance company to pay for any loss or damage insured against or for failure by the Mortgagee to effect the insurance required hereunder. In the event of loss, the Mortgagor shall give prompt notice by mial to the insurance carrier and the Mortgagee, and the Mortgagee, may make proof of loss if not made promptly by the Mortgagor. The Mortgagor and Mortgagee shall jointly adjust the insurance; provided, however, that if it is not paid within 45 days following the damage or destruction it may be adjusted by the Mortgagee alone at any time after said 45 days period if, by only if, and Event of Default exists at the time of adjustment. The Mortgagee is authorized and empowered to collect and receive insurance proceeds, and to apply the insurance proceeds or any part thereof, at the sole discretion of the Mortgagee, to the restoration or repair of the Mortgaged Property damaged or to the reduction of the Indebtedness secured hereby, in such order of application as the Mortgagee may determine. Any such application to the principal of the Note shall not extend or postpone the due date of the monthly installments referred to in the Note or change the amount of such installments. All policies of insurance and any and all refunds of unearned premiums are hereby assigned to the Mortgagee as additional security for the paymebt of the Indebtedness secured hereby. In event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale. the Mortgagor shall not maintain or permit to be maintained any insurance of the type referred to in this paragraph 6 with respect to the Mortgaged Property other than the insurance required under this paragraph 6. Notwithstanding anything contained in this paragraph to the contrary, if this Mortgage is on a condominium or a town house and if there is a master insurance policy in force covering the common areas and facilities and all condominiums and town houses located in that development, then, until otherwise notified in writing by the Mortgagee, the Mortgagor shall have no obligation to maintain the insurance required hereunder. Whenever such insurance is in force (regardless of whether requested by the Mortgagee or not) the Mortgagor hereby authorizes the Mortgagee to cancel such insurance whenever the Mortgagee determines that such insurance does not adequatley protect the Mortgagee's interest.

7. PRESERVATION AND MAINTENANCE OF MORTGAGED PROPERTY. The Mortgagor shall keep the buildings and other improvements now or hereafter erected on the Land in good repair and condition, ordinary depreciation excepted, and shall provide all utility services necessary for the operation and preservation of the Mortgaged Property. The Mortgagor shall commit or permit no waste and, unless the Mortgaged Proeprty primarily consists of a single family dwelling or a duplex or other similar residential dwelling designed to be inhabited by no more than one or two families, shall not alter the design or structural character of any building now or hereafter erected on the Land without the prior written consent of the Mortgagee, and in no event shall the Mortgagor do any act or thing which would unduly impair or depreciate the value of the Mortgaged Property. The Mortgagor shall not abandon the Mortgaged Property. The Mortgagor shall comply with all present and future laws, ordinances, regulations and requirements of any governmental body applicable to the Mortgaged Property and to the occupancy and operation thereof. The Mortgagor will indemnify and hold harmless the Mortgagee, its successors, assigns, employees, agents, parent affiliates and subsidiaries, and each of them, from any and all claims, suits, damages, liabilities and expenses arising out of or in connection with any alleged or actual pollution or contamination of the ground, water or air of, on or near the Mortgaged Property. If this Mortgage is on a condomimium, the Morgagor shall perform all of Mortgagor's obligatins under the apartment or condominium ownerhsip statutes of the State of Wyoming, the declaration of condominium, the by-laws and the regulations, if any, issued in accordance with the declaration or by-laws, or both. If this Mortgage is on a town house, the Mortgagor shall perform all of Mortgagor's obligations under any and all applicable restrictions, articles of incorporation, by-laws and other documents pertaining to the town house development.

8. INSPECTION. The Mortgagee, or its agents, shall have the right at all reasonable times to enter upon the Mortgaged Property for the purpose of inspction without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor.

9. PROTECTION OF MORTGAGEE'S SECURITY. If the Mortgagor fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which does or may adversely affect the Mortgaged Property or the interest or hte Mortgagor or Mortgagee therein, or the title of the Mortgagor thereto, then the Mortgagee, at Mortgagee's option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as the Mortgagee deems necessary to protect the Mortgagee's interest. The Mortgagee shall be the sole judge of the legality, vaidity and priority of any claims, liens, encumbrances, taxes, assessments, charges and premiums paid by it and of the amount necessary to be paid in satisfaction thereof. In the event that, after damage to or destruction of the Mortgaged Property or condemnation or a portion of the Mortgaged Property or a sale under threat thereof, the Mortgagees elects to restore the Mortgaged Property, and the insurance, sale or condemnation proceeds, as the case may be, which are paid to the Mortgagee are not sufficent to pay for such restoration, the Mortgagee may effect the restoration in such manner as it determines, and the cost thereof in excess of such proceeds together with interest thereon from the date of disbursement at the rate provided in the Note (unless payment of interest at such rate would be contrary to appliable law) shall become an additional amount secured hereunder, and shall be immediately due and payable. Any amounts disbursed or incurred by the Mortgagee pursuant to this paragraph 9, including but limited to, reasonable attorney's fees, with interest thereon, shall become additional Indebtedness of the Mortgagor secured by this Mortgage. The Mortgagee is hereby given the irrevocable power of attorney (which power is coupled with an interest and given for security and is irrevocable) to enter upon the Mortgaged Property as the Mortgagor's agen and in the Mortgagor's name to perform any and all covenants and agreements to be performed by the Mortgagor as herein provided. All amounts disbursed or incurred by the Mortgagee pursuant to this paragraph 9 shall be payable upon demand, and shall bear interest from the date of disbursement or the date incurred at the rate stated in the Note, unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permitted by applicable law. The Mortgagee shall, at its option, be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by the Mortgagee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage. Nothing contained in this paragraph 9 shall require the Mortgagee to incur any expense or do any act hereunder, and the Morgagee shall not be liable to the Mortgagor to incur any expense or do any action taken by the Mortgagee pursuant to this paragraph 9.

10. CONDEMNATION. The Mortgagor hereby irrevocable assigns to the Mortgagee any award or payment which becomes payable by reason of any taking of the Mortgaged Property, or any part thereof, eith temporarily or permanently, in or by condemnation or other eminent domain proceedings or by reason of sale under threat thereof, or in anticipation of the exercise of the right of condemnation or other eminent domain proceedings. The Mortgagor will not enter into any agreement permitting or consenting to the taking of the Mortgaged Property or any part thereof or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless the Mortgagee shall have first consented thereto in writing. In the event of any such taking, any awards shall be adjusted jointly by the Mortgagor and the Mortgagee; provided, however, any award not adjusted or paid within 30 days after such taking may be adjusted solely by the Mortgagee at any time after said 30 day period if, any only if, an Event of Default exists at the time of adjustement. The Mortgagor will file or prosecute in good faith and with due diligence waht ouwld otherwise be its claim in any such award or payment and cause the same to be collected and paid over to the Mortgagee, and the Mortgagor irrevocable authorizes and empowers the Mortgagee (which power is coupled with an interest and given for security and is irrevocable ), in the name of the Mortgagor or otherwise, to file and prosecute any such claim and to collect, receipt for and retain the same. The proceeds of the asward or payment may, after deducting all reasonable costs and expenses which may be incurred by the Mortgagee in the collection thereof, at the sole discretion of the Mortgagee, be released to the Mortgagor, applied to restoration of the Mortgaged Property or applied to the payment of the Indebtedness secured hereby, in such order of application as the Mortgagee may determine. Any such application to principal of the Note shall not extend or postpone the due date of the monthly installments referred to in the Note or change the amount of such installments.

11. FORBEARANCE BY MORTGAGEE NOT A WAIVER. Any delay by the Mortgagee in exercising any right or remedy hereunder or otherwise afforded by law or equity shall not be a waiver of or preclude the exercise of such right or remedy of any other right or remecy hereunder or at law or equity. The failure of the Mortgagee to exercise any option to accelerate maturity of the Indebtedness secured by this Mortgage, the forbearance by the Nortgagee before or after the exercise of such option, or the withdrawal or abandonment of proceedings provided for by this Mortgage shall not be a waiver of the right to exercise such option or to accelerate the maturity of such Indebtedness by reason of any past, present or future event which would permit acceleration under paragraph 16 hereof. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee shall not be a waiver of the Mortgagee's receipt of any awards, proceeds or damages under paragraph 6 and 10 hereof shall not operate to cure or waive default by the Mortgagor under paragraph 16 hereof.

12. MORTGAGEE'S REMEDIES CUMULATIVE. All remedies of the Mortgagee are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently or independently, and as often as the occasion therefor arises.

13. SUCCESSORS AND ASSIGNS BOUND; GENDER; JOINT AND SEVERAL LIABILITY; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of the Mortgagee and the Mortgagor. Wherever used, the signular number shall include the pural, the plural the signular, and the use of any gender shall be applicable to all genders. all covenants and agreements of the Mortgagor shall be joint and several; provided, however, that nothing contained in this Mortgage shall in any way obligate Mortgagor's spouse to pay the Note or the other Indebtedness unless such spouse also signs the Note. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

14. NOTICE. Any notice from the Mortgagee to the Mortgagor under this Mortgage shall be deemed to have been given by the Mortgagee and received by the Mortgagor, when mailed by certified mail by the Mortgagee to the Mortgagor at the Mortgaged Property or at such other address as the Mortgagor may designate to the Mortgagee. Any notice form the Mortgagor to the Mortgagee under this Mortgage shall be deemed to have been given by the Mortgagor and received by the Mortgagee when received by the Mortgagee when received by the Mortgagee at the Mortgagee's address stated above, or at such other address as the Mortgagee may designate to the Mortgagor.

15. GOVERNING LAW; SEVERABILITY. This Mortgage shall be governed by the laws of the State of Wyoming. In the event that nay provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of the Mortgage which can be given effect without the conflicting provisions, and to this end the provisions of hte Mortgage are declared to be severable. In the event that any applicable law in effect on the date on the date hereof limiting the amount of interest or other item which may be lawfully charged against the Mortgagor is interpreted in a manner such that any payment provided for in this Mortgage or in the Note, whether considered separately or together with other payments that are considered a part of this Mortgage and Note transaction, violates such law, and Mortgagor is entitled to the benefit of such law, such payment is hereby reduced to the extent necessary to eliminate such violation.

16. DEFAULT; ACCELERATION AND FORECLOSURE. Each of the following occurrences shall constitute an event of default hereunder
(herein called and "Event of Default"):

 (a) The Mortgagor shall fail to pay when due any amount payable under the Note or any other Indebtedness secured by this Mortgage and the continuance thereof for 10 calendar days;

(b) The Mortgagor shall fail duly to perform or observe any of the other covenants contained in this Mortgage or in the Note and the continuance thereof for 10 calendar days;

 (c) The Mortgagor shall be dissolved or its corporate existence shall be terminated, or it shall become insolvent (however evidenced) or commit any act of bankruptcy or make a general assignment for the benefit of creditors, or if any proceeding is instituted by or against the Mortgagor for any relief under any bankruptcy or insolvency laws, or if a receiver is appointed of or a writ or order of attachment or garnishment is made or issued, or if any proceeding or procedure is commenced or any remedy supplementary to or in enforcement of a judgement is employed against, or with respect to any property of, the Mortgagor;

 (d) Any representation or warranty made by the Mortgagor herein is intrue or misleading in any material respect; or,

 (e) The Mortgagor shall sell or transfer, or agree to sell or transfer all or any part of the Mortgaged Property or interest therein.

Upon the occurrence of an Event of Default or at any timne thereafter until such Event of Default is cured to the satisfaction of the Mortgagee, the Mortgagee may, at its option, exercise either or both of the following rights and remedies (and any other rights and remedies available to it by agreement, at law or in equity):

(a) The Mortgagee may declare immediatley due and payable all Indebtedness secured by this Mortgage, and the same shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived. Receipt of partial payment of the Indebtedness after the Mortgagee has exercised its right under this subsection 16(a) shall not operate as a waiver of such right.

(b) The Mortgagor hereby authorizes and empowers the Mortgagee to foreclose this Morgage by action or advertisement, pursuant to the statutes of Wyoming in such case made and provided, power being herein expressly granted to sell the Mortgaged Property at public auction and to convey the same to the purchaser, and out of the proceeds arising from such sale, pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorney's fees permitted by law, which costs, charges and fees the Mortgagor herein agrees to pay.

17. MISCELLANEOUS RIGHTS OF MORTGAGEE. The Mortgagee may at any time and from time to time, without notice, release any person liable for payment of any Indebtedness secured hereby, extend the time or agree to alter the terms of payment of any of the Indebtedness, accept additional security of any kind, release any property securing the Indebtedness, consent to the making of any plat or map of the Mortgaged Property or the creation of any easement thereon or any covenants restricting use of occupancy thereof, or alter or amend the terms of this Mortgage in any way. No such release, modification, addition or change shall affect the liability of any person other than the person so released for payment of any Indebtedness secured hereby, nor affect the priority and first lien status of this Mortgage upon any property not so released. Any personal property remaining upon the Mortgaged Property, after such Mortgaged Property, after such Mortgage Property has been possessed or occupied by the Mortgagee or its agent following foreclosure of this Mortgage or under any deed in lieu of foreclosure, shall be conclusively presumed to have been abandoned by the Mortgagor or any other former owner thereof; and the Mortgagee shall not in any way incur any liability or obligation to said Mortgagor or former owner by reason of any action has been possessed or property remaining upon the Mortgaged Property, after such Mortgaged Property has been possessed or occupied by the Mortgagee or its agent following foreclosure of this Mortgage or under any deed in lieu of foreclosure, shall be conclusivley presumed to have been abandoned by the Mortgagor or any other former owner thereof; and the Mortgagee shall not in any way incur any liability or obligation to said Mortgagor or former owner by reason of any action which the Mortgagee in its sole discretion chooses to take with respect to said personal property; provided, however, that in no event shall the Mortgagee be required to take any affirmative action in preserving, protecting or otherwise overseeing the deployment or storage or said personal property, nor shall the Mortgagee incur any liability to the Mortgagor or former owner of said personal property because of failure to take any such affirmative action with respect to said personal property.

 18. ADDITIONAL LOANS. In addition to the payment of the Indebtedness secured hereby, this Mortgage shall also secure the payment of all other advances heretofore or at any time hereafter made to the Mortgagor by the Mortgagee and the payment of all other Indebtedness of every type and description now or hereafter owing by the Mortgagor to the Mortgagee, unless (in the case of any such advance of Indebtedness) the Mortgagee agrees otherwise in writing. Nothing herein contained shall imply any obligation on the part of any holder of the Note to make any such additional loan.

19. ADDDITIONAL COVENANTS. The Mortgagor further covenants and agrees as follows:

If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance of the Mortgagee with such:

(a) Subjects the Mortgagee to any tax, duty, charge or withholding on or from payments due from the Mortgagor (excluding taxation of the overall net income of the Mortgagee), or changes the basis of taxation of payments to the Mortgagee in respect of the Current Note or other amounts due the Mortgagee under this Mortgage:

(b) Imposes or increases or deems applicable any reserve, assessement, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Mortgagee;

(c) Imposes any other condition the result of which is to increase the cost to the Mortgagee of making, funding or maintaining the loan evidenced by the Note, or reduces any amounts receivable by the Mortgagee in to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by the Mortgagee; or,

(d) Affects the amount of capital required or expected to be maintained by the Mortgagee or by Norwest Corporation, and the Mortgagee determines the amount of capital required in increased by or based upon the existence of this Mortgage;

then within 15 days of demand by the Mortgagee, the Mortgagor shall pay the increased expense incurred or the reduction in an amount received which the Mortgagee determines is atrributable to making, funding and maintaining the loan evidenced by the Note, and such amount shall be deemed Indebtedness secured by this Mortgage.

IN WITNESS WHEREOF, The Mortgagor has duly executed this Mortgage as of the day and year first-above written:

NETREIT, A CALIFORNIA CORPORATION

BY:/s/
Jack K. Heilbron, President

BY:/s/
Kenneth W. Elsberry, CFO








NORWEST BANK                                        COMMERCIAL INSTALLMENT NOTE
                                                        AND CREDIT AGREEMENT

Borrower's name                                                Date
NETREIT                                                        10/08/1999

Promise to Pay: For value received, the undersigned Borrower (if more than one, jointly and severally) promise(s) to pay to the order of Norwest Bank Wyoming, National Association (the "Bank"), at 1701 Capitol Avenue, Cheyenne, WY 82001 or at any other place designated at any time by the holder of this promissory note (the "Note") in lawful money of the United States of America, the principal sum of Seven Hundred Eighty-Seven Thousand Five Hundred and 0/100 Dollars ($787,500.00), together with interest on the unpaid principal amount in accordance with the repayment terms set forth below.

Interest: Interest on this Note, calculated on the basis of actual days elapsed in a 360 day year, will accrue on the unpaid principal amount of this Note at the Note Rate.

Note Rate: The Note Rate under this Note shall be an annual rate of 8.000% (the "Note Rate"),

An annual rate of 8.000% (the "Note Rate").

Repayment Terms: Unless payable sooner as a result of its acceleration, the Borrower promises to pay this Note as follows:

Fixed Installments of Principal and Interest. Principal and interest shall be paid together in 59 consecutive installments of $6,586.97 each, beginning 11/08/1999, and on the same day of each month thereafter until 09/08/2004.

On 10/08/2004 (the "Due Date"), the entire unpaid principal and accrued but unpaid interest on this Note shall become due and payable. Unless applicable law requires the Bank to apply amounts in some other manner, all installments, when paid, shall be applied first in payment of billed interest, then in reduction of billed principal, then to the payment of any outstanding late fees, and the balance thereof shall be applied in reduction of the remaining principal amount outstanding, provided however, that if an event of default has occurred then all payments will be applied as directed by the Bank, in its sole discretion.

Other fees: The Borrower shall pay to the Bank an nonrefundable, one-time Origination fee equal to $2,200.00.

Prepayment: The Borrower may at any time prepay this Note, in whoe or in part, without premium or penalty. Any partial payment shall be applied against the principal portion of the installments due in inverse order of maturity.

Security: In addition to any other collateral interest given to the Bank previously, now, or in the future, by seperate agreements not referenced herein, which states it is given to secure this Note or all indebtedness of the Borrower to the Bank, this Note is secured with a(n) Mortgage dated 10/08/1999.

Representations: The Borrower is a Corporation, and is duly authorized to make and perform this Note, which constitutes a valid and enforceable obligation of the Borrower. All balance sheets, profit and loss statements, footnotes and other information furnished to the Bank in connection with this Note, are true, correct and complete and fairly and accurately reflect the financial condition and progress of the Borrower and its subsidiaries, if any, at the date thereof, including contingent liabilitiesof every type, and the Borrower warrants that said financial condition has not changed materially since such dates.

Environmental Matters: To the best of the Borrower's knowledge following diligent inquiry: 1) the Borrower and its subsidiaries, if any, are in compliance and fully intend and expect to remain in complaince in all material respects with all applicable environmental, health, and safety statutes and regulations, 2) the properties and business of the Borrower and its subsidiaries, if any, are not and in the future will not be subject to any present or contingent environmental liability which could have a material adverse effect on the Borrower's business, and 3) the Borrower and its subsidiaries, if any, have not incurred, directly or indirectly, any material contingent liability in connection with the release of any toxic or hazardous waste or substance into the environment. So long as any indebtedness reamins outstanding under this Note, the Borrower will and will cause its subsidiaries, if any, to inform the Bank promptly and in writing whenever Borrower obtains knowledge of a problem or information about releases, emissions or discharges which could form the basis of an environmental claim against the Borrower or its subsidiaries, if any.


Default and Acceleration:  Borrower will be in default under this Note if:
(i) the Borrower fails to pay when due any principal, interest or other amounts due under this note, or (ii) the Borrower fails to perform or observe any term or covenant of this Note or any related documents or perform under any other agreement with the Bank, or (iii) the Borrower or any subsidiary fails to perform or observe any agreement with any other creditor that relates to indebtedness or contingent liabilities which would allow the maturity of such indebtedness or obligation to be accelerated, or (iv) the Borrower changes its legal form of organization, or (v) any representative or warranty made by the Borrower in applying for the loan evidenced by this Note is untrue in any material respect, or (vi) a garnishment, levy or writ of attachment, or any local, state or federal notice of tax lien or levy is served upon the Bank for the attachment of property of the Borrower or any subisidiary that is in the Bank's possession or for indebtedness owed to the Borrower or any subsidiary by the Bank, or (vii) any Guaranty given in connection herewith may have become, in the Bank's judgement, unenforceabel, or
(viii) the Bank at any time, in good faith, believes that the Borrower will not be able to pay this Note when it is due; then or at any time thereafter unless such default is cured, the Bank may, at its option, declare all unpaid principal, accrued interest, fees and all other amounts payable under this Note to be immediately due and payable, without notice or demand to the Borrower.

Automatic Acceleration: If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's or any subsidiar's properties, or if a petition is filed by or against the Borrower or any subsidiary under the United States Bankruptcy Code, or it the Borrower is dissolved or liquidated (if an entity), or dies
(if individual), the unpaid principal, accrued interest and all other amounts payable under this Note will automatically become due and payable without notice or demand and, if this Note evidences a line of credit, the line of credit will automatically terminate.

Remedies on Default: If the indebtedness evidenced hereby is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law and/or by agreement of the Borrower, including but not limited to all of the rights and remedies of the secured party under the Uniform Commercial Code. Any requirement of reasonable notice madated by the Uniform Commercial Code shall be met if the Bank sends such notice to Borrower at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice. The Borrower sshall be liable for any deficiency remaining after disposition of any property in which the Bank has a security interest to secure payment of the indebtedness evidenced hereby, and the computation of such deficiency or of the amount required to redeem such property shall include, unless otherwise prohibited by law, reasonable attorney's fees and legal expenses.

Waiver: Each endorser hereof or any other party liable for the indebtedness evidenced hereby severally waives demand, presentment, notice of dishonor and protest of this Note, and consents to any extension or postponement of time of its payment without limit as to the number or period thereof, to any substitution, exchange or release of all or any part of any collateral securing this Note, to the addition of any party hereto, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable hereon for the payment of the indebtedness evidenced hereby.

Amendment or Modification of Terms: Any amendment or modification of this Note must be in writing and signed by the party against whom enforcement of such amendment or modification is sought. The Bank may charge any of the repayment terms of this Note, including extensions of time and renewals, and release or add any party liable on this Note, or agree to the substitution or release of any security collateralizing this Note that it may have against any person who may be liable for its repayment.

Miscellaneous: No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy.

No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver by the Bank on one occasion be construed as a bar to, or waiver of, any such right on any future occasion. Any reference to the Bank herein shall be deemed to include any subsequent holder of this Note. This Note is accepted in the state where the Bank is located, and shall be governed by the laws of the state any subsequenbt holder of this Note.

In the event the Bank is required to collect this Note following its Due Date or the bankruptcy of any maker hereof, the Borrower will pay to the Bank such further amounts as shall be sufficient to cover the costs and expenses incurred in collecting this Note and liquidating any security or guaranties given in support hereof, including reasonable attorneys' fees and expenses required to take such actions in any court, including any bankruptcy court.

Arbitration: The Bank and Borrower agree, at the request of either party, to submit to binding arbitration all claims, disputes and controversies whether in tort, contract, or otherwise, except "core proceedings" under the U.S. Bankruptcy Code arising between themselves and their respective employees, officers, directors, attorneys and other agents, which relate in any way without limitation to this Note, including by way of example but not by way of limitation the negotiation, collateralization, administration, repayment, modification, default, termination and enforcement of the loans or credit evidenced by this Note. Arbitration under this Agreement will be governed by the Federal Arbitration Act (Title 9 of the United States Code), except in Colorado where it will be governed by Colorado law and proceed in the city where the Bank's principal office is located, or such other location as the Bank and Borrower may agree and shall be conducted by the American Arbitration Association ("AAA") in accordance with the AAA's commercial arbitration rules ("AAA Rules"). Arbitration will be conducted before a single neutral arbitrator selected in accordance with AAA Rules and who shall be an attorney who has practiced commercial law for at least ten years. The arbitrator will determine whether an issue is arbitratable and will give effect to applicable statutes of limitation. Judgement upon the arbitrator's award may be entered in any court having jurisdiction.
The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgement. The institution and maintenance of an action for judicial relief or pursuit or a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The arbitrator will award costs and expenses in accordance with the provisions of this Note. Discovery will be governed by the rules of civl procedure in effect in the state where the Bank's principal office is located. Discovery must be completed at least
20 days before the hearing date and within 180 days of the commencement of arbitration. Each request for an extension and all other discovery disputes will be determined by the arbitrator upon a showing that the request is esssential for the party's presentation and that no alternative means for obtaining information are available during the initial disvoery period. This Agreement does not limit the right of either party to (i) foreclosure against real or personal property collateral; (ii) exercise self-help remedies such as setoff or repossession; or (iii) obtain provisional remedies such as replevin, injuction relief, attachment or the appointment of a receiver during the pendency or before or after any arbitration proceeding. These exceptions do not constitute a waiver of the right of obligation of either party to submit any dispute to arbitration, including those arising from the exercise of these remedies.

STATE LAW REQUIREMENTS:
If the Bank is located in Iowa: IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE AND AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL
PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE AND AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENT (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT
BETWEEN YOU AND THIS LENDER. BY SIGNING THIS NOTE AND AGREEMENT, THE BORROWER ACKNOWLEDGES RECEIPT OF A COPY OF THIS NOTE AND AGREEMENT.
If the Bank is located in Missesota: This extension of credit is made under: (i) Minn. Stst #47.204 if this Note is from an individual and is secured by a first lien on residential real estate; (ii) Minn. Stat. #334.01, subd.2, if the initial advance under this Note is $100,000.00 or more and it is not secured by a first lien on residential real estate If the Bank is located in Nebraska: A credit agreement must be in writing to be enforceable under law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.
If the Bank is located in Texas:  THIS WRITTEN LOAN AGREEMENT
REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICATED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT
ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
If the Bank is located in Texas. THIS WRITTEN LOAN AGREEMENT REPRESETNS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
If the Bank is located in North Dakota: In all events the Note Rate shall be the same rate after the Due Date as was in effect on the Due Date. If this Note is secured by a mortgage on real property located in North Dakota except a first mortgage: THIS OBLIGATION MAY BE THE
BASIS FOR A PERSONAL ACTION AGAINST THE PROMISOR PROMISORS IN ADDITION
TO THE OTHER REMEDIES ALLOWED BY LAW.(The term "Promisor" or "Promisors" means the Borrower herein.) If the Note is secured by a mortgage on commercial real property located in North Dakota, the Bank has the right, following an event of default, to proceed to obtain and collect a deficiency judgement, together with foreclosure of the real property mortgaged under applicable laws.

Signatures
Borrower's Name

NETREIT

/S/
JACK K. HEILBRON, PRESIDENT

/S/
KENNETH W. ELSBERRY, CFO

Street Address
11545 W. Bernardo Court, Suite 100
San Diego, CA 92127

Loan Purpose:  Business

Bank's Names
Norwest Bank Wyoming, National Association

Signature
/S/

Name and Title
Carol Perry, Business Banker



EXHIBIT 23.1


                         Consent of Independent Accountants


We consent to the inclusion in Form S-11 (Registration Statement) of NetREIT of our report dated October 28,1999 on our audit of the accompanying Historical Summary of Gross Income and Direct Operating Expense (Historical Summary) of Casa Grande Apartments for the three months ended March 31, 1999 and the years ended December 31, 1998 and 1997.






EXHIBIT 23.2


                         Consent of Independent Accountants


We consent to the inclusion in Form S-11 (Registration Statement) of NetREIT of our report dated February 8, 2000 on our audit of the balance sheet of NetREIT as of December 31, 1999 and the related statements of income, changes in stockholders'equity, and cash flows for the period from January 28, 1999 (date of inception) to December 31, 1998.